Exhibit 4.1

                     FINANCIAL ASSET SECURITIZATION, INC.,
                                    Seller,


                        NORTH AMERICAN MORTGAGE COMPANY,
                          Master Servicer/Loan Seller,


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                    Trustee


                       ---------------------------------

                        POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 1997

                       ---------------------------------

                       Mortgage Participation Securities

                               Series 1997-NAMC 2

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I DEFINITIONS.............................................................................................4

   SECTION 1.01.  DEFINED TERMS...................................................................................4

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF SECURITIES.........................................44

   SECTION 2.01.  CONVEYANCE OF MORTGAGE LOANS...................................................................44
   SECTION 2.02.  ACCEPTANCE OF THE TRUST FUND BY THE TRUSTEE....................................................47
   SECTION 2.03.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICE AND THE SELLER.................49
   SECTION 2.04.  REPRESENTATIONS AND WARRANTIES OF THE LOAN SELLER..............................................51
   SECTION 2.05.  ISSUANCE OF SECURITIES EVIDENCING INTERESTS IN THE TRUST FUND..................................62

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND.......................................................64

   SECTION 3.01.  MASTER SERVICER TO ACT AS MASTER SERVICER......................................................64
   SECTION 3.02.  SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUB-SERVICERS.............................65
   SECTION 3.03.  SUCCESSOR SUB-SERVICERS........................................................................66
   SECTION 3.04.  LIABILITY OF THE MASTER SERVICER...............................................................66
   SECTION 3.05.  NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICERS AND TRUSTEE OR SECURITYHOLDERS...............67
   SECTION 3.06.  ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY TRUSTEE...............................67
   SECTION 3.07.  COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS...................................................67
   SECTION 3.08.  SUB-SERVICING ACCOUNTS.........................................................................68
   SECTION 3.09.  COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS.........................68
   SECTION 3.10.  CUSTODIAL ACCOUNT..............................................................................69
   SECTION 3.11.  PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT...............................................70
   SECTION 3.12.  PERMITTED INSTRUMENTS..........................................................................71
   SECTION 3.13.  MAINTENANCE OF PRIMARY HAZARD INSURANCE........................................................72
   SECTION 3.14.  ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS......................................73
   SECTION 3.16.  TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES................................................75
   SECTION 3.17.  SERVICING COMPENSATION.........................................................................76
   SECTION 3.18.  MAINTENANCE OF CERTAIN SERVICING POLICIES......................................................76
   SECTION 3.19.  ANNUAL STATEMENT AS TO COMPLIANCE..............................................................77
   SECTION 3.20.  ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING STATEMENT.....................................77
   SECTION 3.21.  ACCESS TO CERTAIN DOCUMENTATION................................................................78
   SECTION 3.22.  TITLE, CONSERVATION AND DISPOSITION OF REO PROPERTY............................................78
   SECTION 3.23.  ADDITIONAL OBLIGATIONS OF THE MASTER SERVICER..................................................81
   SECTION 3.24.  EXCESS PROCEEDS ACCOUNT........................................................................81
   SECTION 3.25.  MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES; COLLECTIONS THEREUNDER.................83
   SECTION 3.26.  SPECIAL SERVICING..............................................................................83

ARTICLE IV PAYMENTS TO SECURITYHOLDERS...........................................................................85

   SECTION 4.01.  SECURITY ACCOUNT; DISTRIBUTIONS................................................................85
   SECTION 4.02.  STATEMENTS TO SECURITYHOLDERS.................................................................100
   SECTION 4.03.  REMITTANCE REPORTS; ADVANCES BY THE MASTER SERVICER...........................................103
   SECTION 4.04.  ALLOCATION OF REALIZED LOSSES.................................................................104
   SECTION 4.05.  INFORMATION REPORTS TO BE FILED BY THE MASTER SERVICER........................................105
   SECTION 4.06.  COMPLIANCE WITH WITHHOLDING REQUIREMENTS......................................................106

ARTICLE V THE SECURITIES........................................................................................107

   SECTION 5.01.  THE SECURITIES................................................................................107
   SECTION 5.02.  REGISTRATION OF TRANSFER AND EXCHANGE OF SECURITIES...........................................109

                                      -i-


   SECTION 5.03.  MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES...............................................114
   SECTION 5.04.  PERSONS DEEMED OWNERS.........................................................................114

ARTICLE VI DEFAULT..............................................................................................115

   SECTION 6.01.  LIABILITY OF THE SELLER, THE LOAN SELLER AND THE MASTER SERVICER..............................115
   SECTION 6.02.  MERGER; CONSOLIDATION OR CONVERSION OF THE SELLER OR THE MASTER SERVICER......................115
   SECTION 6.03.  LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.........................116
   SECTION 6.04.  LIMITATION ON RESIGNATION OF THE MASTER SERVICER..............................................116

ARTICLE VII DEFAULT.............................................................................................118

   SECTION 7.01.  EVENTS OF DEFAULT.............................................................................118
   SECTION 7.02.  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR......................................................120
   SECTION 7.03.  NOTIFICATION TO SECURITYHOLDERS...............................................................121
   SECTION 7.04.  WAIVER OF EVENTS OF DEFAULT...................................................................121

ARTICLE VIII CONCERNING THE TRUSTEE.............................................................................122

   SECTION 8.01.  DUTIES OF TRUSTEE.............................................................................122
   SECTION 8.02.  CERTAIN MATTERS AFFECTING THE TRUSTEE.........................................................123
   SECTION 8.03.  TRUSTEE NOT LIABLE FOR SECURITIES OR MORTGAGE LOANS...........................................124
   SECTION 8.04.  TRUSTEE MAY OWN SECURITIES....................................................................125
   SECTION 8.05.  MASTER SERVICER TO PAY TRUSTEE'S FEES.........................................................125
   SECTION 8.06.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE..........................................................125
   SECTION 8.07.  RESIGNATION AND REMOVAL OF THE TRUSTEE........................................................126
   SECTION 8.08.  SUCCESSOR TRUSTEE.............................................................................127
   SECTION 8.09.  MERGER OR CONSOLIDATION OF TRUSTEE............................................................127
   SECTION 8.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.................................................128

ARTICLE IX TERMINATION..........................................................................................130

   SECTION 9.01.  TERMINATION UPON REPURCHASE OR LIQUIDATION OF ALL MORTGAGE LOANS..............................130
   SECTION 9.02.  ADDITIONAL TERMINATION REQUIREMENTS...........................................................132

ARTICLE X REMIC PROVISIONS......................................................................................133

   SECTION 10.01.  REMIC ADMINISTRATION.........................................................................133
   SECTION 10.02.  PROHIBITED TRANSACTIONS AND ACTIVITIES.......................................................136
   SECTION 10.03.  MASTER SERVICER AND TRUSTEE INDEMNIFICATION..................................................136

ARTICLE XI MISCELLANEOUS PROVISIONS.............................................................................138

   SECTION 11.01.  AMENDMENT....................................................................................138
   SECTION 11.02.  RECORDATION OF AGREEMENT; COUNTERPARTS.......................................................139
   SECTION 11.03.  LIMITATION ON RIGHTS OF SECURITYHOLDERS......................................................140
   SECTION 11.04.  GOVERNING LAW................................................................................140
   SECTION 11.05.  NOTICES......................................................................................141
   SECTION 11.06.  SEVERABILITY OF PROVISIONS...................................................................141
   SECTION 11.07.  SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARY..............................................141
   SECTION 11.08.  ARTICLE AND SECTION HEADINGS.................................................................141
   SECTION 11.09.  NOTICE TO RATING AGENCIES AND SECURITYHOLDER.................................................142

                                      -ii-

EXHIBIT A.........FORM OF SENIOR SECURITY
EXHIBIT B-1.......FORM OF CLASS B SECURITY
EXHIBIT B-2.......FORM OF RESIDUAL SECURITY
EXHIBIT C.........FORM OF TRUSTEE INITIAL CERTIFICATION
EXHIBIT D.........FORM OF TRUSTEE FINAL CERTIFICATION
EXHIBIT E.........[RESERVED]
EXHIBIT F-1.......FORM OF REQUEST FOR RELEASE
EXHIBIT F-2.......FORM OF REQUEST FOR RELEASE FOR MORTGAGE LOANS PAID IN FULL
EXHIBIT G-1.......FORM OF INVESTOR REPRESENTATION LETTER
EXHIBIT G-2.......FORM OF TRANSFEROR REPRESENTATION LETTER
EXHIBIT G-3.......TRANSFEREE AFFIDAVIT AND AGREEMENT
EXHIBIT G-4.......TRANSFEROR CERTIFICATE
EXHIBIT G-5.......FORM OF INVESTOR REPRESENTATION LETTER FOR INSURANCE
                  COMPANIES/BANK COLLECTIVE INVESTMENT FUNDS
EXHIBIT H.........FORM OF RULE 144A INVESTMENT REPRESENTATION
EXHIBIT I.........MORTGAGE LOAN SCHEDULE
EXHIBIT J.........SCHEDULE OF DISCOUNT FRACTIONS
EXHIBIT K.........LOAN DATA REQUIREMENTS - MONTHLY DATA
EXHIBIT L.........FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

         This Pooling and Servicing Agreement, dated and effective as of June 1, 1997, among Financial Asset Securitization, Inc., as Seller (the "Seller"), North American Mortgage Company, as Master Servicer (in such capacity, the "Master Servicer"), and as Loan Seller (in such capacity, the "Loan Seller") and The First National Bank of Chicago, as Trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

         The Seller intends to sell mortgage participation securities (collectively, the "Securities"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Trustee will cause an election to be made to treat the entire segregated pool of assets subject to this Agreement (including the Mortgage Loans) as two real estate mortgage investment conduits (each a "REMIC") for federal income tax purposes, consisting of a "lower tier" or "pooling" REMIC (the "Pooling REMIC") and an "upper tier" or "issuing" REMIC (the "Issuing REMIC"). The Class FXS, Class FXA-1, Class FXA-2, Class FXA-3, Class FXA-4, Class FXA-5, Class FXA-6, Class FXA-7, Class FXA-8, Class FXA-9, Class FXA-10, Class FXA-11, Class FXP, Class S, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class P, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Securities will represent ownership of the "regular interests" in the Issuing REMIC, the Class RP Securities will represent ownership of the "residual interest" in the Pooling REMIC and the Class R Securities will represent ownership of the "residual interests" in the Issuing REMIC.

         The following table sets forth the designation, Pass-Through Rate, Initial Security Principal Balance or Notional Amount and the initial percentage of the Trust Fund (as defined herein) for each Class of Securities comprising the interests in the Trust Fund created hereunder.

                                                                                          AGGREGATE INITIAL
                                                               PASS-                    SECURITY PRINCIPAL
                                                              THROUGH                       BALANCE OR
DESIGNATION                   TYPE                             RATE                       NOTIONAL AMOUNT
Class FXA-1                Senior                             6.85%                            $21,587,782
Class FXA-2                Interest Only                      8.00%                              1,733,625
Class FXA-3                Senior                             7.30%                             15,761,954
Class FXA-4                Senior                             7.40%                             16,448,000
Class FXA-5                Senior                             7.70%                              4,545,000
Class FXA-6                Senior                             7.75%                              6,223,000
Class FXA-7                Senior                             8.00%                              1,400,000
Class FXA-8                Senior                            10.00%                             24,321,020
Class FXA-9                Senior                             7.25%                              7,272,000
Class FXA-10               Senior                             7.25%                              9,042,000
Class FXA-11               Senior                             7.25%                              2,178,000
Class FXP                  Principal Only                       (1)                                202,796
Class FXS                  Interest Only                      8.00%                              9,164,144
Class A-1                  Senior                             7.25%                             46,696,639
Class A-2                  Senior                             7.25%                              7,241,000
Class A-3                  Senior                             7.75%                              2,173,000
Class A-4                  Interest Only                      7.75%                              1,650,290
Class A-5                  Senior                             9.00%                             21,574,430
Class A-6                  Senior                             7.00%                              7,912,000
Class A-7                  Senior                             7.00%                              2,283,000
Class A-8                  Senior                             7.00%                              6,858,000
Class P                    Principal Only                      (1)                                 718,093
Class S                    Interest Only                      7.75%                              2,837,159
Class B-1                  Subordinate                          (2)                              7,087,175
Class B-2                  Subordinate                          (2)                              2,725,836
Class B-3                  Subordinate                          (2)                              1,526,468
Class B-4                  Subordinate                          (2)                              1,024,914
Class B-5                  Subordinate                          (2)                                545,167
Class B-6                  Subordinate                          (2)                                719,626
Class RP                   Residual                           7.75%                                     25
Class R                    Residual                           7.75%                                     25

(1)No interest is payable on Principal Only securities.

(2)The Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 Securities will be equal to the Class B Pass-Through Rate. The Class B Pass-Through Rate for the initial Distribution Date shall be 7.8833%.

         As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to $218,066,950.

         The following table sets forth the designation, Pass-Through Rates, Initial Subaccount Principal Balances or Notional Amount and Corresponding Classes of Securities for the Subaccounts, which represent the regular interests in the Pooling REMIC (the "Pooling REMIC Regular Interests").


                                                          AGGREGATE INITIAL
                                       PASS-             SECURITY PRINCIPAL              CORRESPONDING
                                      THROUGH                BALANCES OR                CLASS(ES) OF
DESIGNATION                            RATE               NOTIONAL AMOUNTS               SECURITIES
Class FXS Subaccount                    8.00%               $  9,164,144             Class FXS
Class FXA-1 Subaccount                  6.85%                 21,587,782             Class FXA-1
Class FXA-3 Subaccount                  7.30%                 15,761,954             Class FXA-3
Class FXA-4 Subaccount                  7.40%                 16,448,000             Class FXA-4
Class FXA-5 Subaccount                  7.70%                  4,545,000             Class FXA-5
Class FXA-6 Subaccount                  7.75%                  6,223,000             Class FXA-6
Class FXA-7 Subaccount                  8.00%                  1,400,000             Class FXA-7
Class FXA-8 Subaccount                 10.00%                 24,321,020             Class FXA-8
Class FXA-9 Subaccount                  8.00%                  7,272,000             Class FXA-9, Class FXA-2
Class FXA-10 Subaccount                 8.00%                  9,042,000             Class FXA-10, Class FXA-2
Class FXA-11 Subaccount                 8.00%                  2,178,000             Class FXA-11, Class FXA-2
Class FXP Subaccount                      (1)                    202,796             Class FXP
Class S Subaccount                      7.75%                  2,837,159             Class S
Class A-1 Subaccount                    7.25%                 46,696,639             Class A-1
Class A-2 Subaccount                    7.25%                  7,241,000             Class A-2
Class A-3 Subaccount                    7.75%                  2,173,000             Class A-3
Class A-5 Subaccount                    9.00%                 21,574,430             Class A-5
Class A-6 Subaccount                    7.75%                  7,912,000             Class A-6, Class A-4
Class A-7 Subaccount                    7.75%                  2,283,000             Class A-7, Class A-4
Class A-8 Subaccount                    7.75%                  6,858,000             Class A-8, Class A-4
Class P Subaccount
  Principal Only                          (1)                    718,093             Class P
Class IB Subaccount                     8.00%                  7,265,437                  (2)
Class IIB Subaccount                    7.75%                  6,363,746                  (2)
Class R Subaccount                      7.75%                         25             Class R

(1)No interest is payable on Principal Only securities.

(2)Each Class of Class B Securities shall be a "Corresponding Class" of both Class B Subaccounts.

         In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01.  Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "Accepted Servicing Practices": With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan, and which are in accordance with FNMA servicing practices and procedures, for MBS pool mortgages, as defined in the FNMA Guides including future updates.

         "Accrued Interest": With respect to each Distribution Date, as to any Security of any Class (other than the Class FXP Securities and Class P Securities), and any Subaccount of any Class (other than the Class FXP Subaccount and the Class P Subaccount) one month's interest accrued at the related Pass-Through Rate on the Security Principal Balance, Subaccount Principal Balance or Notional Amount, as the case may be, immediately prior to such Distribution Date for the related Interest Accrual Period. Accrued Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Interest on any such Class of Securities or Subaccounts, as the case may be, will be reduced by the amount of (i) Prepayment Interest Shortfalls, if any, which are not covered by payments by the Master Servicer pursuant to Section 3.23 with respect to such Distribution Date, (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses), not allocated solely to the Subordinate Securities pursuant to Section 4.04, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and (iv) any interest shortfalls due to interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, pro rata in proportion to their respective amounts of Accrued Interest which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to the Subordinate Securities, Accrued Interest on the Subordinate Securities will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of the portion of Realized Losses that are allocated solely to the Subordinate Securities as applicable, pursuant to Section 4.04 and any such reduction shall be allocated to the Corresponding Classes of Subaccounts.

         "Advance": As to any Mortgage Loan, any Servicing Advance or any advance made by the Master Servicer on any Distribution Date pursuant to Section 4.03.

         "Advance Reimbursement Amount": For any Distribution Date, the amount of reimbursement owed to the Master Servicer for any Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, or Extraordinary Losses.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof.

         "Anniversary": Each anniversary of June 1, 1997.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

         "Available Distribution Amount": With respect to any Distribution Date for each Loan Group, for purposes of distributions on the Securities, an amount equal to (a) the sum of (i) the balance on deposit in the Custodial Account relating to such Loan Group as of the close of business on the related Determination Date and (ii) the aggregate amount of (x) any Advances (other than Servicing Advances) made with respect to such Loan Group, (y) all required transfers pursuant to Section 3.22, which relate to such Loan Group and (z) all amounts required to be paid by the Master Servicer with respect to such Loan Group pursuant to Sections 3.13 and 3.23 by deposits into the Security Account on the immediately preceding Security Account Deposit Date, reduced by (b) the sum, as of the close of business on the related Determination Date, of (i) Monthly Payments with respect to such Loan Group collected but due during a Due Period subsequent to the Due Period relating to such Distribution Date, (ii) all interest or other income earned on deposits relating to such Loan Group in the Custodial Account, (iii) any other amounts reimbursable or payable to the Master Servicer or any Sub-Servicer pursuant to Section 3.11, which relate to such Loan Group with respect to such Distribution Date and (iv) any unscheduled payments with respect to such Loan Group, including Insurance Proceeds, Liquidation Proceeds, Principal Prepayments, REO Proceeds and the proceeds of Mortgage Loan purchases made pursuant to Section 2.02, 2.04 or 3.22, in each case received after the Prepayment Period relating to such Distribution Date. Notwithstanding the foregoing, with respect to the

Subordinate Securities, "Available Distribution Amount" shall mean, with respect to any Distribution Date, the sum of (x) the Available Distribution Amount for Loan Group I for such Distribution Date, plus (y) the Available Distribution Amount for Loan Group II for such Distribution Date, in each case, after any distributions required to made prior to such Classes of Subaccounts on such Distribution Date pursuant to Section 4.01(b).

         "Bankruptcy Amount": As of any date of determination, an amount, equal to the excess, if any, of (1) $100,000.00 (the initial "Bankruptcy Amount") over
(2) the aggregate amount of Bankruptcy Losses allocated solely to the Subordinate Securities prior to such date in accordance with Section 4.04.

         The Bankruptcy Amount may be further reduced by the Seller (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Seller shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the Securities by each Rating Agency and shall provide a copy of such written confirmation to the Trustee.

         "Bankruptcy Code":  The Bankruptcy Code of 1978, as amended.

         "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

         "Benefit Plan Opinion": The Opinion of Counsel described in Section 5.02(d).

         "Book-Entry Security": Any Security registered in the name of the Depository or its nominee.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York or Illinois (and such other state or states in which the Custodial Account or the Security Account are at the time located) or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

         "Cash Liquidation": As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Disposition occurred, the final receipt by or on behalf of the Master Servicer of all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         "Class": Collectively, all of the Securities bearing the same designation.

         "Class A Liquidation Amount": The aggregate of, for each Group II Mortgage Loan which became a Liquidated Loan during the related Prepayment Period for any Distribution Date, the lesser of (i) the Class A Percentage of the principal balance of such Mortgage Loan (exclusive of the Discount Fraction thereof, with respect to any

Group II Discount Mortgage Loan) and (ii) the Class A Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

         "Class A Lockout Liquidation Amount": The aggregate of, for each Group II Mortgage Loan which became a Liquidated Loan during the related Prepayment Period for any Distribution Date, the lesser of (i) the Class A Lockout Percentage of the principal balance of such Mortgage Loan (exclusive of the Discount Fraction thereof, if applicable) and (ii) the Class A Lockout Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

         "Class A Lockout Percentage": For any Distribution Date occurring prior to the Distribution Date occurring in July 2002, 0%, and with respect to any Distribution Date occurring in July 2002 and thereafter, the lesser of (i) 100% and (ii) the Class A Lockout Subaccount Principal Balance divided by the aggregate Security Principal Balance of the Class A Lockout Securities, in each case immediately prior to the Distribution Date.

         "Class A Lockout Prepayment Percentage": The product of (a) the Class A Lockout Percentage and (b) the Step Down Percentage; provided, however, if on any Distribution Date the Security Principal Balances of the Class A Securities, other than the Class A Lockout Securities (or the Subaccount Principal Balances of the Class A Subaccounts, other than the Class A Lockout Subaccounts), have been reduced to zero, the Class A Lockout Prepayment Percentage shall be equal to the Class A Prepayment Percentage for such Distribution Date.

         "Class A Lockout Principal Distribution Amount": For any Distribution Date, the sum of (i) the Class A Lockout Percentage of the Principal Payment Amount for Group II (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), (ii) the Class A Lockout Prepayment Percentage of the Principal Prepayment Amount for Group II (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), and (iii) the Class A Lockout Liquidation Amount.

         "Class A Lockout Securities": The Class A-6, Class A-7 or Class A-8 Securities.

         "Class A Lockout Subaccount": The Class-6, Class A-7 or Class A-8 Subaccounts.

         "Class A Percentage": With respect to any Distribution Date, the lesser of (i) 100% and (ii) a fraction, expressed as a percentage, the numerator of which is the aggregate Security Principal Balance of the Class A Securities, Class R Securities and Class RP Securities immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Group II Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Group II Discount Mortgage Loan) immediately prior to such Distribution Date.

         "Class A Prepayment Percentage": The Class A Prepayment Percentage shall equal, with respect to any Distribution Date, the percentage indicated below:


Distribution Date                           Class A Prepayment Percentage
July 1997 through June 2002                 100%
July 2002 through June 2003                 Class A  Percentage, plus 70% of the  difference  between 100% and the
                                                     Class A Percentage
July 2003 through June 2004                 Class A  Percentage, plus 60% of the  difference  between 100% and the
                                                     Class A Percentage
July 2004 through June 2005                 Class A  Percentage, plus 40% of the  difference  between 100% and the
                                                     Class A Percentage
July 2005 through June 2006                 Class A  Percentage, plus 20% of the  difference  between 100% and the
                                                     Class A Percentage
July 2006 and thereafter                    Class A Percentage;

Any scheduled reduction to the Class A Prepayment Percentage described above shall not be made as of any Distribution Date, unless both (i)(X) the average outstanding principal balance of the Group II Mortgage Loans delinquent 60 days or more over the last six months, as a percentage of the Class B Loan Group II Component Balance, is less than 50% or (Y) the average outstanding principal balance of the Group II Mortgage Loans delinquent 60 days or more over the last six months, as a percentage of the aggregate average outstanding principal balance of all Group II Mortgage Loans over the last six months, does not exceed 2% and (ii) realized losses on the Group II Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the first Distribution Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the initial Class B Loan Group II Component Balance. Notwithstanding the above, if on any Distribution Date, the Class FXA Percentage exceeds the initial Class FXA Percentage, then the Class A Prepayment Percentage for each such Distribution Date will equal 100%. Further, upon the reduction of the Class A Subaccount Principal Balance of all of the Class A Subaccounts to zero, the Class A Prepayment Percentage shall equal zero.

         "Class A Principal Distribution Amount": As to any Distribution Date, the sum of (i) the Class A Percentage of the Principal Payment Amount for Group II Mortgage Loans (exclusive of the portion thereof attributable to the Class P Distribution Amount), (ii) the Class A Prepayment Percentage of the Principal Prepayment Amount for Group II Mortgage Loans (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), and (iii) the Class A Liquidation Amount.

         "Class A Security": Any one of the Class A-1 Securities, the Class A-2 Securities, Class A-3 Securities, the Class A-4 Securities, the Class A-5 Securities, the Class A-6 Securities, the Class A-7 Securities or the Class A-8 Securities.

         "Class A Subaccounts": The Class A-1 Subaccount, Class A-3 Subaccount, Class A-4 Subaccount, Class A-5 Subaccount, Class A-6 Subaccount, Class A-7 Subaccount or Class A-8 Subaccount.

         "Class A-1 Security": Any one of the Class A-1 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class A-2 Security": Any one of the Class A-2 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class A-3 Security": Any one of the Class A-3 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class A-4 Notional Amount": The aggregate Security Principal Balance of the Class A Lockout Securities as of the immediately preceding Distribution Date after giving effect to any allocation of Realized Losses or distributions of principal on such Classes multiplied by a fraction, the numerator of which is 0.75% and the denominator of which is 7.75%.

         "Class A-4 Security": Any one of the Class A-4 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class A-5 Security": Any one of the Class A-5 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class A-6 Security": Any one of the Class A-6 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class A-7 Security": Any one of the Class A-7 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section

4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class A-8 Security": Any one of the Class A-8 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class B Loan Group I Group Component Balance": For any Distribution Date with respect to the Group I Mortgage Loans, the excess, if any, of (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans, as of the second preceding Due Date after giving effect to principal payments scheduled to be received as of such Due Date, whether or not received, and after giving effect to any Principal Prepayments distributed on the prior Distribution Date over (ii) the then outstanding Security Principal Balance of the Class FX Securities (prior to reflecting principal distributions to be made on such Distribution Date).

         "Class B Loan Group II Component Balance": For any Distribution Date with respect to the Group II Mortgage Loans, the excess, if any, of (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans, as of the second preceding Due Date after giving effect to principal payments scheduled to be received as of such Due Date, whether or not received, and after giving effect to any Principal Prepayments distributed on the prior Distribution Date over (ii) the then outstanding aggregate Security Principal Balance of the Class II Securities (prior to reflecting principal distributions to be made on such Distribution Date).

         "Class B Pass Through Rate": For any Distribution Date, the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 8.00% and (y) the Class B Loan Group I Component Balance and (ii) the product of (x) 7.75% and
(y) the Class B Loan Group II Component Balance, over (b) the sum of the Class B Loan Group I Component Balance and the Class B Loan Group II Component Balance. The initial Class B Pass-Through Rate for each Class of the Class B Securities is 7.8833% per annum.

         "Class B Percentage": The sum of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage and Class B-6 Percentage.

         "Class B Subaccount":  The Class IB Subaccount and Class IIB
Subaccount.

         "Class B-1 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Security Principal Balance of the Class B-1 Securities immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the

Mortgage Loans (or related REO Properties) (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) immediately prior to such Distribution Date.

         "Class B-1 Security": Any one of the Class B-1 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B, subordinate to the Senior Securities with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

          "Class B-2 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Security Principal Balance of the Class B-2 Securities immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) immediately prior to such Distribution Date.

         "Class B-2 Security": Any one of the Class B-2 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B, subordinate to the Senior Securities and the Class B-1 Securities with respect to distributions of interest and, with respect to the Senior Securities, principal and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

          "Class B-3 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Security Principal Balance of the Class B-3 Securities immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) immediately prior to such Distribution Date.

         "Class B-3 Security": Any one of the Class B-3 Securities, executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B, subordinate to the Senior Securities, Class B-1 Securities and Class B-2 Securities with respect to distributions of interest and, with respect to the Senior Securities, principal and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

          "Class B-4 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Security Principal Balance of the Class B-4 Securities immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) immediately prior to such Distribution Date.

         "Class B-4 Security": Any one of the Class B-4 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B, subordinate to the Senior Securities and the Class B-1 Securities, Class B-2 Securities and Class B-3 Securities with respect to distributions of interest and, with respect to the Senior Securities, principal and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

          "Class B-5 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Security Principal Balance of the Class B-5 Securities immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) immediately prior to such Distribution Date.

         "Class B-5 Security": Any one of the Class B-5 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B, subordinate to the Senior Securities and the Class B-1 Securities, Class B-2 Securities, Class B-3 Securities and Class B-4 Securities with respect to distributions of interest and, with respect to the Senior Securities, principal and the allocation of Realized Losses as set forth in
Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

          "Class B-6 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Security Principal Balance of the Class B-6 Securities immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) immediately prior to such Distribution Date.

         "Class B-6 Security": Any one of the Class B-6 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B, subordinate to the Senior Securities and the Class B-1 Securities, Class B-2 Securities, Class B-3 Securities, Class B-4 Securities and Class B-5 Securities with respect to distributions of interest and, with respect to the Senior Securities, principal and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FX Lockout Securities": Any of the Class FXA-9, Class FXA-10, or Class FXA-11 Securities.

         "Class FX Lockout Subaccounts": Any of the Class FXA-9, Class FXA-10, or Class FXA-11 Subaccounts.

         "Class FX Lockout Liquidation Amount": The aggregate of, for each Group I Mortgage Loan which became a Liquidated Loan during the related Prepayment Period for any Distribution Date, the lesser of (i) the Class FX Lockout Percentage of the principal balance of such Mortgage Loan (exclusive of the Discount Fraction thereof, if applicable) and (ii) the Class FX Liquidation Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

         "Class FX Lockout Percentage": For any Distribution Date occurring prior to the Distribution Date occurring in July 2002, 0%, and with respect to any Distribution Date occurring in July 2002 and thereafter, the lesser of (i) 100% and (ii) the Class FX Lockout Subaccount Principal Balance divided by the aggregate Security Principal Balances of the Class FX Lockout Securities, in each case immediately prior to the Distribution Date.

         "Class FX Lockout Prepayment Percentage": The product of (a) the Class FX Lockout Percentage and (b) the Step Down Percentage; provided, however, if on any Distribution Date the Security Principal Balances of the Class FXA Securities, other than the Class FX Lockout Securities (or the Subaccount Principal Balances of the Class FXA Subaccounts, other than the Class FX Lockout Subaccounts), have been reduced to zero, the Class FX Lockout Prepayment Percentage shall be equal to the Class FXA Prepayment Percentage for such Distribution Date.

         "Class FX Lockout Principal Distribution Amount": For any Distribution Date, the sum of (i) the Class FX Lockout Percentage of the Principal Payment Amount for Group I (exclusive of the portion thereof attributable to the Class FXP Principal Distribution Amount), (ii) the Class FX Lockout Prepayment Percentage of the Principal Prepayment Amount for Group I (exclusive of the portion thereof attributable to the Class FXP Principal Distribution Amount), and (iii) the Class FX Lockout Liquidation Amount.

         "Class FX Security": Any one of the Class FXA Securities, the Class FXP Securities or the Class FXS Securities.

         "Class FX Subaccount": Any or all of the Class FXA Subaccounts, the Class FXP Subaccount and the Class FXS Subaccount, as appropriate.

         "Class FXA Liquidation Amount": The aggregate of, for each Group I Mortgage Loan which became a Liquidated Loan during the related Prepayment Period for any Distribution Date, the lesser of (i) the Class FXA Percentage of the principal balance of such Mortgage Loan (exclusive of the Discount Fraction thereof, with respect to any

Group I Discount Mortgage Loan) and (ii) the Class FXA Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

         "Class FXA Percentage": With respect to any Distribution Date, the lesser of (i) 100% and (ii) a fraction, expressed as a percentage, the numerator of which is the aggregate Security Principal Balance of the Class FXA Securities immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Group I Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Group I Discount Mortgage Loan) immediately prior to such Distribution Date.

         "Class FXA Prepayment Percentage": The Class FXA Prepayment Percentage shall equal, with respect to any Distribution Date, the percentage indicated below:


Distribution Date                           Class FXA Prepayment Percentage
July 1997 through June 2002                 100%
July 2002 through June 2003                 Class FXA Percentage,  plus 70% of the difference  between 100% and the
                                                     Class FXA Percentage
July 2003 through June 2004                 Class FXA Percentage,  plus 60% of the difference  between 100% and the
                                                     Class FXA Percentage
July 2004 through June 2005                 Class FXA Percentage,  plus 40% of the difference  between 100% and the
                                                     Class FXA Percentage
July 2005 through June 2006                 Class FXA Percentage,  plus 20% of the difference  between 100% and the
                                                     Class FXA Percentage
July 2006 and thereafter                    Class FXA Percentage;


Any scheduled reduction to the Class FXA Prepayment Percentage described above shall not be made as of any Distribution Date unless both (i)(X) the average outstanding principal balance of the Group I Mortgage Loans delinquent 60 days or more over the last six months, as a percentage of the Class B Loan Group I Component Balance, is less than 50% or (Y) the average outstanding principal balance of the Group I Mortgage Loans delinquent 60 days or more over the last six months, as a percentage of the aggregate average outstanding principal balance of all Group I Mortgage Loans over the last six months, does not exceed 2% and (ii) realized losses on the Group I Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the first Distribution Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the initial Class B Loan Group I Component Balance. Notwithstanding the above, if on any Distribution Date, the Class A Percentage exceeds the initial Class A Percentage, then the Class FXA Prepayment Percentage for each such Distribution Date will equal 100%. Further, upon the reduction of the aggregate Subaccount Principal Balance of the Class FXA Subaccounts to zero, the Class FXA Prepayment Percentage will equal 0%.

         "Class FXA Principal Distribution Amount": As to any Distribution Date, the sum of (i) the Class FXA Percentage of the Principal Payment Amount for Group I Mortgage Loans (exclusive of the portion thereof attributable to the Class FXP Distribution Amount), (ii) the Class FXA Prepayment Percentage of the Principal Prepayment Amount for Group I Mortgage Loans (exclusive of the portion thereof attributable to the Class FXP Principal Distribution Amount), and (iii) the Class FXA Liquidation Amount.

         "Class FXA Security": Any one of the Class FXA-1 Securities, Class FXA-2 Securities, Class FXA-3 Securities, Class FXA-4 Securities, Class FXA-5 Securities, Class FXA-6 Securities, Class FXA-7 Securities, Class FXA-8 Securities, Class FXA-9 Securities, Class FXA-10 Securities or Class FXA-11 Securities.

         "Class FXA Subaccounts": Any or all of the Class FXA-1 Subaccount, Class FXA-3 Subaccount, Class FXA-4 Subaccount, Class FXA-5 Subaccount, Class FXA-6 Subaccount, Class FXA-7 Subaccount, Class FXA-8 Subaccount, Class FXA-9 Subaccount, Class FXA-10 Subaccount and Class FXA-11 Subaccount, as appropriate.

         "Class FXA-1 Security": Any one of the Class FXA-1 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-2 Security": Any one of the Class FXA-2 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-3 Security": Any one of the Class FXA-3 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-4 Security": Any one of the Class FXA-4 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-5 Security": Any one of the Class FXA-5 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as

Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-6 Security": Any one of the Class FXA-6 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-7 Security": Any one of the Class FXA-7 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-8 Security": Any one of the Class FXA-8 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-9 Security": Any one of the Class FXA-9 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-10 Security": Any one of the Class FXA-10 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXA-11 Security": Any one of the Class FXA-11 Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXP Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate for all Group I Discount Mortgage Loans of the product for each Group I Discount Mortgage Loan of the applicable Discount Fraction and the sum of (x) scheduled payments of principal on such Group I Discount Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination

Date, or which have been advanced as part of an Advance with respect to such Distribution Date, and (y) the portion of the Principal Prepayment Amount for Loan Group I received in respect of such Group I Discount Mortgage Loan during the related Prepayment Period.

         "Class FXP Security": Any one of the Class FXP Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class FXS Notional Amount": With respect to any Distribution Date shall equal the product of (x) the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-off Date, of the Group I Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Class FX Pool Strip Rates for the Group I Premium Rate Mortgage Loans and the denominator of which is 8.00%. The Class FXS Notional Amount as of the Cut-off Date shall be $9,164,144.

         "Class FXS Pool Strip Rate": With respect to each Non-Discount Mortgage Loan in Loan Group I and any Distribution Date, the Class FXS Pool Strip Rate is equal to the then-applicable Net Mortgage Rate thereon minus 8.00% per annum, and with respect to each Group I Discount Mortgage Loan and any Distribution Date, the Class FXS Pool Strip Rate is equal to zero.

         "Class FXS Security": Any one of the Class FXS Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and to the allocation of Realized Losses as set forth herein, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

          "Class II Security": Any one of the Class A Securities, the Class P Securities, the Class S Securities, the Class R Securities or the Class RP Securities.

         "Class II Subaccount": Any or all of the Class A Subaccounts, the Class P Subaccount, the Class S Subaccount and the Class R Subaccount, as appropriate.

         "Class P Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate for all Group II Discount Mortgage Loans of the product for each Group II Discount Mortgage Loan of the applicable Discount Fraction and the sum of (x) scheduled payments of principal on such Group II Discount Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, and (y) the portion of the Principal Prepayment Amount for Loan Group I received in respect of such Group II Discount Mortgage Loan during the related Prepayment Period.

         "Class P Security": Any one of the Class P Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class R Security": Any one of the Class R Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-2 and evidencing an interest designated as a "residual interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Class RP Security": Any one of the Class RP Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-2 and evidencing an interest designated as a "residual interest" in the Pooling REMIC for purposes of the REMIC Provisions.

         "Class S Notional Amount": With respect to any Distribution Date shall equal the product of (x) the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-off Date, of the Group II Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Class II Pool Strip Rates for the Group II Premium Rate Mortgage Loans and the denominator of which is 7.75%. The Class S Notional Amount as of the Cut-off Date shall be $2,837,159.

         "Class S Pool Strip Rate": With respect to each Non-Discount Mortgage Loan in Loan Group II and any Distribution Date, the Class S Pool Strip Rate is equal to the then-applicable Net Mortgage Rate thereon minus 7.75% per annum, and with respect to each Group II Discount Mortgage Loan and any Distribution Date, the Class S Pool Strip Rate is equal to zero.

         "Class S Security": Any one of the Class S Securities executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and to the allocation of Realized Losses as set forth herein, and evidencing an interest designated as a "regular interest" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Closing Date":  June 26, 1997.

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Collateral Value": The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the Loan Seller) made at the time of the origination of the related Mortgage Loan, or
(ii) the sales price of such

Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised (as reviewed and approved by the Loan Seller) value of the Mortgaged Property based upon the appraisal (as reviewed and approved by the Loan Seller) obtained at the time of refinancing.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at One First National Plaza, Mail Suite 0126, Chicago, Illinois 60670-0126, Attention: FASI/North American 1997-NAMC 2.

         "Corresponding Class": With respect to each Class of Subaccount, the one or more Classes of Securities designated as such in the Preliminary Statement.

         "Credit Support Depletion Date": The first Distribution Date on which the Senior Percentage equals 100%.

         "Curtailment": Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the stated Principal Balance of the Mortgage Loan including the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased by the Loan Seller pursuant to its repurchase obligation in Sections 2.02 and 2.04 hereof, Insurance Proceeds, and any other unscheduled payments of principal, other than Payoffs or Liquidation Principal, which were received during the preceding calendar month.

         "Custodial Account": The custodial account or accounts created and maintained pursuant to Section 3.10 in the name of a depository institution, as custodian for the holders of the Securities, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.10 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         "Cut-off Date":  June 1, 1997.

         "DCR":  Duff & Phelps Credit Rating Co. or its successor in interest.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated by the Mortgagor under the Bankruptcy Code.

         "Definitive Security":  Any definitive, fully registered Security.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Securities that are to be Book-Entry Securities is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         "Depository Participant": A broker, dealer, bank or other financial institutions or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Distribution Date.

         "Discount Fraction": With respect to each Group I Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 8.00% minus the Net Mortgage Rate for such Mortgage Loan as of the Cut-off Date and the denominator of which is 8.00%. With respect to each Group II Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.75% minus the Net Mortgage Rate for such Mortgage Loan as of the Cut-off Date and the denominator of which is 7.75%.

          The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit J attached hereto.

         "Discount Mortgage Loan": Any Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

         "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax, and except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the

Trustee that the holding of an ownership interest in a Residual Security by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Securities (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Security to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing on July 25, 1997.

         "Due Date":  The first day of the month of the related Distribution
Date.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the related Due Date.

         "Eligible Account": An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (ii)) delivered to the Trustee prior to the establishment of such account, the Securityholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Instrument is an obligation of the institution that maintains the Security Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Custodial Account, the Excess Proceeds Account or the Security Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Securities then rated by the Rating Agencies). Eligible Accounts may bear interest.

         "Event of Default":  One or more of the events described in Section
7.01.

         "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         "Excess Proceeds": With respect to each Mortgage Loan as to which an REO Disposition has occurred, the proceeds that are specified as being "Excess Proceeds" in Section 3.22.

         "Excess Proceeds Account": The separate account or accounts created and maintained pursuant to Section 3.24, which shall be entitled "The First National Bank of Chicago, in trust for registered holders of Mortgage Participation Securities, Series 1997-NAMC 2, Excess Proceeds Account," and which account or accounts shall be an Eligible Account.

         "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

         "Exemption": Prohibited Transaction Exemption 90-83, 55 Fed. Reg. 50, 250 (December 5, 1990) granted by the U.S. Department of Labor.

         "Extraordinary Events": Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                  (a) losses which are of a type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.18, but are in excess of the coverage maintained thereunder;

                  (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                  (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack;

                           1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                           2.  by military, naval or air forces; or

                           3. by an agent of any such government, power, authority or forces;

                  (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                  (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

         "Extraordinary   Losses":  Any  loss  incurred  on  a  Mortgage  Loan
caused  by  or  resulting  from  an Extraordinary Event.

         "FDIC":  Federal Deposit Insurance Corporation or any successor.

         "FHLMC":  Federal Home Loan Mortgage Corporation or any successor.

         "FNMA":  Federal National Mortgage Association or any successor.

         "FNMA Guides": The FNMA Sellers' Guide and the FNMA Servicers' Guide and all amendments or additions thereto.

         "Fraud Loss Amount": With respect to any date of determination after the Cut-off Date an amount equal to: (i) prior to the first Anniversary, an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to the Subordinate Securities, in accordance with
Section 4.04 since the Cut-off Date, and (ii) from and including the first Anniversary to but not including the fifth Anniversary, an amount equal to the lesser of (a) the Fraud Loss Amount as of the most recent Anniversary and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans, as of the most recent Anniversary. On and after the fifth Anniversary the Fraud Loss Amount with respect to the Securities shall be zero.

         "Fraud Losses": Realized Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

         "Funding Date": With respect to each Mortgage Loan, the date on which funds were advanced by or on behalf of the Loan Seller and interest began to accrue thereunder.

         "Group I Discount Mortgage Loan": Any Group I Mortgage Loan having a Net Mortgage Rate of less than 8.00% per annum as of the Cut-off Date.

         "Group I Mortgage Loan": Those Mortgage Loans so indicated on the Mortgage Loan Schedule.

         "Group I Premium Mortgage Loan": Any Group I Mortgage Loan having a Net Mortgage Rate in excess of 8.00% per annum as of the Cut-off Date.

         "Group I Subordinate Percentage": For any Distribution Date will equal the excess of 100% over the Class FXA Percentage.

         "Group I Subordinate Prepayment Percentage": The excess of 100% over the Class FXA Prepayment Percentage.

         "Group II Discount Mortgage Loan": Any Group II Mortgage Loan having a Net Mortgage Rate of less than 7.75% per annum as of the Cut-off Date.

         "Group II Mortgage Loan": Those Mortgage Loans so indicated on the Mortgage Loan Schedule.

         "Group II Premium Mortgage Loan": Any Group II Mortgage Loan having a Net Mortgage Rate in excess of 7.75% per annum as of the Cut-off Date.

         "Group II Subordinate Percentage": For any Distribution Date will equal the excess of 100% over the Class A Percentage.

         "Group II Subordinate Prepayment Percentage": The excess of 100% over the Class A Prepayment Percentage.

         "Initial Purchaser":  Donaldson, Lufkin & Jenrette Securities
Corporation.

         "Initial Security Principal Balance": With respect to each Class of Securities, the Security Principal Balance of such Class of Securities as of the Cut-off Date as set forth in the Preliminary Statement hereto.

         "Insurance Policy": With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

         "Insurance Proceeds": Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Hazard Insurance Policy, any title insurance policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         "Interest Accrual Period": With respect to any Distribution Date, the immediately preceding calendar month.

         "Issuing REMIC": The REMIC consisting primarily of the Subaccounts and the Security Account (other than amounts in the Security Account that are distributable to the Class RP Security).

         "Late Collections": With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         "Liquidated Loan": A Mortgage Loan as to which the Master Servicer has determined in accordance with its Accepted Servicing Practices that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds, or otherwise have been recovered.

         "Liquidation Principal": The principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the related Prepayment Period for any Distribution Date, exclusive of the portion thereof attributable to the applicable Class FXP Principal Distribution Amount.

         "Liquidation Proceeds": Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received in respect of any REO Property.

         "Loan Group": Each of the Group I Mortgage Loans and the Group II Mortgage Loans.

         "Loan Sale Agreement": The Loan Sale Agreement, dated as of June 1, 1997, between the Seller and the Loan Seller.

         "Loan Seller": North American Mortgage Company, and its successors and assigns.

         "Loan-to-Value Ratio": With respect to any Mortgage Loan and as of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of such Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property.

         "Master Servicer": North American Mortgage Company or any successor master servicer appointed as herein provided.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note as originally executed (after adjustment, if any, for Principal Prepayments and for Deficient Valuations occurring prior to such Due Date, and after any adjustment by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

         "Mortgage": The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan.

         "Mortgage Loan": Each of the mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03 and from time to time held in the Trust Fund, the Mortgage Loans originally so transferred, assigned and held being identified in the Mortgage Loan Schedule. As used herein, the term "Mortgage Loan" includes the related Mortgage Note and Mortgage.

         "Mortgage Loan Schedule": As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans with accompanying information transferred on the Closing Date to the Trustee as part of the Trust Fund for the Securities, attached hereto as Exhibit I (and, for purposes of the Trustee's review of the Mortgage Files pursuant to Section 2.02, in computer-readable form as delivered to the Trustee) which list shall set forth the following information with respect to each Mortgage Loan:

                  (i)      the loan number and name of the Mortgagor;

                  (ii) the street address, city, state and zip code of the Mortgaged Property;

                  (iii)    the Mortgage Rate set forth in the related Mortgage
                           Note;

                  (iv)     the maturity date;

                  (v)      the original principal balance;

                  (vi)     the first payment date;

                  (vii)    the type of Mortgaged Property;

                  (viii)   the Monthly Payment in effect as of the Cut-off Date;

                  (ix)     the scheduled principal balance as of the Cut-off
                           Date;

                  (x)      the unpaid actual principal balance as of the Cut-off
                           Date;

                  (xi)     the occupancy status;

                  (xii)    the purpose of the Mortgage Loan;

                  (xiii)   the Collateral Value of the Mortgaged Property;

                  (xiv)    the original term to maturity;

                  (xv) whether or not the Mortgage Loan provides for a Principal Prepayment penalty;

                  (xvi)    the paid-through date of the Mortgage Loan;

                  (xvii)   the number of units in the Mortgaged Property; and

                  (xviii) whether such Mortgage Loan is a Group I Mortgage Loan, which is a Mortgage Loan that was originated under the Loan Seller's "Flex Extra Program", or a Group II Mortgage Loan, which is a Mortgage Loan that was originated under the Loan Seller's "Gold Flex Program."

         The Mortgage Loan Schedule shall also set forth the total of the amounts described under clause (viii) above for all of the Mortgage Loans. The Mortgage Loan Schedule may be in the form of more than one schedule, collectively setting forth all of the information required.

         "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Rate": With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

         "Mortgaged Property": With respect to a Mortgage Loan, the underlying real property (or leasehold estate of the Mortgagor, the term of which is equal to or longer than the term of the Mortgage) securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling.

         "Mortgagor":  The obligor or obligors on a Mortgage Note.

         "Net Mortgage Rate": As to each Mortgage Loan, a per annum rate of interest equal to the Mortgage Rate as in effect from time to time minus the Servicing Fee Rate.

         "Non-Discount Mortgage Loan": Any Mortgage Loan that is not a Discount Mortgage Loan.

         "Nonrecoverable Advance": Any Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.03(b). The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Seller and the Trustee.

         "Non-United States Person":  Any Person other than a United States
Person.

         "Notional Amount": Any of the Class FXS Notional Amount, the Class S Notional Amount, the Class FXA-2 Notional Amount, the Class A-4 Notional Amount, the Class FXS Subaccount Notional Amount, or the Class S Subaccount Notional Amount.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, vice president or assistant vice president and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Loan Seller, or of the Sub-Servicer and delivered to the Seller and Trustee.

         "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Seller or the Master Servicer, reasonably acceptable to the Trustee; except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of either the Issuing REMIC or the Pooling REMIC as a REMIC, (c) compliance with the REMIC Provisions or (d) resignation of the Master Servicer pursuant to Section 6.04 must be an opinion of counsel who (i) is in fact independent of the Seller and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or in an affiliate of either and (iii) is not connected with the Seller or the Master Servicer as an officer, employee, director or person performing similar functions.

         "OTS":  Office of Thrift Supervision or any successor.

         "Outstanding Mortgage Loan": As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in full, Cash Liquidation or REO Disposition and which was not purchased prior to such Due Date pursuant to Sections 2.02, 2.03 or 2.04.

         "Overcollateralized": For any Distribution Date (after giving effect to Distributions to be made on such date), (i) with respect to the Class FX Subaccounts, if the aggregate Stated Principal Balance of the Group I Mortgage Loans, less the applicable Discount Fraction of any Group I Discount Mortgage Loans exceeds the aggregate Subaccount Principal Balance of the Class FX Subaccounts, and (ii) with respect to the Class II Subaccounts, if the aggregate Stated Principal Balance of the Group II Mortgage Loans, less the applicable Discount Fraction of any Group II Discount Mortgage Loans exceeds the aggregate Subaccount Principal Balance of the Class II Subaccounts.

          "Ownership Interest": As to any Security, any ownership or security interest in such Security, including any interest in such Security as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": With respect to (i) each Class of Securities and Subaccounts (other than the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 Securities), the per annum rate set forth in the Preliminary Statement hereto; and (ii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Securities a variable per annum rate equal to the Class B Pass-Through Rate.

         "Payoff": Any payment of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan made by the Mortgagor or through the application of Liquidation Proceeds, if received in advance of the last scheduled Due Date for such Mortgage Loan together with interest received thereon which interest, if such payment is made by the Mortgagor, shall equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

         "Payoff Period": With respect to the first Distribution Date, the period from the Cut-Off Date through July 14, 1997, inclusive; and with respect to any Distribution Date thereafter, the period from the 15th day of the prior month through the 14th day of the month of such Distribution Date, inclusive.

         "Percentage Interest": With respect to any Security (other than a Residual Security), the undivided beneficial ownership interest in the related Class evidenced by such Security, which as to each such Security shall be equal to the initial Security Principal Balance (or Notional Amount, as applicable) thereof divided by the aggregate initial Security Principal Balance (or Notional Amount, as applicable) of all of the Securities of the same Class, expressed as a percentage carried to four decimal places. With respect to a Residual Security, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage carried to four decimal places, as stated on the face of such Security.

         "Permitted Encumbrances": With respect to any Mortgaged Property, any of the following: (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

         "Permitted Instruments":  Any one or more of the following:

                  (i) direct obligations of, or obligations, the timely payment of which, are fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase obligations (the collateral for which is held by a third party or the Trustee) with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term rating categories;

                  (iii) Securities of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company at the date of acquisition thereof has been rated by each Rating Agency in its highest short-term rating;

                  (iv) money market funds organized under the Investment Company Act of 1940 or common trust fund rated not less than "AAAm" by Standard & Poor's, not less than "Aaa" by Moody's Investors Services and not less than "AAA" by DCR, if rated by DCR;

                  (v) commercial paper (having original maturities of not more than nine months) of any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating; and

                  (vi) any other obligation or security acceptable to the Rating Agencies (as certified by a letter from each Rating Agency to the Trustee) in respect of mortgage pass-through Securities rated in one of its two highest rating categories;

provided, that no such instrument shall be a Permitted Instrument if such instrument evidences either (a) the right to receive interest only payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the principal and interest payments with respect to such instrument provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation.

         "Permitted Transferee": Any transferee of a Class R or Class RP Security other than a Non-United States Person or Disqualified Organization.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pooling REMIC": The REMIC consisting primarily of the Mortgage Loans, the Excess Proceeds Account, amounts in the Security Account that are distributable to the Class RP Securities and the Custodial Account.

         "Prepayment Assumption": 245% of the "Basic Prepayment Assumption", used solely for determining the rate of accrual of original issue discount, market discount and amortizable premium on the related Securities for federal income tax purposes. The "Basic Prepayment Assumption" represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its then outstanding principal balance for the life of such mortgage loans.

         "Prepaid Monthly Payment": Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Mortgage Loan on its scheduled Due Date and held in the related Custodial Account until the Security Account Deposit Date.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Curtailment or a Payoff during the related Prepayment Period, an amount equal to the amount of interest that would have accrued at the applicable Net Mortgage Rate on the principal balance of such Mortgage Loan immediately prior to such prepayment (or in the case of a Curtailment on the amount of such prepayment) during the period commencing on the date of prepayment, or in the case of a Payoff in full the date as of which the prepayment is applied, and ending on the last day of the month of prepayment.

         "Prepayment Period": As to any Distribution Date, with respect to (i) Payoffs, the Payoff Period, and (ii) Curtailments, the calendar month preceding the month in which such Distribution Date occurs.

         "Primary Hazard Insurance Policy": Each primary hazard insurance policy required to be maintained pursuant to the first or the second paragraph of
Section 3.13.

         "Primary Mortgage Insurance Policy": Each primary policy of mortgage insurance represented to be in effect pursuant to Section 2.04(b)(xxxi), or any replacement policy therefor obtained by the Master Servicer pursuant to Section 3.25.

         "Principal Only Security": Each of the Class FXP Securities and Class P Securities.

         "Principal Payment Amount": On any Distribution Date and for any Loan Group, the sum of the scheduled principal payments on the Mortgage Loans in such Loan Group due on the related Due Date.

         "Principal Prepayment": Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

         "Principal Prepayment Amount": On any Distribution Date and with respect to any Loan Group, the sum of (i) Curtailments received during the related Prepayment Period from the Mortgage Loans in such Loan Group and (ii) Payoffs received during the related Prepayment Period from the Mortgage Loans in such Loan Group.

         "Pro Rata Allocation": The allocation of (i) the principal portion of losses relating to a Mortgage Loan to all Classes of Securities, other than the Principal Only Securities, pro rata according to their respective Security Principal Balances, except if the loss is recognized with respect to a Group I Discount Mortgage Loan or a Group II Discount Mortgage Loan, the applicable Discount Fraction of such loss will first be allocated to the related Principal Only Securities, and (ii) of the interest portion of losses relating to a Mortgage Loan to all Classes of Securities pro rata according to the amount of interest accrued on each such Class, other than the Principal Only Securities, in reduction thereof and then in reduction of their related Security Principal Balance.

         "Purchase Price": With respect to any Mortgage Loan (or REO Property) required to be purchased pursuant to Section 2.02 or 2.04 or that the Master Servicer is entitled to repurchase pursuant to Section 3.22, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof, plus (ii) unpaid accrued interest (or REO Imputed Interest) at the applicable Net Mortgage Rate on the Stated Principal Balance thereof outstanding during each Due Period that such interest was not paid or advanced, from the date through which interest was last paid by the Mortgagor or advanced and distributed to Securityholders together with unpaid Servicing Fees from the date through which interest was last paid by the Mortgagor, in each case to the first day of the month in which such Purchase Price is to be distributed, plus (iii) the aggregate of all Advances made in respect of such Mortgage Loan (or REO Property) that were not previously reimbursed.

         "Qualified Mortgage Insurer": A mortgage guaranty insurance company qualified under the laws of the state in which the related Mortgaged Property is located to transact a mortgage guaranty insurance business therein and to write the insurance provided by primary mortgage insurance policies and approved as an insurer by FNMA or FHLMC and whose obligations have a rating by each Rating Agency not lower than the rating of the Securities.

         "Rating Agency": Standard & Poor's and DCR, however, if such agencies and their successors are no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and Master Servicer. References herein to the two highest long term debt rating categories of a Rating Agency shall mean "AA" or better in the case of Standard & Poor's and DCR and references herein to the highest short-term debt rating of a Rating Agency shall mean

"A-1" in the case of Standard & Poor's and "D-1" in the case of DCR, and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

         "Realized Loss": With respect to each Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Securityholders up to the last day of the month in which the Cash Liquidation or REO Disposition occurred on the Stated Principal Balance of such Mortgage Loan outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation or REO Disposition occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Sub-Servicer with respect to related Advances not previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the amount of such Debt Service Reduction.

         "Record Date": The last Business Day of the month immediately preceding the month of the related Distribution Date.

         "Regular Security": Any of the Securities other than the Class RP Securities or Class R Securities.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "Remittance Report": A report prepared by the Master Servicer providing the information set forth in Section 4.02.

         "REO Acquisition": The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Securityholders of any REO Property pursuant to Section 3.15.

         "REO Disposition": The final receipt by or on behalf of the Master Servicer of all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         "REO Imputed Interest": As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

         "REO Proceeds": Proceeds, net of directly related expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property and of any REO Disposition), which proceeds are required to be deposited into the Custodial Account as and when received.

         "REO Property": A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibits F-1 or F-2 attached hereto.

         "Residual Security": Any of the Class R Securities or Class RP Securities.

         "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer, any assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Rule 144A": Rule 144A under the Securities Act of 1933, as amended, as in effect from time to time.

         "Security": Any Class FXS Security, Class FXA-1 Security, Class FXA-2 Security, Class FXA-3 Security, Class FXA-4 Security, Class FXA-5 Security, Class FXA-6 Security, Class FXA-7 Security, Class FXA-8 Security, Class FXA-9 Security, Class FXA-10 Security, Class FXA-11 Security, Class FXP Security, Class S Security, Class A-1 Security, Class A-2 Security, Class A-3 Security, Class A-4 Security, Class A-5 Security, Class A-6 Security, Class A-7 Security, Class A-8 Security, Class P

Security, Class B-1 Security, Class B-2 Security, Class B-3 Security, Class B-4 Security, Class B-5 Security, Class B-6 Security, Class RP Security or Class R Security.

         "Security Account": The trust account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, in trust for registered holders of Mortgage Participation Securities, Series 1997-NAMC 2", and which account or accounts must each be an Eligible Account.

         "Security Account Deposit Date": With respect to any Distribution Date, the Business Day immediately prior thereto.

         "Security Distribution Amount": The amounts to be distributed to the holders of the Security (other than the Class RP Securities) pursuant to Section 4.01(c)(1) and (c)(2).

         "Security Owner": With respect to a Book-Entry Security, the Person who is the beneficial owner of such Security, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         "Security Principal Balance": With respect to each Class FXA-1 Security, Class FXA-3 Security, Class FXA-4 Security, Class FXA-5 Security, Class FXA-6 Security, Class FXA-7 Security, Class FXA-8 Security, Class FXA-9 Security, Class FXA-10 Security, Class FXA-11 Security, Class FXP Security, Class A-1 Security, Class A-2 Security, Class A-3 Security, Class A-5 Security, Class A-6 Security, Class A-7 Security, Class A-8 Security, Class P Security, Class R Security and Class RP Security, on any date of determination, an amount equal to (i) the Initial Security Principal Balance of such Security, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Security (or any predecessor Security) and applied to reduce the Security Principal Balance thereof pursuant to Section 4.01(c), and (b) the aggregate of all reductions in Security Principal Balance in connection with Realized Losses which were previously allocated to such Security (or any predecessor Security) pursuant to Section 4.04. With respect to each Class B-1 Security, on any date of determination, an amount equal to (i) the initial Security Principal Balance of such Class B-1 Security, as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Security (or any predecessor Security) and applied to reduce the Security Principal Balance thereof pursuant to Section 4.01(c), and (b) the aggregate of all reductions in Security Principal Balance in connection with Realized Losses which were previously allocated to such Security (or any predecessor Security) pursuant to Section 4.04; provided that if the Security Principal Balances of the Class B-2 Securities, Class B-3 Securities, Class B-4, Class B-5 Securities and Class B-6 Securities have been reduced to zero, the Security Principal Balance of each Class B-1 Security, at any given time shall thereafter be an amount equal to (i) the Percentage Interest evidenced by such Security times (ii) the excess, if any, of (a) the then aggregate Stated Principal Balance of the Mortgage Loans (or related REO Properties) over (b) the sum of the then aggregate Security Principal Balance of all of the Senior Securities. With respect to each Class B-2 Security, on any date of determination, an amount equal to (i) the initial Security Principal Balance of such Class B-2 Security, as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Security (or any predecessor Security) and applied to reduce the Security Principal Balance thereof pursuant to Section 4.01(c), and (b) the aggregate of all reductions in Security Principal Balance in connection with Realized Losses which were previously allocated to such Security (or any predecessor Security) pursuant to Section 4.04; provided, that if the Security Principal Balance of the Class B-3 Securities, Class B-4 Securities, Class B-5 Securities and Class B-6 Securities has been reduced to zero, the Security Principal Balance of each Class B-2 Security at any given time shall thereafter be an amount equal to (i) the Percentage Interest evidenced by such Security times (ii) the excess, if any, of
(a) the then aggregate Stated Principal Balance of the Mortgage Loans (or related REO Properties) over (b) the sum of the then aggregate Security Principal Balance of all of the Senior Securities and Class B-1 Securities. With respect to each Class B-3 Security, on any date of determination, an amount equal to (i) the initial Security Principal Balance of such Class B-3 Security, as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Security (or any predecessor Security) and applied to reduce the Security Principal Balance thereof pursuant to Section 4.01(b), and (b) the aggregate of all reductions in Security Principal Balance in connection with Realized Losses which were previously allocated to such Security (or any predecessor Security) pursuant to Section 4.04; provided, that if the Security Principal Balance of the Class B-4 Securities, Class B-5 Securities and Class B-6 Securities has been reduced to zero, the Security Principal Balance of each Class B-3 Security at any given time, shall thereafter be an amount equal to (i) the Percentage Interest evidenced by such Security times (ii) the excess, if any, of (a) the then aggregate Stated Principal Balance of the Mortgage Loans (or related REO Properties) over (b) the sum of the then aggregate Security Principal Balance of all of the Senior Securities, Class B-1 Securities and Class B-2 Securities. With respect to each Class B-4 Security, on any date of determination, an amount equal to (i) the initial Security Principal Balance of such Class B-4 Security, as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Security (or any predecessor Security) and applied to reduce the Security Principal Balance thereof pursuant to Section 4.01(b), and (b) the aggregate of all reductions in Security Principal Balance in connection with Realized Losses which were previously allocated to such Security (or any predecessor Security) pursuant to Section 4.04; provided, that if the Security Principal Balance of the Class B-5 Securities and Class B-6 Securities has been reduced to zero, the Security Principal Balance of each Class B-4 Security at any given time, shall thereafter be an amount equal to (i) the Percentage Interest evidenced by such Security times (ii) the excess, if any, of (a) the then aggregate Stated Principal Balance of the Mortgage Loans (or related REO Properties) over (b) the sum of the then aggregate Security Principal Balance of all of the Senior Securities, Class B-1 Securities, Class B-2

Securities and the Class B-3 Securities. With respect to each Class B-5 Security, on any date of determination, an amount equal to (i) the initial Security Principal Balance of such Class B-5 Security, as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Security (or any predecessor Security) and applied to reduce the Security Principal Balance thereof pursuant to Section 4.01(c), and (b) the aggregate of all reductions in Security Principal Balance in connection with Realized Losses which were previously allocated to such Security (or any predecessor Security) pursuant to Section 4.04; provided, that if the Security Principal Balance of the Class B-6 Securities has been reduced to zero, the Security Principal Balance of each Class B-5 Security at any given time, shall thereafter be an amount equal to (i) the Percentage Interest evidenced by such Security times (ii) the excess, if any, of (a) the then aggregate Stated Principal Balance of the Mortgage Loans (or related REO Properties) over (b) the sum of the then aggregate Security Principal Balance of all of the Senior Securities, Class B-1 Securities, Class B-2 Securities, Class B-3 Securities and Class B-4 Securities. With respect to each Class B-6 Security, at any given time, an amount equal to (i) the Percentage Interest evidenced by such Security times (ii) the excess, if any, of (a) the then aggregate Stated Principal Balance of the Mortgage Loans (or related REO Properties) over (b) the then aggregate Security Principal Balance of all of the Senior Securities, Class B-1 Securities, Class B-2 Securities, Class B-3 Securities, Class B-4 Securities and the Class B-5 Securities. The Strip Securities have no principal balances and shall not be entitled to distributions of principal.

         "Security Register":  The register maintained pursuant to Section 5.02.

         "Security Registrar": The Person appointed by the Trustee to be its agents with respect to certain securities administration matters; provided, however, that any such appointment will not relieve the Trustee from its obligation to perform its duties hereunder.

         "Securityholder" or "Holder": The Person in whose name a Security is registered in the Security Register, except that, neither a Disqualified Organization nor a non-United States Person shall be a Holder of a Class RP or Class R Security for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Security registered in the name of the Seller or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee shall be entitled to rely upon a certification of the Seller or the Master Servicer in determining if any Securities are registered in the name of a respective affiliate. All references herein to "Holders" or "Securityholders" shall reflect the rights of Security Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Securityholder" only the Person in whose name a Security is registered in the Security Register.

         "Seller": Financial Asset Securitization, Inc. or its successor in interest.

         "Senior Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Security Principal Balance of the Senior Securities (other than the Principal Only Securities) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         "Senior Security": Any of the Class FXS Securities, the Class FXA Securities, the Class FXP Securities, the Class S Securities, the Class A Securities, the Class P Securities, the Class R Securities or the Class RP Securities.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under the second paragraph of Section 3.01, Section 3.09 and Section 3.25.

         "Servicing Fee": As to each Mortgage Loan, an amount, payable out of any payment of interest on the Mortgage Loan, equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the calendar month preceding the month in which the payment is due (alternatively, in the event such payment of interest accompanies a Principal Prepayment in full made by the Mortgagor, interest for the number of days covered by such payment of interest computed on the basis of a 360 day year consisting of twelve, 30 day months).

         "Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate of 0.26%.

         "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

         "Servicing Transfer": The transfer of servicing responsibilities to a successor Master Servicer pursuant to Section 7.01 of this Agreement.

         "Single Security": A Security of any Class evidencing an initial Security Principal Balance equal to $1,000.

         "Special Hazard Amount": On each anniversary of the Cut-off Date, the Special Hazard Amount will be reduced, but not increased, to an amount equal to the lesser of (1) the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code area containing the largest aggregate Stated Principal Balance of the Mortgage Loans, (b) 1% of the aggregate Stated Principal Balance of the Mortgage Loans and (c) twice the Stated Principal Balance of the largest single Mortgage Loan, in each case calculated as of the Due Date in the immediately preceding month and (2) the Special Hazard Amount as of the Cut-off Date as reduced by the Special Hazard Losses allocated to the Securities since the Cut-off Date.

         "Special Hazard Loss": Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss, but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained in respect to such Mortgaged Property pursuant to Section 3.13 to the extent of the amount of such loss covered thereby, or (ii) any Extraordinary Loss.

         "Special Servicing Agreement": The special servicing and collateral fund agreement substantially in the form of Exhibit L hereto entered into by the Master Servicer in accordance with Section 3.26.

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

         "Startup Day": The day designated as such pursuant to Article X hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan or related REO Property at any given time, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date, after application of principal payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were distributed or with respect to which an Advance was distributed, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and net income from a REO Property to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.15 with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 4.01 on any previous Distribution Date, and (c) any Realized Loss with respect thereto allocated pursuant to Section 4.04 for any previous Distribution Date.

         "Step Down Percentage": For any Distribution Date will be the following percentage:

              DISTRIBUTION DATE OCCURRING IN STEP DOWN PERCENTAGE

         July 1997 through June 2002                          0%
         July 2002 through June 2003                         30%
         July 2003 through June 2004                         40%
         July 2004 through June 2005                         60%
         July 2005 through June 2006                         80%
         July 2006 and thereafter                           100%

         "Strip Security": Each of the Class FXA-2 Securities, Class FXS Securities, Class A-4 Securities and Class S Securities.

         "Subaccount": Each of the subaccounts established solely for purposes of the REMIC Provisions by the Trustee which have the Pass-Through Rates and initial Subaccount Principal Balances or Notional Amounts set forth in the Preliminary Statement hereto. References herein to one or more "Classes" of Subaccounts shall refer to the Class designation set forth in the Preliminary Statement hereto.

         "Subaccount Distribution Amount": The amounts deemed distributed to the Subaccounts pursuant to Sections 4.01(b)(1) and (b)(2).

         "Subaccount Principal Balance": With respect to each Subaccount (other than the Class FXS Subaccount and Class S Subaccount), on any date of determination, an amount equal to (i) the initial Subaccount Principal Balance as specified in the Preliminary Statement, minus (ii) the sum of (a) the aggregate of all amounts previously deemed distributed with respect to such Subaccount and applied to reduce the Subaccount Principal Balance thereof pursuant to Section 4.01(a) and (b) the aggregate of all reductions in Subaccount Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Subaccount pursuant to Section
4.04. The Class FXS Subaccount and Class S Subaccount have no principal balances.

         "Subordinate Liquidation Amount": The excess, if any, of the (i) aggregate Liquidation Principal for all Mortgage Loans which became Liquidated Loans during the related Prepayment Period Distribution Date (other than any such amounts allocated to the Principal Only Securities), over (ii) the sum of the Class FXA Liquidation Amount, the Class FX Lockout Liquidation Amount, Class A Liquidation Amount and Class A Lockout Liquidation Amount for such Distribution Date.

         "Subordinate Percentage": With respect to any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

         "Subordinate Principal Distribution Amount": For any Distribution Date, the excess of (A) the sum of (i) the Subordinate Percentage for Group I Mortgage Loans of the Principal Payment Amount for Group I (exclusive of the portion thereof attributable to the Class FXP Distribution Amount), (ii) the Subordinate Percentage for Group II of the Principal Payment Amount for Group II (exclusive of the portion thereof attributable to the Class P Distribution Amount), (iii) the Subordinate Prepayment Percentage for Group I of the Principal Prepayment Amount for Group I (exclusive of the portion thereof attributable to the Class FXP Distribution Amount), (iv) the Subordinate Prepayment Percentage for Group II Mortgage Loans of the Principal Prepayment Amount for Group II (exclusive of the portion thereof attributable to the Class P Distribution Amount) and (v) the Subordinate Liquidation Amount over (B) the sum of (x) the amounts required to be distributed to the Principal Only Securities pursuant to clause (iv) of
Section 4.01(b)(1)(a) and 4.01(b)(1)(c) on such Distribution Date, (y) in the event that the Security Principal Balance of either the Class FXA or Class A Securities has been reduced to zero, principal paid from the Available Distribution Amount for the Mortgage Loan Group related to such Class FXA or Class A Securities to the remaining Class FXA or Class A Securities and (z) the amounts in respect of principal paid from the Available Distribution Amount of the Loan Groups relating to Overcollateralized Subaccounts pursuant to Section 4.01(b)(1)(b)(ii).

         "Subordinate Security": Any of the Class B-1 Securities, Class B-2 Securities, Class B-3 Securities, Class B-4 Securities, Class B-5 Securities or Class B-6 Securities.

         "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02; provided, however, that the term "Sub-Servicer" shall not include any agent on behalf of the Master Servicer solely with respect to tax collections and provided further that notwithstanding the employment of any such agent, nothing herein shall relieve the Master Servicer from its obligations and liabilities to the Securityholders and the Trustee for servicing and administering the Mortgage Loans.

         "Sub-Servicer Remittance Date": The 18th day of each month, or if such day is not a Business Day, the immediately preceding Business Day.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

         "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust

Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Securityholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Security.

         "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Security.

         "Trust": The trust established pursuant to the terms of this Agreement.

         "Trust Fund": The pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, consisting of:
(i) the Mortgage Loans (exclusive of payments of principal and interest due on or before the Cut-off Date, if any) as from time to time are subject to this Agreement and all payments under and proceeds of the Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to
Section 2.01; (ii) such funds or assets as from time to time are deposited in the Custodial Account, the Excess Proceeds Account or the Security Account;
(iii) any REO Property; and (iv) the Primary Hazard Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans.

         "Trustee": The First National Bank of Chicago, or its successor in interest, or any successor trustee appointed as herein provided.

         "Undercollateralized" For any Distribution Date (after giving effect to distributions to be made on such date), (i) with respect to the Class FX Subaccounts, if the aggregate Subaccount Principal Balance of the Class FX Subaccounts exceeds the aggregate Stated Principal Balance of the Group I Mortgage Loans, less the applicable Discount Fraction of any Group I Discount Mortgage Loans, and (ii) with respect to the Class II Subaccounts, if the aggregate Subaccount Principal Balance of the Class II Subaccounts, exceeds the aggregate Stated Principal Balance of the Group II Mortgage Loans, less the applicable Discount Fraction of any Group II Discount Mortgage Loans.

          "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.13.

         "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United

States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States and any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term

         "United States": As defined in Section 7701 of the Code or successor provisions.

         "Voting Rights": The portion of the voting rights of all of the Securities which is allocated to any Security. At all times during the term of this Agreement, 96.00% of all of the Voting Rights shall be allocated among Holders of the Class FXA-1 Securities, Class FXA-3 Securities, Class FXA-4 Securities, Class FXA-5 Securities, Class FXA-6 Securities, Class FXA-7 Securities, Class FXA-8 Securities, Class FXA-9 Securities, Class FXA-10 Securities, Class FXA-11 Securities, Class FXP Securities, Class A-1 Securities, Class A-2 Securities, Class A-3 Securities, Class A-5 Securities, Class A-6 Securities, Class A-7 Securities, Class A-8 Securities, Class P Securities, Class B-1 Securities, Class B-2 Securities, Class B-3 Securities, Class B-4 Securities, Class B-5 Securities and Class B-6 Securities in proportion to the outstanding Security Principal Balances of their respective Securities; 3.00% of all of the Voting Rights will be allocated among the Holders of the Class FXA-2 Securities, Class FXS Securities, Class A-4 Securities and Class S Securities pro rata, based upon their applicable Notional Amounts and 0.50% of all Voting Rights will be allocated to each of the Class RP Securities and Class R Securities in proportion to their initial respective Security Principal Balance, in each case allocated among the Securities of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II
         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF SECURITIES

         Section 2.01.  Conveyance of Mortgage Loans.

         The Seller, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, sell, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule (exclusive of any prepayment fees and late payment charges received thereon) and all other assets included or to be included in the Trust Fund for the benefit of the Securityholders. Such assignment includes all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans (other than payment of principal and interest due on or before the Cut-off Date).

         In connection with such transfer and assignment, the Seller shall deliver (or cause to be delivered) to, and deposit (or cause to be deposited) with the Trustee on or before the Closing Date, the following documents or instruments:


                  (i) the original Mortgage Note endorsed "Pay to the order of The First National Bank of Chicago, as trustee, without recourse," and signed in the name of the Loan Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Loan Seller. If the Mortgage Loan was acquired by the Loan Seller in a merger, the endorsement must be by "[Loan Seller], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Loan Seller while doing business under another name, the endorsement must be by "[Loan Seller] formerly known as [previous name]";

                  (ii) the original Mortgage with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Loan Seller, of the original Mortgage together with a certification of the Loan Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located;

                  (iii) a duly executed original Assignment of the Mortgage in recordable form to "The First National Bank of Chicago, as trustee for the holders of Financial Asset Securitization, Inc., Mortgage Participation Securities," Series 1997-NAMC 2;

                  (iv) originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments of Mortgage have been recorded showing a complete chain of title from the originator to the Loan Seller, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Loan Seller of the original Assignment of Mortgage together with a certification certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located;

                  (v) the original policy of title insurance, including riders and endorsements thereto, or a certified copy of such policy certified by the Loan Seller, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company;

                  (vi) originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Loan Seller, of such original document together with certificate of Loan Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located;

                  (vii) if the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument or a certified copy of such certified by the Loan Seller, that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located; and

                  (viii) evidence of the original or certified to be true copy, certified by the Loan Seller, of the Primary Mortgage Insurance Policy, if required.

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

         If the Seller cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the Closing Date, the Loan Seller will, promptly upon receipt of notice thereof and in any case not later than 180 days from the Closing Date, deliver such original documents, including original recorded documents, to the Trustee (unless the Loan Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Loan Seller is required to deliver such documents to the Trustee within such time period as specified in an officer's certificate of the Loan Seller. In the event that documents have not been received by the date specified in such officer's certificate of the Loan Seller, a subsequent officer's certificate is required to be delivered by the Loan Seller by such date specified in the prior officer's certificate of the Loan Seller, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered. The Loan Seller shall continue to use its best efforts to effect delivery within 270 days of the Closing Date. Upon receipt of any such document from the Loan Seller, the Seller shall promptly deliver such document to the Trustee.

         The Loan Seller shall pay all initial recording fees, for the Assignments and any other fees in connection with the transfer of all original documents to the Trustee. The Loan Seller shall prepare, in recordable form, all Assignments necessary to assign the Mortgage Loans to the Trustee on behalf of the Trust, and as promptly as practicable after the Closing Date, the Loan Seller shall cause to be delivered to the appropriate public office for recordation in the real property records the Assignment referred to in clause
(iii) and to the extent necessary in clause (iv) of this Section 2.01. While such Assignment to be recorded is being recorded, the Trustee shall retain a photocopy of such Assignment. If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Loan Seller shall prepare a substitute Assignment or cure such defect, as the case may be, and the Trustee shall cause such Assignment to be recorded in accordance with this paragraph. If any Assignment is lost or returned unrecorded because of any Trustee error, the Trustee shall cause such Assignment to be recorded in accordance with this paragraph at its expense.

         All original documents relating to the Mortgage Loans which are not delivered to the Trustee are and shall be held by the Master Servicer in trust for the benefit of the Trustee on behalf of the Securityholders.

         Except as may otherwise expressly be provided herein, neither the Seller, the Loan Seller, the Master Servicer nor the Trustee shall (and the Master Servicer shall ensure that no Sub-Servicer shall) assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or permit the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance of, any other Person.

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

         It is intended that the conveyance of the Mortgage Loans by the Seller to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans by the Seller to the Trustee for the benefit of the Securityholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Trustee to secure a debt or other obligation of the Seller. However, in the event that the Mortgage Loans are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Seller to the Trustee of a security interest in all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Security Account or the Custodial Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or its agent of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Seller and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Section 2.02.  Acceptance of the Trust Fund by the Trustee.

         The Trustee acknowledges receipt (subject to any exceptions noted in the Initial Certification described below) of the documents referred to in
Section 2.01 above and all other assets included in the Trust Fund and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the Trust Fund (to the extent delivered or assigned to the Trustee), in trust for the exclusive use and benefit of all present and future Securityholders.

         The Trustee agrees, for the benefit of the Securityholders, to review each Mortgage File on or before the Closing Date to ascertain that all documents required to be delivered to it are in its possession, and the Trustee agrees to execute and deliver to the Seller, the Loan Seller and the Master Servicer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit C to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement with respect to such Mortgage Loan are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i) - (vi), (xiv) and (xv) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. Neither the Trustee nor the Master Servicer shall be under any duty to determine whether any Mortgage File should include any of the documents specified in clause (vi) of Section 2.01. Neither the Trustee nor the Master Servicer shall be under any duty or obligation to inspect, review or examine said documents, instruments, Securities or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         Within 90 days of the Closing Date the Trustee shall deliver to the Seller, the Loan Seller and the Master Servicer a Final Certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

         If in the process of reviewing the Mortgage Files and preparing the certifications referred to above the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect (but only after giving effect to any time period set forth in Section 2.01), the Trustee shall promptly notify the Loan Seller, the Master Servicer and the Seller. The Trustee shall promptly notify the Seller of such defect and request that the Loan Seller cure any such defect within 60 days from the date on which the Loan Seller was notified of such defect, and if the Loan Seller does not cure such defect in all material respects during such period, request that the Loan Seller purchase such Mortgage Loan from the Trust Fund on behalf of the Securityholders at the Purchase Price within 90 days after the date on which the Loan Seller was notified of such defect. It is understood and agreed that the obligation of the Loan Seller to cure a material defect in, or purchase any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Securityholders or the Trustee on behalf of Securityholders. The Purchase Price for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Master Servicer in the

Custodial Account and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Loan Seller (or its designee) the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Loan Seller (or its designee) shall require as necessary to vest in the Seller (or its designee) ownership of any Mortgage Loan released pursuant hereto and at such time the Trustee shall have no further responsibility with respect to the related Mortgage File.

         Section 2.03. Representations, Warranties and Covenants of the Master Service and the Seller.

         (a) The Master Servicer hereby represents and warrants to and covenants with the Seller, the Loan Seller and the Trustee for the benefit of Securityholders that:

                  (i) The Master Servicer is, and throughout the term hereof shall remain, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (except as otherwise permitted pursuant to Section 6.02), the Master Servicer is, and shall remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, and the Master Servicer is, and shall remain, approved to sell mortgage loans to and service mortgage loans for FNMA and FHLMC;

                  (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Seller and the Trustee, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                  (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                  (vii) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Insurance Policy necessary to maintain coverage thereunder;

                  (viii) The execution of this Agreement and the performance of the Master Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained; and

                  (ix) No written information, certificate of an officer, statement furnished in writing or report delivered to the Seller, any affiliate of the Seller or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Seller, the Loan Seller, the Trustee and the Securityholders. Upon discovery by the Seller, the Trustee, the Loan Seller or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Seller or the Trustee, the party discovering such breach shall give prompt written notice to the other parties.

         (b) The Seller hereby represents and warrants to the Master Servicer and the Trustee for the benefit of Securityholders that as of the Closing Date, assuming that the representation of the Loan Seller set forth in Section 2.04(b)(xiii) hereof and in Section

3.01(g) of the Loan Sale Agreement are both true and correct, then immediately prior to the assignment of the Mortgage Loans to the Trustee, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest. It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee.

         Upon discovery by either the Seller, the Master Servicer, the Loan Seller or the Trustee of a breach of any representation or warranty set forth in this Section 2.03 which materially and adversely affects the interests of the Securityholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

         Section 2.04.  Representations and Warranties of the Loan Seller.

         (a) The Loan Seller hereby represents and warrants to and covenants with the Seller, the Master Servicer and the Trustee for the benefit of Securityholders that:

                  (i) The Loan Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) The execution and delivery of this Agreement by the Loan Seller, and the performance and compliance with the terms of this Agreement by the Loan Seller, will not violate the Loan Seller's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Loan Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Seller and the Trustee, constitutes a valid, legal and binding obligation of the Loan Seller, enforceable against the Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Loan Seller to perform its obligations under this Agreement or the financial condition of the Loan Seller;

                  (vi) No litigation is pending or, to the best of the Loan Seller's knowledge, threatened against the Loan Seller which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Loan Seller to perform its obligations under this Agreement or the financial condition of the Loan Seller;

                  (vii) The execution of this Agreement and the performance of the Loan Seller's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Loan Seller, other than such as have been obtained; and

                  (viii) No information, certificate of an officer, statement furnished in writing or report delivered to the Seller, any affiliate of the Seller or the Trustee by the Loan Seller will, to the knowledge of the Loan Seller, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Seller, the Trustee, the Master Servicer and the Securityholders. Upon discovery by the Seller, the Trustee, the Loan Seller or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Seller, the Master Servicer or the Trustee, the party discovering such breach shall give prompt written notice to the other parties.


         (b) The Loan Seller hereby represents and warrants to and covenants with the Seller, the Master Servicer and the Trustee for the benefit of the Securityholders that, with respect to each Mortgage Loan, as of the Closing Date or as of such date specifically provided herein:

                  (i) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Loan Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Loan Seller pursuant to the Loan Sale Agreement were not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  (ii) The Loan Seller used no selection procedures (other than those set forth on the Mortgage Loan Schedule) that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Loan Seller's portfolio;

                  (iii) The information set forth in the Mortgage
         Loan Schedule is true, complete and correct;

                  (iv) All payments due prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; the Loan Seller has not advanced funds for payments of principal or interest, or induced, solicited or knowingly received any advance of funds for payments of principal or interest from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan for payments of principal or interest; there has been no more than one delinquency during the preceding twelve-month period and such delinquency did not last more than 30 days;

                  (v) There are no material defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

                  (vi) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Trust and the Securityholders. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

                  (vii) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage

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         Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, other than any other state laws providing "security first" election of remedies, one action, and anti-deficiency requirements; and to the best of Loan Seller's knowledge, the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

                  (viii) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in Section 3.13 hereof. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Loan Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (ix) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with;

                  (x) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Neither the Loan Seller nor any servicer has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Loan Seller nor any servicer waived any default resulting from any action or inaction by the Mortgagor;

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

                  (xi) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage, subject only to Permitted Encumbrances. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Loan Seller had the full right to sell and assign the same to the Seller;

                  (xii) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Loan Seller has taken all action necessary to transfer such rights of enforceability to the Seller and the Trust. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Loan Seller or the Mortgagor or, to the best of the Loan Seller's knowledge, any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  (xiii) Immediately prior to the sale of the Mortgage Loans pursuant to the Loan Sale Agreement, the Loan Seller was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Loan Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Seller free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and had the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to the Loan Sale

         Agreement and such assignment under the Loan Sale Agreement validly transferred ownership of the Mortgage Loans to the Seller free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Loan Seller has no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement (other than Escrow Funds due to overages, if any, to the extent currently maintained in escrow accounts by the Loan Seller);

                  (xiv) Each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to any Permitted Encumbrances) the Loan Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Such lender's title insurance policy affirmatively insures ingress and egress and against encroachment by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Loan Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Trust or the assignment to the Trust of the Loan Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (xv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Loan Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

                  (xvi) There are no mechanics', or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

                  (xvii) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (xv) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances; as of the date of origination of the Mortgage Loan the Mortgage Property was, and to the best of the Loan Seller's knowledge as of the Closing Date the Mortgage Property is, lawfully occupied under applicable law;

                  (xviii) The Mortgage Loan was originated by or for the Loan Seller. The Mortgage Loan complies with all the terms, conditions and requirements of the Loan Seller's underwriting standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms acceptable to FNMA or FHLMC. The Loan Seller is currently selling loans to FNMA and/or FHLMC which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders); the Mortgage Loan bears interest at a fixed rate as set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions (subject to any applicable state, federal or local laws) of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (xix) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty and is in good repair. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and, to the best of Loan Seller's knowledge, there are no such proceedings scheduled to commence at a future date;

                  (xx) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  (xxi) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trust or any other Person

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

         to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

                  (xxii) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by the appraiser, approved by the Loan Seller, who, to the best of Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

                  (xxiii) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

                  (xxiv) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

                  (xxv) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

                  (xxvi) The Mortgage Loan does not contain "graduated payment" or "buy down" features;

                  (xxvii) The Mortgagor is not in bankruptcy and, to the best of the Loan Seller's knowledge, the Mortgagor is not insolvent; to the best of the Loan Seller's knowledge there exist no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

                  (xxviii) The Mortgage Loans are fixed rate mortgage loans. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of each month. Each

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


         Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization.

                  (xxix) The origination and servicing practices used by the Loan Seller, with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations, and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and payments that the Loan Seller is entitled to collect, all such payments are in the possession of, or under the control of, the Loan Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

                  (xxx) None of the Mortgage Loans had a Loan-to-Value Ratio at origination greater than 95%. Approximately 20% (by aggregate outstanding principal balance of the mortgage Loans as of the Cut-off
         Date) of the Mortgage Loans are insured under Primary Mortgage Insurance Policies;

                  (xxxi) In the event the Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 80% of the Collateral Value is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Mortgage Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Subject to the mortgagor's right to cancel under any applicable federal or state law, any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

                 (xxxii) The assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

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

                  (xxxiii) As to Mortgage Loans that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. To the best of the Loan Seller's knowledge, as of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and to the best of the Loan Seller's knowledge, since the date of origination, no portion of the Mortgaged Property is used for commercial purposes;

                  (xxxiv) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization;

                  (xxxv) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (xxxvi) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets FNMA or FHLMC eligibility requirements, or is located in a condominium or planned unit development project which has received project approval from FNMA or FHLMC;

                  (xxxvii) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; to the best of Loan Seller's knowledge, there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property;

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                  (xxxviii) The Mortgagor has not notified the Loan Seller, and the Loan Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

                  (xxxix)   No Mortgage Loan was made in connection with the
         construction or rehabilitation of a Mortgaged Property;

                  (xl) Each Mortgage Loan has been serviced in compliance with those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan, and which are in accordance with FNMA servicing practices and procedures, for MBS pool mortgages, as defined in the FNMA Guides including future updates;

                  (xli) Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

                  (xlii) With respect to any ground lease to which a Mortgaged Property may be subject: (i) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; and
         (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease. No more than 1% of the Mortgaged Properties (by outstanding principal balance as of the Cut-off Date) are secured by leasehold interests;

                  (xliii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations ss. 1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period); and

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                  (xliv) If the Mortgage Loan is secured by a long-term
         residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence,
         (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent by the lessor other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

         Upon the discovery by the Seller, the Master Servicer, the Loan Seller or the Trustee of a breach of any of the representations and warranties made in this Section 2.04(b) which materially and adversely affects the interests of the Securityholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Loan Seller shall, within 90 days from the earlier of the date that (x) the Seller, the Master Servicer or the Trustee notified the Loan Seller of such breach, or (y) the Loan Seller discovered such breach, either (i) cure such breach in all material respects or
(ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02. Except as expressly set forth herein none of the Trustee, the Seller or the Master Servicer (in its capacity as Master Servicer) is under any obligation to discover any breach of the above mentioned representations and warranties. It is understood and agreed that the obligation of the Loan Seller to cure such breach or purchase such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Securityholders or the Trustee on behalf of Securityholders.

         Section 2.05. Issuance of Securities Evidencing Interests in the Trust Fund.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Seller executed by an officer of the Seller has executed and caused to be

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authenticated and delivered to, or upon the order of, the Seller the Securities in authorized denominations which evidence ownership of the entire Trust Fund.




                                       63

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                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

         Section 3.01.  Master Servicer to Act as Master Servicer.

         The Master Servicer shall service and administer the Mortgage Loans in accordance with this Agreement, the related Mortgage Notes and Mortgages and Accepted Servicing Practices, and shall have full power and authority, acting alone and/or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable and consistent with Accepted Servicing Practices and the terms of this Agreement. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment, to (i) execute and deliver, on behalf of the Securityholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties, (ii) institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and (iii) hold or cause to be held title to such properties, on behalf of the Trustee and Securityholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Subject to Section 3.16, the Trustee shall execute based on the written request of the Master Servicer and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer and any Sub-Servicer to carry out their servicing and administrative duties hereunder. The Trustee shall not be liable for any action taken by the Master Servicer or any Sub-Servicer pursuant to the application of such special or limited powers of attorney.

         In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. No costs incurred by the Master Servicer or by Sub-Servicers in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Securityholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or

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


permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under
Section 1001 of the Code (or Treasury regulations promulgated thereunder) and
(ii) cause either the Pooling REMIC or the Issuing REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

         The relationship of the Master Servicer (and of any successor to the Master Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent.

         Section 3.02. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

         (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a FHLMC or FNMA approved mortgage servicer. Any Subservicing Agreement entered into by the Master Servicer shall include the provision that such Subservicing Agreement may be immediately terminated without cause and without any termination fee by any successor Master Servicer hereunder. In addition, each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. With the consent of the Trustee, which consent shall not be unreasonably withheld, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Securityholders, without the consent of the Holders of Securities entitled to at least 51% of the Voting Rights.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Securityholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal

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prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         Section 3.03.  Successor Sub-Servicers.

         The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02. Each Sub-Servicing Agreement, if any, shall include the provision that such agreement may be immediately terminated by any successor Master Servicer without cause and without payment of any fee or penalty in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including by reason of an Event of Default).

         Section 3.04.  Liability of the Master Servicer.

         Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and Securityholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Sub-Servicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.


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         Section 3.05.  No Contractual Relationship Between Sub-Servicers and
Trustee or Securityholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Securityholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06.

         Section 3.06. Assumption or Termination of Sub-Servicing Agreements by Trustee.

         In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default) hereunder, the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee is then permitted and elects to terminate any Sub-Servicing Agreement in accordance with its terms. Subject to Section 3.03, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if the Sub-Servicing Agreements had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Sub-Servicing Agreements, and the Master Servicer shall continue to be entitled to any rights or benefits which arose prior to its termination as master servicer.

         The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         Section 3.07.  Collection of Certain Mortgage Loan Payments.

         The Master Servicer shall use reasonable efforts to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of related Primary Mortgage Insurance Policy or other Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Hazard Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that it is prohibited by applicable law from enforcing the provision of the Mortgage or other instrument


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pursuant to which such payment is required. Consistent with the foregoing, the
Master Servicer may in its discretion (i) waive any prepayment charge, assumption fee, late payment charge or other charge in connection with a Mortgage Loan, and (ii) arrange a schedule, running for no more than 180 days after the Due Date for payment of any installment on any Mortgage Note, for the liquidation of delinquent items. The Master Servicer shall be responsible for preparing and distributing all information statements relating to payments on the Mortgage Loans, in accordance with all applicable federal and state tax laws and regulations.

         Section 3.08.  Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall otherwise be acceptable to the Master Servicer. All amounts held in a Sub-Servicing Account shall be held in trust for the Trustee for the benefit of the Securityholders. The Sub-Servicer will be required to deposit into the Sub-Servicing Account on a daily basis, but in no event later than the first Business Day after receipt of all proceeds of the Mortgage Loans received by the Sub-Servicer, less its servicing compensation and any unreimbursed expenses and advances, to the extent permitted by the Sub-Servicing Agreement. On each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer all funds held in the Sub-Servicing Account with respect to any Mortgage Loan as of the Sub-Servicer Remittance Date, after deducting from such remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub-Servicing Agreement, to the extent not previously paid to or retained by it. In addition, on each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer any amounts required to be advanced pursuant to the related Sub-Servicing Agreement. The Sub-Servicer will also be required to remit to the Master Servicer, within one Business Day of receipt, the proceeds of any Principal Prepayment made by the Mortgagor and any Insurance Proceeds or Liquidation Proceeds.

         Section 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         The Master Servicer and the Sub-Servicers shall establish and maintain one or more accounts (the "Servicing Accounts"), and shall deposit and retain therein all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, Primary Hazard Insurance Policy and Primary Mortgage Insurance Policy premiums, and comparable items for the account of the Mortgagors, to the extent that the Master Servicer customarily escrows for such amounts. Withdrawals of amounts so collected from a Servicing Account may be made only to (i) effect payment of taxes, assessments, Primary Hazard Insurance Policy and Primary Mortgage Insurance Policy premiums and comparable items; (ii) reimburse the

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Master Servicer (or a Sub-Servicer to the extent provided in the related
Sub-Servicing Agreement) out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments), 3.13 (with respect to Primary Hazard Insurance Policies) and 3.25 (with respect to Primary Mortgage Insurance only); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) clear and terminate the Servicing Account at the termination of this Agreement pursuant to Section 9.01 or (v) to withdraw any amounts deposited therein that were not required to be so deposited. As part of its servicing duties, the Master Servicer or Sub-Servicers shall, if and to the extent required by law, pay to the Mortgagors interest on funds in Servicing Accounts from its or their own funds, without any reimbursement therefor.

         Section 3.10.  Custodial Account.

         (a) The Master Servicer shall establish and maintain one or more accounts as the Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, or as and when received from the Sub-Servicers, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off
Date):

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans, exclusive of any portion thereof representing interest in excess of the related Net Mortgage Rate;

                  (iii) all Insurance Proceeds (other than proceeds that represent reimbursement of costs and expenses incurred by the Master Servicer in connection with presenting claims under the related Insurance Policies), Liquidation Proceeds and REO Proceeds;

                  (iv) all proceeds of any Mortgage Loan or REO Property repurchased or purchased in accordance with Sections 2.02, 2.04, 3.22 or 9.01;

                  (v)   any amounts required to be deposited pursuant to Section
                  3.12 or 3.13; and

                  (vi) all amounts transferred from the Security Account to the Custodial Account in accordance with Section 4.01(b).

         The foregoing requirements for deposit in the Custodial Account shall be exclusive. In the event the Master Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may withdraw such amount from the

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Custodial Account, any provision herein to the contrary notwithstanding. The
Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series, and the other accounts of the Master Servicer.


         (b) Funds in the Custodial Account may be invested in Permitted Instruments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Seller of the location of the Custodial Account after any change thereof.

         Section 3.11.  Permitted Withdrawals From the Custodial Account.

         The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.10 that are attributable to the Mortgage Loans for the following purposes:

                  (i) to make deposits into the Security Account in the amounts and in the manner provided for in Section 4.01;

                  (ii) to pay to itself, the Seller, the Loan Seller or any other appropriate person, as the case may be, with respect to each Mortgage Loan that has previously been purchased or repurchased pursuant to Sections 2.02,
2.04 or 9.01 all amounts received thereon and not yet distributed as of the date of purchase or repurchase;

                  (iii) to reimburse itself or any Sub-Servicer for Advances not previously reimbursed, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans or REO Property with respect to which such Advances were made and as further provided in Section 3.15;

                  (iv) to reimburse itself, the Trustee or the Seller for expenses incurred by or reimbursable to the Master Servicer, the Trustee or the Seller pursuant to Sections 3.22, 6.03 or 10.01(c), except as otherwise provided in such Sections;

                  (v) to reimburse itself or any Sub-Servicer for costs and expenses incurred by or reimbursable to it relating to the prosecution of any claims pursuant to Sections 3.13 or 3.25 that are in excess of the amounts so recovered;

                  (vi) to reimburse itself or any Sub-Servicer for unpaid Servicing Fees and unreimbursed Servicing Advances, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (vi) with respect to any Mortgage Loan being limited to late recoveries of the payments for which such

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advances were made pursuant to Section 3.01 or Section 3.09 and any other related Late Collections;

                  (vii) to pay itself as servicing compensation (in addition to the Servicing Fee), on or after each Distribution Date, any interest or investment income earned on funds deposited in the Custodial Account for the period ending on such Distribution Date, subject to Section 8.05 and 3.23;

                 (viii) to reimburse itself or any Sub-Servicer for any Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance, provided that either (a) such Advance was made with respect to a delinquency that ultimately constituted an Excess Special Hazard Loss, Excess Fraud Loss, Excess Bankruptcy Loss or Extraordinary Loss or (b) the Security Principal Balances of the Subordinate Securities have been reduced to zero; and

                  (ix) to clear and terminate the Custodial Account at the termination of this Agreement pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting records on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses (ii), (iii),
(iv), (vi), (vii) and (viii).

         In connection with clause (viii) above, the Trustee shall notify the Master Servicer in writing if and when the Security Principal Balances of the Subordinate Securities have been reduced to zero.

         Section 3.12.  Permitted Instruments.

          Any institution maintaining the Custodial Account shall at the direction of the Master Servicer invest the funds in such account in Permitted Instruments, each of which shall mature not later than the Business Day immediately preceding the Security Account Deposit Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains such account, then such Permitted Instrument shall mature not later than such Security Account Deposit Date) and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in the Custodial Account shall be for the benefit of the Master Servicer, subject to Section
3.23. The Master Servicer shall deposit in the Custodial Account (with respect to investments made hereunder of funds held therein) an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

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         Section 3.13.  Maintenance of Primary Hazard Insurance.

         The Master Servicer shall cause to be maintained for each Mortgage Loan primary hazard insurance with extended coverage on the related Mortgaged Property in an amount equal to the replacement value of the improvements, as determined by the insurance company, on such Mortgaged Property. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount equal to the replacement value of the improvements thereon. Pursuant to Section 3.10, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan are located in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the replacement value of the improvements, which are part of such Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first two sentences of this Section 3.13 and there shall have been a loss which would have been covered by such policy, deposit in the Security Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Security Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Securityholders, claims under any such blanket policy.

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         Section 3.14.  Enforcement of Due-on-Sale Clauses; Assumption
Agreements.

         The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note or the Mortgage), exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if it reasonably believes that it is prohibited by law from doing so or such exercise would result in the loss of insurance coverage under any related Insurance Policy. If the Master Servicer is unable to enforce such "due-on-sale" clause (as provided in the previous sentence) or if no "due-on-sale" clause is applicable, the Master Servicer or the Sub-Servicer will enter into an assumption and modification agreement with the Person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon; provided, however, that the Master Servicer shall not enter into any assumption and modification agreement if the coverage provided under the Primary Mortgage Insurance Policy, if any, would be impaired by doing so. The Master Servicer is also authorized, with the approval of the insurer under any related Primary Mortgage Insurance Policy, to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note. Any fee collected by or on behalf of the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the Mortgage Rate, the amount of the Monthly Payment, and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Master Servicer shall not enter into any substitution or assumption if such substitution or assumption shall (i) both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury regulations promulgated thereunder) and cause either the Issuing REMIC or the Pooling REMIC to fail to qualify as a REMIC under the REMIC Provisions or (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original copy of such substitution or assumption agreement, which copy shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that the Master Servicer may be restricted

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by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable Insurance Policy. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale of a Mortgaged Property that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.15.  Realization Upon Defaulted Mortgage Loans.

         The Master Servicer shall exercise reasonable efforts, consistent with the terms of the related Mortgage, the Mortgage Note and Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from the Trust Fund pursuant to any other provision hereof. The Master Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by Securityholders, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in
Section 3.11.

         The proceeds of any Cash Liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances, pursuant to
Section 3.11(vi) or 3.22; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the last day of the month in which the Cash Liquidation or REO Disposition occurred, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Cash Liquidation or REO Disposition; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, to interest at the Net Mortgage Rate. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(vi). The portions of the recovery so allocated to interest at the Net Mortgage Rate

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


and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Advances in accordance with Section 3.11(iii) or 3.22, and second, for distribution in accordance with the provisions of Section 4.01(b), subject to
Section 3.22 with respect to certain recoveries from an REO Disposition constituting Excess Proceeds.

         Section 3.16.  Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, the Master Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.10 have been so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File in the form of the Request for Release attached hereto as Exhibit F-2. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer. Subject to the receipt by the Master Servicer of the proceeds of such payment in full and the payment of all related fees and expenses, the Master Servicer shall arrange for the release to the Mortgagor of the original canceled Mortgage Note. All other documents in the Mortgage File shall be retained by the Master Servicer to the extent required by applicable law. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account, the Excess Proceeds Account or the Security Account.

         From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release in the form attached hereto as Exhibit F-1, release the related Mortgage File to the Master Servicer, and the Trustee shall execute such documents as the Master Servicer shall prepare and request as being necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certification of a Servicing Officer in the form of the Request for Release attached hereto as Exhibit F-1, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the

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


Custodial Account have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of such Request for Release shall be released by the Trustee to the Master Servicer.

         Upon written request of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Master Servicer that are necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such request that such pleadings or documents be executed by the Trustee shall include a certification as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.17.  Servicing Compensation.

         As compensation for its activities hereunder, the Master Servicer shall be entitled to retain, from amounts representing payments or recoveries of interest, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Sub-Servicer). In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections to the extent permitted in Section 3.11.

         The Master Servicer also shall be entitled pursuant to Section 3.11 to receive from the Custodial Account as additional servicing compensation interest or other income earned on deposits therein, subject to Section 3.23, all ancillary fees, including but not limited to any assumption fees, reconveyance fees, prepayment fees and late fees, but only to the extent such fees are collected by the Master Servicer and are in excess of any other amounts due and payable with respect to the related Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of the Sub-Servicer to the extent not retained by it and the fees and expenses of the Trustee), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11. The Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

         Section 3.18.  Maintenance of Certain Servicing Policies.

         During the term of its service as Master Servicer, the Master Servicer shall maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and
(ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond

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shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by such corporation. The Master Servicer shall prepare and present, on behalf of itself, the Trustee and Securityholders, claims under any such errors and omissions policy or policies or fidelity bond in a timely fashion in accordance with the terms of such policy or bond, and upon the filing of any claim on any policy or bond described in this Section, the Master Servicer shall promptly notify the Trustee of any such claims and the Trustee shall notify each Rating Agency of such claim.

         Section 3.19.  Annual Statement as to Compliance.

         The Master Servicer will deliver to the Trustee and the Seller on or before April 30th of each year, beginning with April 30, 1998, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of its performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

         Section 3.20.  Annual Independent Public Accountants' Servicing
Statement.

         On or before April 30th of each year, beginning with April 30, 1998, the Master Servicer at its expense shall furnish to the Seller, the Trustee and the Loan Seller (i) an opinion by a firm of independent certified public accountants on the financial position of the Master Servicer at the end of its fiscal year and the results of operations and changes in financial position of the Master Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Master Servicer is then servicing any Mortgage Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Master Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA and FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Attestation Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the audit program for mortgages serviced for FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. Copies of such statement shall

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be provided by the Trustee to any Securityholder upon request at the Master
Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

         Section 3.21.  Access to Certain Documentation.

         (a) The Master Servicer shall provide to the OTS, the FDIC and other federal banking regulatory agencies, and their respective examiners, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS, the FDIC and such other agencies. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this section.

         (b) The Master Servicer shall afford the Seller and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Seller and the Trustee with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise to the extent related to the servicing of the Mortgage Loans. The Seller may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Seller or its designee. The Seller shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 3.22.  Title, Conservation and Disposition of REO Property.

         This Section shall apply only to REO Properties acquired for the account of the Trust Fund, and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trust Fund pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Securityholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period, unless the Master Servicer

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has delivered to the Trustee an Opinion of Counsel addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" thereof, as defined in
Section 860F of the Code, or cause the Pooling REMIC or the Issuing REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of the laws of the any State at any time that any Securities are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Securityholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Pooling REMIC or the Issuing REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and in a manner consistent with Accepted Servicing Practices and may, incident to its conservation and protection of the interests of the Securityholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Securityholders for the period prior to the sale of such REO Property.

         Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets. The Master Servicer shall deposit, or cause to be deposited, on a daily basis in the Custodial Account all revenues received with respect to the REO Properties, net of any directly related expenses incurred and funds withheld therefrom that are necessary for the proper operation, management and maintenance of the REO Property.

         If as of the date of acquisition of title to any REO Property there remain outstanding unreimbursed Servicing Advances with respect to such REO Property or any outstanding Advances allocated thereto the Master Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and any unreimbursed related Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.15.

         The REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall determine; provided that, subject to the first paragraph of this Section, the Master Servicer shall ensure that

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any action taken with respect to the sale of an REO Property does not jeopardize the maximum benefits available under any related Primary Mortgage Insurance Policy.

         The Master Servicer shall deposit the proceeds from the REO Disposition, net of any payment to the Master Servicer as provided above, in the Custodial Account upon receipt thereof for distribution in accordance with
Section 4.01; provided that any such net proceeds which are in excess of the applicable outstanding principal balance plus all unpaid REO Imputed Interest thereon through the last day of the month in which the REO Disposition occurred and any related Servicing Advances which remain outstanding ("Excess Proceeds") shall be deposited into the Excess Proceeds Account in accordance with the provisions of Section 3.24(a).

         Notwithstanding the foregoing provisions of this Section 3.22, with respect to any Mortgage Loan as to which the Master Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to the related Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, the related Mortgaged Property, unless and until either (A) the Master Servicer has, at least 30 days prior to taking such action, obtained and delivered to the Seller and the Trustee an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards and (B) the Master Servicer deems that such action is in the best economic interest of the Trust Fund. In the event that the Master Servicer determines not to foreclose or comparably convert any Mortgaged Property pursuant to the immediately preceding sentence, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

         The cost of the environmental audit report contemplated by this Section
3.22 shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Securityholders to receive any amount in the Custodial Account.

         If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property in compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor from the Custodial Account as provided in Section 3.11, any

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such right of reimbursement being prior to the rights of the Securityholders to receive any amount in the Custodial Account.

         The Master Servicer shall have the option to purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent (i.e., any Mortgage Loan on which the related Mortgagor has failed to make four or more consecutive Monthly Payments) and that the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (such determination to be evidenced by an Officers' Certificate of the Master Servicer delivered to the Trustee prior to purchase) for an amount equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 3.22 shall be deposited in the Custodial Account, and upon receipt of written certification from the Master Servicer of such deposit, the Trustee shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant to this Section 3.22.

         Section 3.23.  Additional Obligations of the Master Servicer.

         On each Security Account Deposit Date, the Master Servicer shall deliver to the Trustee for deposit in the Security Account from its own funds and without any right of reimbursement therefor, a total amount equal to the aggregate of the Prepayment Interest Shortfalls for such Distribution Date; provided that the Master Servicer's obligations under this Section on any Distribution Date shall not be more than the total amount of its servicing compensation payable in such month.

         Section 3.24.  Excess Proceeds Account.

         (a) The Trustee shall establish and maintain one or more accounts (collectively, the "Excess Proceeds Account") in which the Master Servicer shall, on behalf of the Trust Fund, deposit or cause to be deposited on a daily basis, or as and when received from the Sub-Servicers, the Excess Proceeds, if any, with respect to each Mortgage Loan as to which an REO Disposition occurs. The Excess Proceeds Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through Securities of other series, from funds of investors, from funds or other assets of the Trustee, and from the other accounts of the Trustee.

         (b) On or before 2:00 P.M. (Pacific Standard Time) on each Security Account Deposit Date, the Trustee shall withdraw or cause to be withdrawn from the Excess Proceeds Account, to the extent of the amount on deposit therein at such time, and deposit or cause to be deposited in the Security Account, by wire transfer of immediately available funds, an amount equal to the lesser of (i) the amount, if any, on deposit in the Excess Proceeds Account as of the close of business on the related Determination Date and (ii)(A) the sum of the aggregate amount of all Realized Losses

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allocated among the Securities on any previous Distribution Date pursuant to
Section 4.04 and the aggregate amount of all Realized Losses to be allocated among the Securities on the related Distribution Date pursuant to Section 4.04 minus (B) the aggregate amount of all distributions allocated among the Securityholders on any previous Distribution Date relating to the reimbursement of Realized Losses.

         (c) If the amount on deposit in the Excess Proceeds Account as of the close of business on any Determination Date would exceed the product of 1.00% and the aggregate Security Principal Balance of all of the Securities outstanding immediately after the close of business on the related Distribution Date, the Trustee shall, on or before 2:00 P.M. (Pacific Standard Time) on the related Security Account Deposit Date, withdraw or cause to be withdrawn from the Excess Proceeds Account, to the extent of the amount on deposit therein at such time, and deposit or cause to be deposited in the Security Account, by wire transfer of immediately available funds, the excess of such amount over such product.

         (d) The Excess Proceeds Account shall be an Eligible Account in accordance with the definition of "Excess Proceeds Account" in Section 1.01. The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Excess Proceeds Account to invest the funds in the Excess Proceeds Account in one or more Permitted Instruments designated in the name of the Trustee for the benefit of the Securityholders, each of which Permitted Instruments shall be held to maturity, unless payable on demand, and shall mature, unless payable on demand, not later than the Business Day immediately preceding the Security Account Deposit Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution with which the Excess Proceeds Account is maintained, then such Permitted Instrument shall mature not later than such Security Account Deposit
Date). All income and gain realized from any such investment as well as any interest earned on deposits in the Excess Proceeds Account shall be for the benefit of the Securityholders and shall be held in the Excess Proceeds Account (or in Permitted Instruments in which the funds in the Excess Proceeds Account are invested) until transferred from the Excess Proceeds Account to the Security Account in accordance with Section 3.24(b) or (c). The amount of any loss incurred in respect of any such investment shall be borne by the Securityholders without any right of reimbursement.

         (e) As part of each Determination Date Report delivered to the Trustee in accordance with Section 4.03(a), the Master Servicer shall provide information with respect to the amount, if any, of Excess Proceeds deposited in the Excess Proceeds Account in respect of each Mortgage Loan as to which an REO Disposition occurred during the related Prepayment Period.

         (f) The Trustee shall promptly provide notice to the Seller and the Master Servicer of the initial location of the Excess Proceeds Account and shall promptly provide notice to the Seller and the Master Servicer of the location of the

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Excess Proceeds Account after any change in location of the Excess Proceeds
Account.

         Section 3.25. Maintenance of the Primary Mortgage Insurance Policies; Collections Thereunder.

         The Master Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer, would have been covered thereunder. The Master Servicer shall use reasonable efforts to keep in force and effect each such Primary Mortgage Insurance Policy applicable to a Mortgage Loan for so long as the related Mortgagor is obligated to maintain such Primary Mortgage Insurance Policy under the terms of the related Mortgage Loan or until the Loan-to-Value Ratio of the related Mortgage Loan has been reduced to less than 80%, whichever is earlier. The Master Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Mortgage Insurer. In connection with any assumption or modification agreement entered into or to be entered into pursuant to Section 3.14, the Master Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or modification in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Loan Seller shall obtain a replacement Primary Mortgage Insurance Policy as provided above. Any amounts advanced by the Master Servicer to maintain Primary Mortgage Insurance shall be recoverable by the Master Servicer pursuant to Section 3.11 out of Liquidation Proceeds, Insurance Proceeds or otherwise.

         The Master Servicer shall present, on behalf of the Trustee and Securityholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.10, any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11.

         Section 3.26.  Special Servicing.

         The Master Servicer may, in its sole and absolute discretion, enter into a Special Servicing Agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Security, such agreement to be substantially in the form of Exhibit L hereto, or subject to each Rating Agency's acknowledgment that the ratings of the Securities in effect

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immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Securities would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposition of cash by the holder that would be available for distribution to Securityholders if Liquidation Proceeds are less than they otherwise may have been had the Master Servicer acted in accordance with its normal procedures.

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                                   ARTICLE IV

                          PAYMENTS TO SECURITYHOLDERS

         Section 4.01.  Security Account; Distributions.

         (a) The Trustee shall establish and maintain a Security Account, in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 12:00 P.M. (Pacific Standard Time) on each Security Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance (other than a Servicing Advance) for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Security Account pursuant to Sections 3.13, 3.22, 3.23 or 3.24 and (iii) all other amounts constituting the aggregate Available Distribution Amount for the immediately succeeding Distribution Date.

         (b) On each Distribution Date, the Trustee shall be deemed to have distributed from the Security Account the Subaccount Distribution Amount to the Subaccounts and from the Security Account shall distribute to the Class RP Securityholders the amounts to be distributed to the Class RP Securityholders pursuant to Sections (b)(1) and (b)(2) hereof for such Distribution Date, all in accordance with written statements prepared pursuant to Section 4.03(b), by wire transfer in immediately available funds or by any other means of payment acceptable to the Class RP Securityholder. Notwithstanding any other provision of this Agreement, no actual distributions pursuant to this Section 4.01(b) shall be made on account of the deemed distributions described in this paragraph other than amounts distributable to the Class RP Securities.

         (1) For any Distribution Date prior to the Credit Support Depletion Dates the Available Distribution Amount shall be deemed to be distributed to the Subaccounts in the order and priority as follows:

                  (a) With respect to the Class FX Subaccounts, to the extent of the Available Distribution Amounts for Group I Mortgage Loans:

                           (i) first, to the Class FXP Subaccount, the Class FXP Principal Distribution Amount;

                           (ii) second, to the Class FXA and Class FXS Subaccounts on a pro rata basis (based on the aggregate Accrued Interest payable thereon), Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Dates;

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                           (iii)    third, to the Class FXA Subaccounts, as
                                    principal, the Class FXA Principal
                                    Distribution Amount in the order as follows:

                                    (A)     first, to the Class FX Lockout
                                            Subaccounts, an amount, up to the
                                            amount of the Class FX Lockout
                                            Principal Distribution Amount, if
                                            any, sequentially to the Class
                                            FXA-10 Subaccount, until the
                                            Subaccount Principal Balance thereof
                                            has been reduced to zero, then to
                                            the Class FXA-11 Subaccount, until
                                            the Subaccount Principal Balance
                                            thereof has been reduced to zero,
                                            and then to the Class FXA-9
                                            Subaccount until the Security
                                            Principal Balance thereof has been
                                            reduced to zero;

                                    (B)     second, concurrently, 63.4920647059%
                                            and 36.5079352941% of the Class FXA
                                            Principal Distribution Amount
                                            remaining after the distributions in
                                            clause (A) above to the Class FXA-1
                                            and Class FXA-8 Subaccounts,
                                            respectively, until the Subaccount
                                            Principal Balance of the Class FXA-1
                                            Subaccount has been reduced to zero;

                                    (C)     third, concurrently, 74.0740737260%
                                            and 25.9259262740% of the Class FXA
                                            Principal Distribution Amount
                                            remaining after the distributions in
                                            clauses (A) and (B) above to the
                                            Class FXA-3 and Class FXA-8
                                            Subaccounts, respectively, until the
                                            Subaccount Principal Balance of the
                                            Class FXA-3 Subaccount has been
                                            reduced to zero;

                                    (D)     fourth, concurrently 76.9263220005%
                                            and 23.0736779995% of the Class FXA
                                            Principal Distribution Amount
                                            remaining after the distributions in
                                            clauses (A), (B) and (C) above to
                                            the Class FXA-4 and Class FXA-8
                                            Subaccounts, respectively, until the
                                            Subaccount Principal Balance of the
                                            Class FXA-4 Subaccount has been
                                            reduced to zero;

                                    (E)     fifth, concurrently, 86.9712644646%
                                            and 13.0287355354% of the Class FXA
                                            Principal Distribution Amount
                                            remaining after the distributions in
                                            clauses (A), (B), (C) and (D) above
                                            to the Class FXA-5 and Class FXA-8
                                            Subaccounts, respectively,
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


                                            until the Subaccount Principal
                                            Balance of the Class FXA-5
                                            Subaccount has been reduced to zero;

                                    (F)     sixth, concurrently, 88.9000000000%
                                            and 11.100000000% of the Class FXA
                                            Principal Distribution Amount
                                            remaining after the distributions in
                                            clauses (A), (B), (C), (D) and (E)
                                            above to the Class FXA-6 and Class
                                            FXA-8 Securities, respectively,
                                            until the Security Principal
                                            Balances thereof been reduced to
                                            zero;

                                    (G)     seventh, all of the Class FXA
                                            Principal Distribution Amount
                                            remaining after the distributions in
                                            clauses (A), (B), (C), (D), (E) and
                                            (F) above to the Class FXA-7
                                            Securities, until the Security
                                            Principal Balance of the Class FXA-7
                                            Securities has been reduced to zero;
                                            and

                                    (H)     eighth,  all of the Class FXA
                                            Principal  Distribution  Amount
                                            remaining after the  distributions
                                            in clauses (A),  (B),  (C), (D),
                                            (E), (F) and (G)  above to the Class
                                            FX  Lockout  Securities,
                                            sequentially  to the Class FXA-10
                                            Securities,  until the Security
                                            Principal Balance thereof has been
                                            reduced to zero,  then to the Class
                                            FXA-11  Securities,  until the
                                            Security  Principal  Balance
                                            thereof has been reduced to zero,
                                            and then  to the  Class  FXA-9
                                            Securities  until  the  Security
                                            Principal Balance thereof has been
                                            reduced to zero.

                           (iv) fourth, for so long as the Subordinate Securities are outstanding, to the Class FXP Subaccount, the sum of (a) principal in an amount equal to the Discount Fraction of any Realized Losses on a Group I Discount Mortgage Loan other than Excess
                                    Special  Hazard  Losses,   Excess  Fraud
                                    Losses,   Excess Bankruptcy  Losses or
                                    Extraordinary  Losses to the extent of
                                    amounts  otherwise available to pay the
                                    Subordinate Principal  Distribution Amount
                                    (without regard to clause (B) of such
                                    definition) on such  Distribution Date and
                                    (b) the sum of amounts,  if any, by which
                                    the amount described in Section
                                    4.01(b)(1)(c) below on each prior
                                    Distribution  Date exceeded the amount
                                    actually  distributed in respect  thereof on
                                    such  prior   Distribution  Dates  and  not
                                    subsequently distributed, to the extent of the Subordinate Principal Distribution Amount on such Distribution Date (any amounts distributed in respect of losses pursuant to this

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


                                    paragraph  shall  not cause a  further
                                    reduction  in the Subaccount Principal
                                    Balance of the Class FXP Subaccount);
                                    provided, that if the amounts otherwise available to pay the Subordinate Principal Distribution Amount for any such Distribution Date are insufficient to cover such outstanding principal losses for the Class FXP Subaccount as provided above and Class P Subaccount as provided in
                                    Section 4.01(b)(1)(c)(iv) below, then the amounts otherwise available to pay the Subordinate Principal Distribution Amount will be allocated pro rata to the Class FXP and Class P Subaccounts based on the amount such Subaccounts are entitled to receive pursuant to this clause, in the case of the Class FXP Subaccount, and paragraph (b)(v) below, in the case of the Class P Subaccount;

                  (b) With respect to either the Class FX or the Class II Subaccounts, in addition to the amounts to be distributed in Section 4.01(b)(1)(a) and 4.01(b)(1)(c), the remaining Available Distribution Amount shall be deemed distributed to the Subaccounts in the order and priority as follows:

                           (i) if the Subaccount Principal Balance of either of the Class FX or the Class II Subaccounts have been reduced to zero and (x) the then current Class B Percentage is less than two (2) times the initial Class B Percentage as of the Closing Date, or (y) the average outstanding
                                    Stated Principal  Balance of the Mortgage
                                    Loans in either  Loan  Group that are
                                    delinquent sixty (60) days or more over the last six months, as a percentage of the related Class B Loan Group Component Balance is greater than or equal to 50%, then to the remaining Class FX or Class II Subaccounts in the order and priority set forth in Sections 4.01(b)(1)(a)(ii) -
                                    (iv) (with respect to deemed distributions on the Class FX Subaccounts) or Sections 4.01(b)(1)(c)(ii) - (iv), as appropriate;

                           (ii)     if either:

                                           (A) as of any Distribution Date, the
                                           Class FX Subaccounts would otherwise
                                           be Undercollateralized and the Class
                                           II Subaccounts would otherwise be
                                           Overcollateralized, then
                                           notwithstanding the other provisions
                                           of this Section 4.01, (x) there shall
                                           be withheld from the Available
                                           Distribution Amount in respect of the
                                           Group II Mortgage Loans remaining
                                           after payment of interest on the
                                           Class II Subaccounts

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                                           an amount equal to 30 days' interest
                                           at 8.00% per annum on the amount by
                                           which the Class FX Subaccounts are
                                           Undercollateralized and (y) such
                                           withheld amount shall be paid as
                                           interest on the Class FX Subaccounts,
                                           to the extent not previously paid; or

                                           (B) as of any Distribution Date, the
                                           Class II Subaccounts would otherwise
                                           be Undercollateralized and the Class
                                           FX Subaccounts would otherwise be
                                           Overcollateralized, then
                                           notwithstanding the other provisions
                                           of this Section 4.01, (x) there shall
                                           be withheld from the Available
                                           Distribution Amount in respect of the
                                           Group I Mortgage Loans remaining
                                           after payment of interest on the
                                           Class FX Subaccounts an amount equal
                                           to 30 days' interest at 7.75% per
                                           annum on the amount by which the
                                           Class II Subaccounts are
                                           Undercollateralized and (y) such
                                           withheld amount shall be paid as
                                           interest on the Class II Subaccounts,
                                           to the extent not previously paid,
                                           and.

                             (iii) if either:

                                           (A) as of any Distribution Date, the
                                           Class FX Subaccounts would otherwise
                                           be Undercollateralized and the Class
                                           II Subaccounts would otherwise be
                                           Overcollateralized, then
                                           notwithstanding the other provisions
                                           of this Section 4.01, the portion of
                                           the Available Distribution Amount in
                                           respect of principal on the Group II
                                           Mortgage Loans remaining after
                                           distribution of principal to the
                                           Class II Subaccounts, shall be
                                           distributed as principal to the Class
                                           FX Subaccounts in accordance with the
                                           priority set forth in Sections
                                           4.01(b)(1)(c)(iii)(C) through (F)
                                           until the aggregate Subaccount
                                           Principal Balance of the Class FX
                                           Subaccounts equals the sum of
                                           aggregate Stated Principal Balance of
                                           the Group I Mortgage Loans minus the
                                           Discount Fraction of the Group I
                                           Discount Mortgage Loans;

                                           (B) as of any Distribution Date, the
                                           Class II Subaccounts would otherwise
                                           be Undercollateralized and the Class
                                           FX Subaccounts would otherwise be
                                           Overcollateralized, then
                                           notwithstanding the other

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                                           provisions of this Section 4.01, the
                                           portion of the Available Distribution
                                           Amount in respect of principal on the
                                           Group I Mortgage Loans remaining
                                           after distribution of principal to
                                           the Class FX Subaccounts, shall be
                                           distributed as principal to the Class
                                           II Subaccounts in accordance with the
                                           priority set forth in Sections
                                           4.01(b)(1)(a)(iii)(B) through (H)
                                           until the aggregate Subaccount
                                           Principal Balance of the Class II
                                           Subaccounts equals the sum of
                                           aggregate Stated Principal Balance of
                                           the Group II Mortgage Loans minus the
                                           Discount Fraction of the Group II
                                           Discount Mortgage Loans;

                  (c) With respect to the Class II Subaccounts and the Class RP Securities, to the extent of the Available Distribution Amount for the Group II Mortgage Loans remaining following prior distributions, if any, on such Distribution Date:

                           (i) first, to the Class P Subaccount, the Class P Principal Distribution Amount;

                           (ii) second, to the Class II Subaccounts (other than the Class P Subaccount) and the Class RP Security, on a pro rata basis (based upon the Accrued Interest payable thereon), Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Dates;

                           (iii) third, to the Class A and Class R Subaccount and the Class RP Securities, as principal, the Class A Principal Distribution Amount in the following order:

                                    (A)     first, to the Class R Subaccount and
                                            the Class RP Securities, pro rata,
                                            until the Subaccount Principal
                                            Balance and Security Principal
                                            Balance, respectively, thereof have
                                            been reduced to zero;

                                    (B)     second, to the Class A Lockout
                                            Subaccounts, an amount, up to the
                                            Class A Lockout Principal
                                            Distribution Amount, if any,
                                            sequentially to the Class A-6
                                            Subaccount, until the Subaccount
                                            Principal Balance thereof has been
                                            reduced to zero, then to the Class
                                            A-7 Subaccount, until the Subaccount
                                            Principal Balance thereof has been
                                            reduced to zero, and then to the
                                            Class A-8 Subaccount until the

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                                            Subaccount Principal Balance thereof
                                            has been reduced to zero;

                                    (C)     third, concurrently, 71.4285709915%
                                            and 28.5714290085% of the Class A
                                            Principal Distribution Amount
                                            remaining after the distributions in
                                            clauses (A) and (B) above to the
                                            Class A-1 and Class A-5 Subaccount,
                                            respectively, until the Subaccount
                                            Principal Balance of the Class A-1
                                            Subaccount has been reduced to zero;

                                    (D)     fourth, concurrently, 71.4329754779%
                                            and 28.5670245221% of the Class A
                                            Principal Distribution Amount
                                            remaining after the distributions in
                                            clauses (A), (B) and (C) above to
                                            the Class A-2 and Class A-5
                                            Subaccounts, respectively, until the
                                            Subaccount Principal Balances
                                            thereof have been reduced to zero;

                                    (E)     fifth, all of the Class A Principal
                                            Distribution Amount remaining after
                                            the distributions in clauses (A),
                                            (B), (C) and (D) above to the Class
                                            A-3 Subaccount, until the Subaccount
                                            Principal Balance of the Class A-3
                                            Subaccount has been reduced to zero;
                                            and

                                    (F)     sixth,  all of the  Class A
                                            Principal  Distribution  Amount
                                            remaining after the  distributions
                                            in clauses (A),  (B),  (C), (D) and
                                            (E) above to the  Class A  Lockout
                                            Subaccount,  sequentially  to the
                                            Class  A-6 Subaccount,  until the
                                            Subaccount  Principal  Balance
                                            thereof has been reduced  to  zero,
                                            then  to  the  Class  A-7
                                            Subaccount,   until  the Subaccount
                                            Principal  Balance  thereof has been
                                            reduced to zero,  and then  to the
                                            Class  A-8  Subaccount  until  the
                                            Subaccount  Principal Balance
                                            thereof has been reduced to zero.

                           (iv) fourth, for so long as the Subordinate Securities are outstanding, to the Class P Subaccount, the sum of (x) principal in an amount equal to the Discount Fraction of any Realized Losses on a Group II Discount Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses, Extraordinary Losses or Excess Bankruptcy Losses to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount (without regard to clause (B) of such definition) on such Distribution Date and

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                                    (y) the sum of amounts,  if any, by which
                                    the amount described in Section
                                    4.01(b)(1)(a) above on each prior
                                    Distribution  Date exceeded the amount
                                    actually  distributed in respect  thereof on
                                    such  prior   Distribution  Dates  and  not
                                    subsequently distributed, to the extent of the Subordinate Principal Distribution Amount on such Distribution Date (any amounts distributed in respect of losses pursuant to this paragraph shall not cause a further reduction in the Subaccount Principal Balance of the Class P Subaccount); provided, that if the amounts otherwise available to pay the Subordinate Principal Distribution Amount for any such Distribution Date are insufficient to cover such outstanding principal losses for the Class P Subaccount as provided above and Class FXP Subaccount as provided in paragraph 4.01(b)(1)(b)(iv) above, then the amounts otherwise available to pay the Subordinate Principal Distribution Amount will be allocated pro rata to the Class FXP and Class P Subaccounts based on the amount such Subaccounts are entitled to receive pursuant to this clause, in the case of the Class P Subaccount, and paragraph 4.01(b)(1)(b)(iv) above, in the case of the Class FXP Subaccount;

                  (d) With respect to the Class B Subaccounts and the Class RP Securities, subject to the payment of the Class FX and Class II Subaccounts and the Class RP Securities as described above in Section 4.01(b)(1)(a), 4.01(b)(1)(b) and 4.01(b)(1)(c), and to the extent of the Available Distribution Amount for both Mortgage Loan Groups remaining, if any, following prior distributions on such Distribution Date:

                           (i) first, to the Class B Subaccounts, Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date;

                           (ii) second, to the Class IB Subaccount and the Class IIB Subaccount, principal distributions equal to (A) in the case of the Class IB Subaccount, the amount, if any, by which the Subaccount Principal Balance immediately before such Distribution Date (but after reflecting any allocations of Realized Losses) exceeds the Class B Loan Group I Component Balance (calculated as of the immediately preceding Due Date after giving effect to principal payments scheduled to be received as of such Due Date, whether or not received, and after giving effect to any Principal

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                                    Prepayments to be  distributed  on the
                                    current Distribution  Date and after
                                    reflecting any Realized Losses and after giving effect to principal distributions to be made with respect to the Class FX Securities on the current Distribution
                                    Date) and (B) in the case of the Class IIB
                                    Subaccount, the amount, if any, by which the Subaccount Principal Balance immediately before such Distribution Date (but after reflecting any allocations of Realized Losses) exceeds the Class B Loan Group II Component Balance (calculated as of the immediately preceding Due Date after giving effect to principal payments scheduled to be received as of such Due Date, whether or not received, and after giving effect to any Principal Prepayments to be distributed on the current Distribution Date and after reflecting any Realized Losses and after giving effect to principal distributions to be made with respect to the Class II Securities on the current Distribution
                                    Date); and

                           (iii) third, to the Class RP Securities, the remaining portion, if any, of the Available Distribution Amount for such Distribution Date.

         (2) On each Distribution Date on or after the Credit Support Depletion Date, distributions will be made in the order and priority as follows:

                  (a) With respect to the Class FX Subaccounts and Class RP Securities, subject, in each case, to the extent of the Available Distribution Amount for Group I remaining following prior distributions, if any, on such Distribution Date:

                           (i) first, to the Class FXP Subaccount, the Class FXP Fraction of all principal received on or in respect of each Group I Discount Mortgage Loan;

                           (ii) second, to the Class FX Subaccounts (other than the Class FXP Subaccount), Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date;

                           (iii) third, to the Class FXA Subaccounts, the Class FXA Principal Distribution Amount, pro rata according to their respective Subaccount Principal Balances;

                           (iv) fourth, to the Class A Subaccounts, the remaining portion, if any, of the Available Distribution for Group I for such

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                                    Distribution Date, to be distributed
                                    pursuant to paragraph (2)(b) hereof until the outstanding Subaccount Principal Balance thereof has been reduced to zero; and

                           (v) fifth, to the Class RP Securities, the remaining portion, if any, of the Available Distribution Amount for Group I for such Distribution Date.

                  (b) With respect to the Class II Subaccounts and the Class RP Securities, subject, in each case, to the extent of the Available Distribution Amount for Group II remaining following prior distributions, if any, on such Distribution Date:

                           (i) first, to the Class P Subaccount, the Class P Fraction of all principal received on or in respect of each Group II Discount Mortgage Loan;

                           (ii) second, to the Class II Subaccounts (other than the Class P Subaccount), and the Class RP Securities, Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date;

                           (iii) third, to the Class A and Class R Subaccount and the Class RP Securities, the Class A Principal Distribution Amount, pro rata according to their respective Subaccount Principal Balances or Security Principal Balance;

                           (iv) fourth, to the Class FX Subaccount, the remaining portion, if any, of the Available Distribution for Group II for such Distribution Date, to be distributed pursuant to paragraph (2)(a) hereof; and

                           (v) fifth, to the Class RP Securities, the remaining portion, if any, of the Available Distribution Amount for Group II for such Distribution Date.

                  (c) On each Distribution Date, the Trustee shall withdraw from the Security Account the Available Distribution Amount for such Distribution Date and shall distribute, from the amount so withdrawn, to the extent of the Available Distribution Amount, the Security Distribution Amount to the Securities (other than the Class RP Securities), in accordance with written statements received from the Master Servicer pursuant to Section 4.03(b), by wire transfer in immediately available funds for the account of, or by check mailed to, each Securityholder and Class R Securityholder of record on the immediately preceding Record Date (other than as provided in Section

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9.01 respecting the final distribution), as specified by each such
Securityholder and at the address of such Holder appearing in the Security Register.

         For any Distribution Date, the Available Distribution Amount shall be distributed to the Securityholders of each Class in the order and priority as follows:

                  (1) all interest deemed paid on each Subaccount on each Distribution Date shall be distributed as interest as follows:

                           (i) (A) interest deemed paid on the Class FXA and Class FXS Subaccounts shall be distributed to the Corresponding Classes in an amount equal to the Accrued Interest for such Classes with respect to such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date, with any interest shortfall on such Distribution Date being allocated pro rata among all such Classes of Securities based on their respective Accrued Interest for such Distribution Date; and (B) interest deemed paid on the Class A, Class S and Class R Subaccounts shall be distributed to the Corresponding Classes, with any interest shortfall on such Distribution Date being allocated pro rata among all such Classes of Securities based on their respective Accrued Interest;

                           (ii)     interest deemed paid on the Class B
                                    Subaccounts shall be distributed to the
                                    Class B Securities in the manner set forth in paragraph (3) hereof; and

                  (2) All principal deemed paid on, and Realized Losses allocated to, each Subaccount (other than the Class B Subaccounts) on each Distribution Date shall be distributed on such Distribution Date as principal to the Corresponding Classes; and

                  (3) All principal and interest deemed distributed on the Class B Subaccounts on each Distribution Date shall be distributed with respect to the Class B Securities as follows:

                           (i) first, to the Class B-1 Securities, Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date;

                           (ii) second, to the Class B-1 Securities, the pro rata share of the Subordinate Principal Distribution Amount (based upon such Class' Security Principal Balance as a percentage of the Security Principal Balance of all of the Class B Securities);

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

                           (iii) third, to the Class B-2 Securities, Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date;

                           (iv) fourth, to the Class B-2 Securities, the pro rata share of the Subordinate Principal Distribution Amount (based upon such Class' Security Principal Balance as a percentage of the Security Principal Balance of all of the Class B Securities);

                           (v) fifth, to the Class B-3 Securities, Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date;

                           (vi) sixth, to the Class B-3 Securities, the pro rata share of the Subordinate Principal Distribution Amount (based upon such Class' Security Principal Balance as a percentage of the Security Principal Balance of all of the Class B Securities);

                           (vii) seventh, to the Class B-4 Securities, Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date;

                           (viii) eighth, to the Class B-4 Securities, the pro rata share of the Subordinate Principal Distribution Amount (based upon such Class' Security Principal Balance as a percentage of the Security Principal Balance of all of the Class B Securities);

                           (ix) ninth, to the Class B-5 Securities, Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date;

                           (x) tenth, to the Class B-5 Securities, the pro rata share of the Subordinate Principal Distribution Amount (based upon such Class' Security Principal Balance as a percentage of the Security Principal Balance of all of the Class B Securities);

                           (xi) eleventh, to the Class B-6 Securities, Accrued Interest for such Distribution Date, plus any Accrued Interest thereon remaining unpaid from any previous Distribution Date;

                           (xii) twelfth, to the Class B-6 Securities, the pro rata share of the Subordinate Principal Distribution Amount (based upon such Class' Security Principal Balance as a percentage of the

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


                                    Security Principal Balance of all of the Class B Securities); and

                           (xiii) thirteenth, to each Class of the Class B Securities in the order of seniority, the remaining portion, if any, of the Available Distribution Amount, up to the amount of unreimbursed Realized Losses previously allocated to such Class, if any, provided distribution of any amount pursuant to this paragraph shall not cause a further reduction in the Security Principal Balances of such Class of Subordinate Securities.

                  (4) Any amounts remaining in the Custodial Account or Security Account on any Distribution Date after all payments required to be made by this Agreement have been made and any amounts remaining in the Pooling REMIC or the Issuing REMIC after payment in full of the Regular Interests therein, and any administrative expenses associated with the Trust, will be distributed pro rata to the Holders of the Class RP and Class R Securities, respectively (but will not reduce the Security Principal Balance thereof).

         (d) On each Distribution Date the Trustee shall distribute to the Master Servicer, prior to any distributions on the Securities out of the Available Distribution Amount for such Distribution Date, any Advance Reimbursement Amount for such Distribution Date, to the extent not previously reimbursed by the Master Servicer through withdrawals from the Custodial Account, and to each Securityholder of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee at least five Business Days prior to the related Record Date and such Securityholder is the registered owner of Securities the aggregate Initial Security Principal Balance of which is not less than $1,000,000 (or, with respect to any Class of Strip Securities, is the registered owner of an initial Notional Amount of not less than $1,000,000 of such Class), or otherwise by check mailed to such Securityholder at the address of such Holder appearing in the Security Register, such Securityholder's share (based on the aggregate of the Percentage Interests represented by Securities of the applicable Class held by such Holder) of the Security Distribution Amounts, in each case to the extent of the related Available Distribution Amount.

         (e) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Security Account to invest the funds in the Security Account in Permitted Instruments designated in the name of the Trustee for the benefit of the Securityholders, which shall mature not later than the Business Day

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next preceding the Distribution Date next following the date of such investment
(except that (i) any investment in obligations of the institution with which the Security Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall agree to advance funds on such Distribution Date to the Security Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Security Account by the Master Servicer out of its own funds immediately as realized without right of reimbursement.

         (f) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Securities will be made on the next Distribution Date, the Trustee shall, no later than five days after the Determination Date, mail to each Holder on such date of such Class of Securities a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Securities will be made on such Distribution Date but only upon presentation and surrender of such Securities at the office of the Trustee therein specified, and

                  (ii) no interest shall accrue on such Securities from and after the end of the related Interest Accrual Period.

         Any funds not distributed to any Holder or Holders of Securities of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Securities shall, on such date, be set aside and held in trust uninvested and credited to the account of the appropriate non-tendering Holder or Holders. If any Securities as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Securityholders instructing such Securityholders to surrender their Securities for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Securities shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Seller, or appoint an agent to take reasonable steps, to contact the remaining non-tendering Securityholders concerning surrender of their Securities. The costs and expenses of maintaining the funds in trust and of contacting such Securityholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Securities shall not have been surrendered for cancellation, the Class R and Class RP Securityholders shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Securityholder on any amount held in trust

                                       98

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as a result of such Securityholder's failure to surrender its Security(s) for final payment thereof in accordance with this Section 4.01(f).

         (g) On each Distribution Date, the Trustee shall distribute to each Securityholder of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution), in the manner set forth in
Section 4.01(b), such Securityholder's share (based on the aggregate of the Percentage Interests represented by the Securities of the applicable Class held by such Securityholder) of the amount transferred from the Excess Proceeds Account to the Security Account on the related Security Account Deposit Date in accordance with Section 3.24(b), in the following order of priority; first, to the Class FX and Class II Securities (other than the Class FXP and Class P Securities) on a pro rata basis, to the extent of and in proportion to the interest portion of the aggregate amount of all Realized Losses allocated to the Securities of such Classes on such Distribution Date or any previous Distribution Date in accordance with Section 4.04 and not subsequently recovered through any distribution in accordance with this Section 4.01(g), and then second, to the Class FX and Class II Securities (other than the Class Strip Securities) on a pro rata basis, to the extent of and in proportion to the principal portion of the aggregate amount of all Realized Losses allocated to the Securities of such Classes on such Distribution Date or any previous Distribution Date in accordance with Section 4.04 and not subsequently recovered through any distribution in accordance with Section 4.01(c), or in accordance with this Section 4.01(g), third, to the Holders of the Class B-1 Securities, fourth, to the Holders of the Class B-2 Securities, fifth, to the Holders of the Class B-3 Securities, sixth, to the Holders of the Class B-4 Securities, seventh, to the Holders of the Class B-5 Securities, eighth, to the Holders of the Class B-6 Securities, in each case to the extent of the aggregate amount of all Realized Losses allocated to the Security of such Class on such Distribution Date or any previous Distribution Date in accordance with Section 4.04 and not subsequently recovered through any distribution in accordance with Section 4.01(c) or in accordance with this Section 4.01(g), and then ninth, to the Holders of the Class RP Securities. There shall be corresponding deemed distributions with respect to the Corresponding Classes of Subaccounts. The distribution of any amount in accordance with this Section 4.01(g) shall not have the effect of reducing the Security Principal Balance of any Security (or the Subaccount Principal Balance of any Subaccount) to which such distribution is allocated.

         (h) On each Distribution Date, the Trustee shall distribute to each Class RP Securityholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), each Class RP Securityholder's share (based on the aggregate of the Percentage Interests represented by Class RP Securities held by such Class RP Securityholder, as applicable) of the amount transferred from the Excess Proceeds Account to the Security Account on the related Security Account Deposit Date in accordance with
Section 3.24(c).

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         Section 4.02.  Statements to Securityholders.

         On each Distribution Date the Trustee shall forward or cause to be forwarded by mail to each Holder of a Security and to the Seller, the Loan Seller and the Master Servicer a statement as to such distribution setting forth:

                  (i)(a) the amount of such distribution to the Securityholders of each Class applied to reduce the Security Principal Balance thereof,
         (b) the aggregate amount included therein representing Principal Prepayments, (c) the Class FXA Prepayment Percentage with respect to the Class FXA Securities, the Class A Prepayment Percentage with respect to the Class A Securities, the Class FX Lockout Prepayment Percentage with respect to the Class FX Lockout Securities, the Class A Lockout Prepayment Percentage with respect to the Class A Lockout Securities and the Class B Percentage applicable to such distribution and (d) the aggregate of the Stated Principal Balances of any Mortgage Loans repurchased during the related Prepayment Period (on aggregate basis and on a Loan Group by Loan Group basis);

                  (ii) the amount of such distribution to the Securityholders of such Class allocable to interest;

                  (iii) the amount of related servicing compensation and the amount of servicing compensation attributable to penalties and fees received by or on behalf of the Master Servicer and any Sub-Servicers with respect to such Distribution Date and such other customary information as the Master Servicer deems necessary or desirable and supplies to the Trustee, or which a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

                  (iv) the amount of Advances (other than Servicing Advance), presented in the aggregate and the amount of principal and the amount of interest Advances included in such distribution on such Distribution Date;

                  (v) the number and aggregate Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date (on an aggregate basis and on a Loan Group-by-Loan Group basis);

                  (vi) the Security Principal Balance of a Single Security of such Class, the aggregate Security Principal Balance of the Class FXA-1 Securities, Class FXA-3 Securities, Class FXA-4 Securities, Class FXA-5 Securities, Class FXA-6 Securities, Class FXA-7 Securities, Class FXA-8 Securities, Class FXA-9 Securities, Class FXA-10 Securities, Class FXA-11 Securities, Class A-1 Securities, Class A-2 Securities, Class A-3 Securities, Class A-5 Securities, Class A-6 Securities, Class A-7 Securities, Class A-8 Securities, Class FXP Securities, Class P Securities, Class B-1 Securities, Class B-2 Securities, Class

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         B-3 Securities, Class B-4 Securities, Class B-5 Securities and Class
         B-6 Securities, respectively, the Notional Amounts for the Class FXS Securities, the Class FXA-2 Securities, the Class S Securities and the Class A-4 Securities, the Class FXA Percentage, the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage, the Class B-3 Percentage, the Class B-4 Percentage, Class B-5 Percentage and the Class B-6 Percentage after giving effect to the amounts distributed on such Distribution Date separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal (on an aggregate basis and on a Loan Group-by-Loan Group basis);

                  (vii) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days and (c) delinquent 91 days or more (on an aggregate basis and on a Loan Group-by-Loan Group basis) as of the close of business on the Determination Date to which such distribution relates;

                  (viii) the number and aggregate Stated Principal Balance of Mortgage Loans as to which foreclosure proceedings have been commenced in each case as of the related Determination Date and which are (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days and (c) delinquent 91 days or more (on an aggregate basis and on a Loan Group-by-Loan Group basis) as of the close of business on the Determination Date to which such distribution relates;

                  (ix) the number and aggregate Stated Principal Balance of Mortgage Loans as to which bankruptcy proceedings have been commenced in each case as of the related Determination Date and which are (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days and (c) delinquent 91 days or more (on an aggregate basis and on a Loan Group-by-Loan Group basis) as of the close of business on the Determination Date to which such distribution relates;

                  (x) with respect to any Mortgage Loan that became a REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such month and the date of acquisition thereof;

                 (xi) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                (xii) the Pass-Through Rate in effect for the preceding calendar month with respect to each Class of Securities (other than the Principal Only Securities and the Residual Securities);

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               (xiii) the remaining aggregate Security Principal Balance of each
         Class of Securities, after giving effect to the distribution made on such Distribution Date;

               (xiv) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount remaining available immediately after such Distribution Date;

                (xv) the aggregate Realized Losses incurred since the Cut-off Date (on an aggregate basis and on a Loan Group-by-Loan Group basis); and

               (xvi) the amount of any Excess Proceeds distributed to each Class of Securities and the remaining balance of the Excess Proceeds Account, if any, on such Distribution Date, after giving effect to distributions made on such date.

         In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts shall also be expressed as a dollar amount per Single Security.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Security (other than the Class R or Class RP Securities) a statement containing the information set forth in subclauses
(i)-(iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Securityholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

         On each Distribution Date the Trustee shall prepare and forward, to each Holder of a Class R or Class RP Security a copy of the reports forwarded to each of the Securityholders (other than the Class R or Class RP Securityholders) on such Distribution Date and a statement setting forth the amounts actually distributed with respect to the Class R or Class RP Securities on such Distribution Date.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Class R or Class RP Security a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R or Class RP Securityholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

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         Section 4.03.  Remittance Reports; Advances by the Master Servicer.

         (a) On the second Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee a report, prepared as of the close of business on the Determination Date (the "Determination Date Report"), in the form of an electromagnetic tape or disk. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably available to the Master Servicer and that is required by the Trustee for purposes of making the calculations referred to in the following paragraph, as set forth in Exhibit K hereto. Not later than 10:00 A.M. (Pacific Standard Time) on the Business Day preceding each Security Account Deposit Date, the Trustee shall furnish by telecopy to the Master Servicer a statement (the information in such statement to be made available to Securityholders or the Seller by the Master Servicer on request) setting forth (i) the Available Distribution Amount (in the aggregate and on a Loan-Group-by Loan Group basis) and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Security Account on the immediately succeeding Security Account Deposit Date pursuant to clause
(iii) of Section 4.01(a). The Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer. The determination by the Trustee of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder.

         (b) Prior to the close of business on the Business Day preceding each Security Account Deposit Date, the Trustee shall notify the Master Servicer of the amount of Advances (other than Servicing Advances) (in the aggregate and on a Loan-Group-by-Loan Group basis) required to be made for the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments, (with each interest portion thereof adjusted to the Net Mortgage Rate) less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; no Advance shall be made if it would be a Nonrecoverable Advance. On or before 12:00 P.M. (Pacific Standard Time) on each Security Account Deposit Date, the Master Servicer shall either (i) deposit in the Security Account from its own funds, or funds received therefor from the Sub-Servicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Security Account all or a portion of the amounts held for future distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the amounts held for future distribution so used shall be replaced by the Master Servicer by deposit in the Security Account on or before 11:00 A.M. (Pacific Standard Time) on any future Security Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Security Account on

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such Security Account Deposit Date shall be less than payments to
Securityholders required to be made on the following Distribution Date. The amount of any reimbursement in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.11. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Loan Seller and the Trustee. The Trustee shall deposit all funds it receives pursuant to this Section 4.03 into the Security Account.

         (c) In the event that the Master Servicer determines as of the Business Day preceding any Security Account Deposit Date that it will be unable to deposit in the Security Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date in the amount determined by the Trustee pursuant to paragraph (b) above, it shall give notice in the form of an Officers' Certificate to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 11:00 A.M. (Pacific Standard
Time), on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 2:30 P.M. (Pacific Standard Time), on the Security Account Deposit Date, unless by such time the Master Servicer shall have directly or indirectly deposited in the Security Account the entire amount of the Advances required to be made for the related Distribution Date, pursuant to Section 7.01, the Trustee shall (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Security Account an amount equal to the Advance for the immediately succeeding Distribution Date; provided, however, that the Trustee's obligation to advance such amounts shall be as of the related Distribution Date.

         Section 4.04.  Allocation of Realized Losses.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses (in the aggregate and on a Loan Group-by-Loan Group basis), if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate by the Master Servicer. Realized Losses shall be allocated among the various Classes of Securities as determined by the Trustee in accordance with the following provisions. All Realized Losses in respect of the Mortgage Loans, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated first to the Class B-6 Securities until the Security Principal Balance of the Class B-6 Securities has been reduced to zero, then,

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to the Class B-5 Securities until the Security Principal Balance of the Class
B-5 Securities has been reduced to zero, then, to the Class B-4 Securities until the Security Principal Balance of the Class B-4 Securities has been reduced to zero, then, to the Class B-3 Securities until the Security Principal Balance of the Class B-3 Securities has been reduced to zero, then, to the Class B-2 Securities until the Security Principal Balance of the Class B-2 Securities has been reduced to zero, then, to the Class B-1 Securities until the Security Principal Balance of the Class B-1 Securities has been reduced to zero, and, thereafter, (x) any such Realized Losses on the Group I Mortgage Loans will be allocated, if any such loss is on a Group I Discount Mortgage Loan, to the Class FXP Securities in an amount equal to the related Discount Fraction of the principal portion of such Realized Loss, and the remainder of such Realized Losses and the entire amount of such Realized Losses on any other Group I Mortgage Loans to the Classes of Class FXA and Class FXS Securities on a pro-rata basis of the then outstanding Security Principal Balances thereof in the case of the principal portion of a Realized Loss or based on the Accrued Interest thereon in the case of an interest portion of a Realized Loss, and (y) any such Realized Losses on the Group II Mortgage Loans will be allocated, if any such loss is on a Group II Discount Mortgage Loan, to the Class P Securities in an amount equal to the related Discount Fraction of the principal portion of such Realized Loss, and the remainder of such Realized Losses and the entire amount of such Realized Losses on any other Group II Mortgage Loans to the Classes of Class A and Class S Securities on a pro-rata basis of the then outstanding Security Principal Balances thereof in the case of the principal portion of a Realized Loss or based on the Accrued Interest thereon in the case of an interest portion of a Realized Loss. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount Mortgage Loans will be allocated among all Classes of the Securities (other than the Class FXP and the Class P Securities) pursuant to a Pro Rata Allocation. The principal portion of such losses on Group I Discount Mortgage Loans will be allocated to the Class FXP Securities in an amount equal to the related Discount Fraction thereof and the principal portion of such losses on Group II Discount Mortgage Loans will be allocated to the Class P Securities in an amount equal to the related Discount Fraction thereof, and the remainder of the principal portion of such losses, and the interest portion of such losses on Discount Mortgage Loans will be allocated among all Classes of Securities (other than the Class FXP and the Class P Securities) pursuant to a Pro Rata Allocation. Any Realized Losses or interest shortfalls allocated to any Class of Securities shall be allocated to the Subaccounts bearing the same designation to reduce the related Subaccount Principal Balance thereof. Any Realized Loss that is allocated to the Class B Securities pursuant to this
Section 4.04 will be allocated to the Class IB Subaccount if the Realized Loss is attributable to a Group I Mortgage Loan and to the Class IIB Subaccount if the Realized Loss is attributable to a Group II Mortgage Loan.

         Section 4.05.  Information Reports to be Filed by the Master Servicer.

         The Master Servicer or Sub-Servicers shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of

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foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively, and promptly deliver upon such filing to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         Section 4.06.  Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Securityholders of interest or original issue discount on the Mortgage Loans, that the Trustee reasonably believes are applicable under the Code. The consent of Securityholders shall not be required for such withholding. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Securityholder pursuant to federal withholding requirements, the Trustee shall, together with its monthly report to such Securityholders pursuant to Section 4.02 hereof, indicate such amount withheld.


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                                   ARTICLE V

                                 THE SECURITIES

         Section 5.01.  The Securities.

         (a) The Securities will be substantially in the respective forms annexed hereto as Exhibits A, B-1 and B-2. The Securities will be issuable in registered form only. Except as provided in Section 5.01(b) below, each of the Class FXA-4, Class FXA-5, Class FXA-6, Class FXA-7, Class FXA-9, Class FXA-10, Class FXA-11, Class A-2, Class A-3, Class A-6, Class A-7, Class A-8 and the Principal Only Securities will be issuable in denominations evidencing initial Security Principal Balances of not less than $1,000 and integral multiples of $1,000 in excess thereof and each of the Class FXA-1, Class FXA-3, Class FXA-8, Class A-1, Class A-5 and the Class B Securities will be issuable in denominations evidencing initial Security Principal Balances of not less than $250,000 and integral multiples of $1,000 in excess thereof, except that one Security of each such Class may be issued in an amount (whether greater or less than the applicable minimum denomination) such that the denomination of such Security and the aggregate denomination of all other outstanding Securities of such Class together equal the aggregate Security Principal Balance of such Class. Except as provided in Section 5.01(b) below, each Class of the Strip Securities will be issuable in denominations evidencing an initial Notional Amount of not less than $1.00 and integral multiples of $1.00 in excess thereof, except that one Security of each such Class will be issuable in an amount such that the denomination of such Security and the aggregate denomination of all other outstanding Securities of such Class together equal the related initial Notional Amount of such Class. The Class R and Class RP Securities will each be issuable in denominations of any Percentage Interest representing 5.00% and multiples of 0.01% in excess thereof.

         Upon original issue, the Securities shall, upon the written request of the Seller executed by an officer of the Seller, be executed and delivered by the Trustee, authenticated by the Trustee and delivered to or upon the order of the Seller upon receipt by the Trustee of the documents specified in Section
2.01. The Securities shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by a Responsible Officer. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. No Security shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. All Securities issued on the Closing Date shall

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be dated the Closing Date and any Securities delivered thereafter shall be dated the date of their authentication.

         (b) None of the Principal Only Securities, Class B-4 Securities, Class B-5 Securities, Class B-6 Securities, Class R Securities are Class RP Securities shall be Book-Entry Securities. Each Class of the Strip Securities, the Class FXA Securities and the Class A Securities shall initially be issued as one or more Securities registered in the name of the Depository or its nominee and, except as provided below, registration of such Securities may not be transferred by the Trustee except to another Depository that agrees to hold such Securities for the respective Security Owners with Ownership Interests therein. The Security Owners shall hold their respective Ownership Interests in and to each of the Strip Securities, the Class FXA Securities, and the Class A Securities through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Securities in respect of such Ownership Interests. All transfers by Security Owners of their respective Ownership Interests in the Book-Entry Securities shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Security Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Securities of Security Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depositor's normal procedures.

         The Trustee, the Master Servicer and the Seller may for all purposes (including the making of payments due on the respective Classes of Book-Entry Securities) deal with the Depository as the authorized representative of the Security Owners with respect to the respective Classes of Book-Entry Securities for the purposes of exercising the rights of Securityholders hereunder. The rights of Security Owners with respect to the respective Classes of Book-Entry Securities shall be limited to those established by law and agreements between such Security Owners and the Depository Participants and brokerage firms representing such Security Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Securities with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Security Owners. The Trustee shall utilize the next available record date in connection with solicitations of consents from or voting by Securityholders and shall give notice to the Depository of such record date.

         If (i)(A) the Seller or the Master Servicer advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) Neither the Seller or the Master Servicer is able to locate a qualified successor or (ii) either the Seller or the Master Servicer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Security Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Securities to Security Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Securities by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall, at the Master Servicer's; or, if so requested by

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the Seller, the Seller's expense, issue the Definitive Securities. Such
Definitive Securities will be issued in minimum denominations of $1,000, except that any certificate that was represented by a Book-Entry Security in an amount less than $1,000 immediately prior to the issuance of a Definitive Security shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Security. Neither the Seller, the Master Servicer, the Loan Seller nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Securities all references herein to obligations imposed upon or to be performed by the Depository in connection with the issuance of the Definitive Securities pursuant to this
Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Securities as Securityholders hereunder.

         Section 5.02.  Registration of Transfer and Exchange of Securities.

         (a) The Trustee shall maintain a Security Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Securities and of transfers and exchanges of Securities as herein provided.

         (b) Except as provided in Section 5.02(c), no transfer, sale, pledge or other disposition of a Class B-4 Security, Class B-5 Security, or Class B-6 Security, shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B-4 Security, Class B-5 Security, or Class B-6 Security is to be made under this
Section 5.02(b), (i) except with respect to sales by the Initial Purchaser, the Seller may direct the Trustee to require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Security by the Seller or any affiliate thereof, to an affiliate of the Seller or the Initial Purchaser and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit G-2 hereto, each acceptable to and in form and substance satisfactory to the Seller and the Trustee certifying to the Seller and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Seller or the Master Servicer; provided however that such representation letters will not be required in connection with any transfer of any such Security by the Seller to an affiliate of the Seller, or the Initial Purchaser and the Trustee shall be entitled to conclusively rely upon a representation

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(which, upon the request of the Trustee, shall be a written representation) from the Seller of the status of such transferee as an affiliate of the Seller. Any such Securityholder (other than the Initial Purchaser) desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Loan Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

         (c) Transfers of Securities may be made in accordance with this Section 5.02(c) if the prospective transferee of a Security provides the Trustee and the Seller with an investment letter substantially in the form of Exhibit H attached hereto, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer, and which investment letter states that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 5.02(b) hereof; provided, however, that no Transfer of any of the Securities may be made pursuant to this Section 5.02(c) by the Seller. Any such Securityholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

         (d) The Trustee shall require an Opinion of Counsel (a "Benefit Plan Opinion") from a prospective transferee prior to the transfer of any Class B Security, Class RP Security or Class R Security to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code (any of the foregoing, a "Plan"), to a trustee or other Person acting on behalf of any Plan, or to any other person who is using "plan assets" of any Plan to effect such acquisition (a "Plan Investor") other than an insurance company. Such Benefit Plan Opinion must establish to the satisfaction of the Seller and the Trustee or the Security Registrar that such acquisition will not violate the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code. Neither the Seller, the Master Servicer nor the Trustee shall bear the expense of obtaining such Opinion of Counsel on behalf of any prospective transferee. The permission of any transfer in violation of the restriction on transfer set forth in this paragraph shall not constitute a default or an Event of Default.

         A Plan Investor that is an insurance company may, in lieu of a Benefit Plan Opinion, deliver to the Trustee a representation letter, in the form of Exhibit G-5 hereto, stating that (i) the source of funds used to purchase the Class B, Class R or Class RP Security is an "insurance company general account" (as such term is defined iPTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)),
(ii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization


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exceeds 10% of the total of all reserves and liabilities of such general account
(as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition, (iii) the purchase of the Class B, Class R or Class RP Security is not part of an agreement, arrangement, or understanding designed to benefit a party in interest, and (iv) the conditions of the Exemption (except for the conditions stated in Section II(A)(2) and (3) thereof) are met.

         Each Person who has or who acquires any Ownership Interest in a Class B, Class R or Class RP Security shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of this
Section 5.02(d).

         (e) (i) Each Person who has or who acquires any Ownership Interest in a Class RP Security or Class R Security shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class RP Security or Class R Security are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class RP Security or Class R Security shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class RP Security or Class R Security, the Trustee shall require delivery to it, and shall not register the Transfer of any Class RP Security or Class R Security until its receipt of (I) an affidavit and agreement (a "Transferee Affidavit and Agreement") in the form attached hereto as Exhibit G-3 from the proposed Transferee, in form and substance satisfactory to the Master Servicer and the Trustee representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class RP Security or Class R Security that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class RP Security or Class R Security, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02 and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-4, from the Holder wishing to transfer the Class RP Security or Class R Security, in form and substance satisfactory to the Master Servicer and the Trustee representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

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                  (C) Notwithstanding the delivery of a Transfer Affidavit and
Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class RP Security or Class R Security to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class RP Security or Class R Security shall agree (x) to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class RP Security or Class R Security and
(y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-4.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class RP Security or Class R Security, by purchasing an Ownership Interest in such Security, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class RP Security or Class R Security, if it is "a pass-through interest holder", or is holding an Ownership Interest in a Class RP Security or Class R Security on behalf of a "pass-through interest holder."

                  (ii) The Trustee will register the Transfer of any Class RP Security or Class R Security only if it shall have received the Transferee Affidavit and Agreement in the form attached hereto as Exhibit G-3, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-4 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class RP Security or Class R Securities to Non-United States Persons and Disqualified Organizations are prohibited.

                  (iii) (A) If any Disqualified Organization shall become a Holder of a Class RP Security or Class R Security, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class RP Security or Class R Security. If a Non-United States Person shall become a Holder of a Class RP Security or Class R Security, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class RP Security or Class R Security. If a transfer of a Class RP Security or Class R Security is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class RP Security or Class R Security. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class RP Security or Class R Security that is in fact not permitted by this Section 5.02

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or for making any payments due on such Security to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder
of a Class RP Security or Class R Security in violation of the restrictions in this Section 5.02 and to the extent that the retroactive restoration of the rights of the Holder of such Class RP Security or Class R Security as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Class RP Security or Class R Security, to sell such Class RP Security or Class R Security to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Class RP Security or Class R Security in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class RP Security or Class R Security as a result of its exercise of such discretion.

                  (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class RP Security or Class R Security to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class RP Security or Class R Securities required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class RP Security or Class R Security having as among its record holders at any time any Person who is a Disqualified Organization. The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses
(A) and (B) of this paragraph for providing such information.

         (f) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Security at the office of the Trustee maintained for such purpose, the Trustee shall execute and the Trustee or the authenticating agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same Class of a like aggregate initial Security Principal Balance. Every Security surrendered for transfer shall be accompanied by notification of the account of the designated transferee or transferees for the purpose of receiving distributions pursuant to Section 4.01 by wire transfer, if any such transferee desires and is eligible for distribution by wire transfer.

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         (g) At the option of the Securityholders, Securities may be exchanged for other Securities of authorized denominations of the same Class of a like aggregate initial Security Principal Balance, upon surrender of the Securities to be exchanged at the office of the Trustee. Whenever any Securities are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Securities which the Securityholder making the exchange is entitled to receive. Every Security presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Security Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee or the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (h) No service charge shall be made to the Securityholders for any transfer or exchange of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities.

         (i) All Securities surrendered for transfer and exchange shall be canceled and retained by the Trustee in accordance with the Trustee's standard procedures.

         Section 5.03.  Mutilated, Destroyed, Lost or Stolen Securities.

         If (i) any mutilated Security is surrendered to the Trustee and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Security has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same Class and initial Security Principal Balance. Upon the issuance of any new Security under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Security issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Security shall be found at any time.

         Section 5.04.  Persons Deemed Owners.

         The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the person in whose name any Security is registered as the owner of such Security for the purpose of receiving distributions pursuant to Section
4.01 and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

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                                   ARTICLE VI

                                    DEFAULT

         Section 6.01. Liability of the Seller, the Loan Seller and the Master Servicer.

         The Seller, the Loan Seller and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller, the Loan Seller and the Master Servicer herein.

         Section 6.02. Merger; Consolidation or Conversion of the Seller or the Master Servicer.

         Except in connection with a merger or consolidation permitted by this
Section 6.02, the Seller, the Loan Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Securities or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Seller, the Loan Seller or the Master Servicer may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Seller, the Loan Seller or the Master Servicer shall be a party, or any Person succeeding to the business of the Seller, the Loan Seller or the Master Servicer shall be the successor of the Seller, the Loan Seller or the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Any Person into which the Seller, Loan Seller or Master Servicer may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Seller, Loan Seller or Master Servicer shall be a party, as the case may be, or any Person succeeding to the business of the Seller, Loan Seller or Master Servicer (including by a transfer of servicing portfolio or operations by the Loan Seller or Master Servicer), shall be the successor of the Seller, Loan Seller or Master Servicer hereunder, as the case may be, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Loan Seller or Master Servicer must meet the criteria set forth in Section
7.02 for a successor Master Servicer and shall be qualified to sell mortgage loans to and service mortgage loans for FNMA or FHLMC.

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         Section 6.03.  Limitation on Liability of the Seller, the Master
Servicer and Others.

         Neither the Seller, the Master Servicer nor any of the directors, officers, employees or agents of the Seller or the Master Servicer shall be under any liability to the Trust Fund or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer pursuant to Section 3.01 or any other Section hereof; and provided further that this provision shall not protect the Seller, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer and any director, officer, employee or agent of the Seller or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller, the Master Servicer and any director, officer, employee or agent of the Seller or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities, other than any loss, liability or expense related to Master Servicer's servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's obligations under Section 3.01, or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any action or liability related to the Master Servicer's obligations under Section 3.01) shall be expenses, costs and liabilities of the Trust Fund, and the Seller and the Master Servicer shall be entitled to be reimbursed therefor from the Security Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of Securityholders to receive any amount in the Security Account.

         Section 6.04.  Limitation on Resignation of the Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the

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Trustee of a letter from each Rating Agency that such a resignation and appointment will not, in and of itself, result in a withdrawal or downgrading of the Securities or (b) upon determination that its duties hereunder are no longer permissible under applicable law and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning Master Servicer) to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

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                                  ARTICLE VII

                                    DEFAULT

         Section 7.01.  Events of Default.

         "Event of Default", wherever used herein, means any one of the following events:

         (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Securityholders any payment (other than an Advance) required to be made under the terms of the Securities or this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Seller or the Loan Seller (with a copy to the Trustee) or the Trustee, or to the Master Servicer, the Seller and the Trustee by the Holders of Securities entitled to at least 25% of the Voting Rights; or

         (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Securities or in this Agreement (including any breach of the Master Servicer's representations and warranties pursuant to Section 2.03(a) which materially and adversely affects the interests of the Securityholders) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Seller or the Loan Seller (with a copy to the Trustee) or the Trustee, or to the Master Servicer, the Seller and the Trustee by the Holders of Securities entitled to at least 25% of the Voting Rights; or

         (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

         (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

         (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy,

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insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi) the Master Servicer shall notify the Trustee pursuant to Section 4.03(b) and shall fail to deposit in the Security Account on any Security Account Deposit Date by the time required therein an amount equal to any required Advance in accordance with the procedures set forth in Section 4.03(b).

         If an Event of Default described in clauses (i) - (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Seller or the Trustee may, and at the direction of the Holders of Securities entitled to at least 51% of the Voting Rights, the Trustee shall, by notice to the Master Servicer (and to the Seller and the Loan Seller if given by the Trustee or to the Trustee and the Loan Seller if given by the Seller terminate all of the rights and obligations of the Master Servicer (but not as Loan Seller in the event they are the same Person) under this Agreement and in and to the Trust Fund, other than its rights as a Securityholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer, the Seller and the Loan Seller, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Securityholder hereunder. On or after the receipt by the Master Servicer of such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Securities (other than as a holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its appointed agent for administration by it of all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Custodial Account, the Excess Proceeds Account or the Security Account or thereafter be received with respect to the Mortgage Loans. The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received on it or to deliver any documents held by it with respect to the Mortgage Loans. For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Securities, the Trust Fund or this Agreement.

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         Notwithstanding any termination of the activities of North American
Mortgage Company ("NAMC") in its capacity as Master Servicer hereunder, NAMC shall be entitled to receive, out of any Late Collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating NAMC's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which NAMC would have been entitled pursuant to Sections 3.11(ii),
(iii), (iv), (v) and (viii) and Section 4.01(b) as well as its Servicing Fee in respect thereof, and any other amounts payable to NAMC hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Section 7.02.  Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, the Trustee or its appointed agent shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made (except for the responsibilities, duties and liabilities contained in Section
2.03 and its obligations to deposit amounts in respect of losses pursuant to Sections 3.12 and 4.01(c)) by the terms and provisions hereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 4.03 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account and the Security Account if the Master Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act (exclusive of the obligations set forth in Section 4.03) or if the Holders of Securities entitled to at least 51% of the Voting Rights so request in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any mortgage loan servicing institution (acceptable to the Rating Agencies) having a net worth of not less than $10,000,000 (or other amount acceptable to the Rating Agencies) as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Loan Seller, the Seller, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

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         Any successor, including the Trustee, to the Master Servicer shall maintain in force during its term as master servicer hereunder policies and fidelity bonds to the same extent as the Master Servicer is so required pursuant to Section 3.18.

         Section 7.03.  Notification to Securityholders.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Securityholders.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Securities notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04.  Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights of Securities affected by a default or Event of Default hereunder, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Securities affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Securities in the manner set forth in the third paragraph of Section 11.01 or have a material adverse affect on any non-consenting Securityholder. Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Securities affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01.  Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs unless it is acting as Master Servicer, in which case it shall use the degree of care and skill as is required of the Master Servicer under this Agreement. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall request that the presenting Person have the instrument corrected.

         The Trustee shall sign on behalf of the Trust Fund any tax return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws.

         The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of either the Pooling REMIC or the Issuing REMIC as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         The Trustee shall cooperate to the extent practicable, with the Seller in the preparation of any information, for the Holder of any Security, which the Seller in its sole discretion deems necessary and appropriate for purposes of satisfying applicable information reporting requirements under Rule 144A or otherwise.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

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         (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

         (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Securities entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         Section 8.02.  Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

         (a) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) The Trustee may consult with counsel and on the advice of such counsel any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

         (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Agreement, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which


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has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Securities entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand; and

         (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, custodians or attorneys; provided that the Trustee shall remain directly liable with respect to the execution of such trusts or powers and the performance of such duties without regard to the presence of such agents or attorneys.

         Section 8.03.  Trustee Not Liable for Securities or Mortgage Loans.

         The recitals contained herein and in the Securities, other than the signature of the Trustee on the Securities and the certificate of authentication, shall be taken as the statements of the Seller or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Securities or of any Mortgage Loan or related document, other than the signature of the Trustee on the Securities and the Security of Authentication. The Trustee shall not be accountable for the use or application by the Seller or the Master Servicer of any of the Securities or of the proceeds of such Securities, or for the use or application of any funds paid to the Loan Seller in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account, the Excess Proceeds Account or the Security Account or any other account by or on behalf of the Seller or the Master Servicer, other than any funds on deposit with the Trustee held by or on behalf of the Trustee in accordance with Section 3.10.

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         Section 8.04.  Trustee May Own Securities.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee.

         Section 8.05.  Master Servicer to Pay Trustee's Fees.

         The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder or of the Trustee. Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any claim, loss, liability or expense incurred in connection with any Event of Default, any breach of this Agreement, any claim or legal action, including any pending or threatened claim or legal action relating to the acceptance or administration of its trusts hereunder or the Securities, other than any claim, loss, liability or expense incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         The Master Servicer shall indemnify, defend, and hold harmless the Trustee, its directors, employees, officers, and agents, from and against all losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such loss, claim, damage, or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence of the Trustee, its directors, employees, officers, and agents, or (b) shall be one as to which the Trust Fund is required to indemnify the Trustee. Indemnification under this Section shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive the termination of this Agreement and of the Master Servicer for actions or inactions by the Master Servicer when it acted as such.

         Section 8.06.  Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In addition, the Trustee shall at all times be acceptable to each Rating Agency rating the Securities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be

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deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Loan Seller and its affiliates or the Master Servicer and its affiliates; provided, however, that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

         Section 8.07.  Resignation and Removal of the Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving notice thereof to the Seller, the Master Servicer and to all Securityholders; provided, that such resignation shall not be effective until a successor trustee is appointed and accepts appointment in accordance with the following provisions. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Securityholders and the Master Servicer by the Seller. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee; provided, however, that the resigning Trustee shall not resign and be discharged from the trusts hereby created until such time as the Rating Agency rating the Securities approves the successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the rating of the long-term debt obligations of the Trustee is not acceptable to the Rating Agency in respect of mortgage pass-through certificates having a rating equal to the then current rating on the Securities, then the Master Servicer may remove the Trustee and appoint a successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Securityholders and the Master Servicer by the Seller.

         The Holders of Securities entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master

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Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Securityholders and the Master Servicer by the Seller.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

         Section 8.08.  Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Securities at their addresses as shown in the Security Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

         Section 8.09.  Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

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         Section 8.10.  Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable. If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Securities of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting,

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resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 8.11.  Securities and Exchange Act Reporting.

         Based upon reports, documents, and other information provided to the Trustee pursuant to the terms of this Agreement, the Trustee shall file with the Commission, in respect of the Trust and the Securities, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission (the "Commission") may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended. In addition, the Seller shall file with the Commission, within fifteen days after the Closing Date, a Current Report on Form 8-K together with this Agreement. Upon the request of the Trustee, each of the Master Servicer, the Loan Seller and the Seller shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this section.



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                                   ARTICLE IX

                                  TERMINATION

         Section 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

         Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments to Securityholders as hereafter set forth) shall terminate upon payment to the Securityholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder following the earlier to occur of (i) the repurchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund at a price equal to (a) 100% of the unpaid principal balance of each Mortgage Loan (other than one as to which a REO Property was acquired) on the day of repurchase together with accrued interest on such unpaid principal balance at the Net Mortgage Rate to the first day of the month in which the proceeds of such repurchase are to be distributed, plus (b) the appraised value of any REO Property (but not more than the outstanding principal balance of the related Mortgage Loan, together with accrued interest on that balance at the Net Mortgage Rate to the first day of the month of repurchase), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee; and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof); provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. In the case of any repurchase by the Master Servicer pursuant to clause
(i), the Master Servicer shall include in such repurchase price the amount of any Advances that will be reimbursed to the Master Servicer pursuant to Section 3.11(iii) and the Master Servicer shall exercise reasonable efforts to cooperate fully with the Trustee in effecting such repurchase and the transfer of the Mortgage Loans and related Mortgage Files and related records to the Master Servicer.

         The right of the Master Servicer to repurchase all Mortgage Loans pursuant to (i) above shall be conditioned upon the aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating an amount equal to or less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. If such right is exercised, the Master Servicer upon such repurchase shall provide to the Trustee, the certification required by Section 3.16.

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         Notice of any termination, specifying the Distribution Date upon which the Securityholders may surrender their Securities to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer by letter to the Trustee and the Securityholders mailed (a) in the event such notice is given in connection with the Master Servicer's election to repurchase, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which final payment of the Securities will be made upon presentation and surrender of Securities at the office of the Security Registrar therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Securities at the office of the Security Registrar therein specified. In the event such notice is given in connection with the Master Servicer's election to repurchase, the Master Servicer shall deliver to the Trustee for deposit in the Security Account on the Business Day immediately preceding the Distribution Date specified in such notice an amount equal to the above-described repurchase price payable out of its own funds. Upon presentation and surrender of the Securities by the Securityholders, the Trustee shall distribute to the Securityholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase, or (ii) if the Master Servicer elected to so repurchase, an amount determined as follows: with respect to each Class of Subaccounts (other than the Class FXS Subaccount and the Class S Subaccount) and the Class RP Securities, the outstanding Subaccount Principal Balance, or Security Principal Balance thereof, as applicable, plus one month's interest thereon at the applicable Pass-Through Rate and any previously unpaid Accrued Interest; with respect to the Class FXS Subaccount and the Class S Subaccount, one month's interest thereon at the applicable Pass-Through Rate and any previously unpaid Accrued Interest; and with respect to each Class RP Security, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Subaccounts. Upon certification to the Trustee by a Servicing Officer, following such final deposit, the Trustee shall promptly release the Mortgage Files as directed by the Master Servicer for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments required by the Master Servicer as being necessary to effectuate such transfer.

         In the event that all of the Securityholders shall not surrender their Securities for cancellation within six months after the time specified in the above-mentioned notice, the Trustee shall give a second notice to the remaining Securityholders instructing such Securityholders to surrender their Securities for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all of the Securities shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Seller, or appoint an agent to take reasonable steps, to contact the remaining Securityholders concerning surrender of their Securities, and the cost thereof shall be paid out of the funds and other assets which remain


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subject hereto. If, within nine months after the second notice, all of the
Securities shall not have been surrendered for cancellation, the Class R and Class RP Securityholders shall be entitled to all unclaimed funds and other assets of the Issuing REMIC and the Pooling REMIC, respectively, which remain subject hereto.

         Section 9.02.  Additional Termination Requirements.

         (a) In the event the Master Servicer repurchases the Mortgage Loans as provided in Section 9.01, the Pooling REMIC and, in turn, the Issuing REMIC shall be terminated in accordance with the following additional requirements, unless the Master Servicer, at its own expense, obtains for the Trustee an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on the net income derived from "prohibited transactions" of either the Pooling REMIC or the Issuing REMIC, as defined in Section 860F of the Code or (ii) cause either the Pooling REMIC or Issuing REMIC to fail to qualify as a REMIC under the REMIC Provisions at any time that any Securities are outstanding:

         (i) The Trustee shall establish a 90-day liquidation period for the REMICs and specify the first day of such period in a statement attached to the final Tax Returns of the REMICs pursuant to Treasury Regulation Section 1.860F-1. The Trustee shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

         (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Subaccounts and, in turn, on the Securities, the Trustee shall sell all of the non-cash assets of the Pooling REMIC and the Issuing REMIC for cash; and

         (iii) At the time of the making of the final payment on the Subaccounts and, in turn, on the Securities, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R and Class RP Securities all cash on hand in the Issuing REMIC and Pooling REMIC, respectively, (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

         (b) By their acceptance of the Class R and Class RP Securities, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for the Issuing REMIC and Pooling REMIC, respectively, which authorization shall be binding upon all successor Class R and Class RP Securityholders.


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                                   ARTICLE X

                                REMIC PROVISIONS



         Section 10.01.  REMIC Administration.

         (a) The Trustee shall make elections to treat the Trust Fund as two REMICs under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Securities are issued. For the purposes of the REMIC elections in respect of the Trust Fund, the Class FX Securities, the Class II Securities, and the Class B Securities shall be designated as the "regular interests" and the Class R Securities shall be designated as the sole class of "residual interest" in the Issuing REMIC. The Subaccounts shall be designated as the "regular interests" and the Class RP Securities shall be designated as the sole class of "residual interest" in the Pooling REMIC. The Trustee shall not permit the creation of any "interests" in the Trust Fund (within the meaning of Section 860G of the Code) other than the interests represented by the Subaccounts and the Securities.

         (b) The Closing Date is hereby designated as the "Startup Day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee shall pay out of its own funds, without any right of reimbursement from the Trust Fund, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect thereto that involved the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel not obtained in connection with such an audit and other than taxes, in either case except as specified herein; provided, however, that if such audit resulted from the negligence of the Master Servicer or the Seller, then the Master Servicer or the Seller, as the case may be, shall pay such expenses. The holder of the largest Percentage Interest of the Class R Securities shall be the tax matters person of the Issuing REMIC and the holder of the largest Percentage Interest of the Class RP Securities shall be the tax matters person of the Pooling REMIC, in each case in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Persons that are tax matters persons. The Trustee, as designated by the tax matters persons, shall (i) act on behalf of the Issuing REMIC and Pooling REMIC in relation to any tax matter or controversy involving either the Issuing REMIC or the Pooling REMIC and (ii) represent the Issuing REMIC and Pooling REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. To the extent authorized under the Code and the regulations promulgated thereunder, each

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Holder of a Class R and a Class RP Security hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the related REMIC.

         (d) The Trustee shall prepare or cause to be prepared, sign and file all of the Tax Returns in respect of the REMICs created hereunder, other than Tax Returns required to be filed by the Master Servicer pursuant to Section
4.05. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

         (e) The Trustee shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Class R or a Class RP Security such information as is necessary for the application of any tax relating to the transfer of a Class R or a Class RP Security to any Person who is not a Permitted Transferee, (ii) to Securityholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund. In addition, the Seller shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Securities, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Securities.

         (f) The Trustee shall take such action and shall cause the Trust Fund created hereunder to take such action as shall be necessary to create or maintain the status of the Issuing REMIC and the Pooling REMIC as REMICs under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause either the Issuing REMIC or the Pooling REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the either the Issuing REMIC or the Pooling REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action but in no event shall such Opinion of Counsel be an expense of the Trustee) to the effect that the contemplated action will not, with respect to either the Issuing REMIC or the Pooling REMIC created hereunder, endanger such status or result in the imposition of such a tax. The Master Servicer shall not take or fail to take any action (whether or not

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


authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee) to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing either the Issuing REMIC or the Pooling REMIC to take any action which is not expressly permitted under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to either the Issuing REMIC or the Pooling REMIC , and the Master Servicer shall not take any such action or cause either the Issuing REMIC or the Pooling REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement (but in no event shall such cost be an expense of the Trustee). At all times as may be required by the Code, the Trustee will take no action, nor permit any such action, that it knows will cause substantially all of the assets of the Trust Fund to not consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions" of either the Issuing REMIC or the Pooling REMIC created hereunder as defined in
Section 860F(a)(2) of the Code, on "net income from foreclosure property" of either the Issuing REMIC or the Pooling REMIC as defined in Section 860G(c) of the Code, on any contributions to either the Issuing REMIC or the Pooling REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Security Account and shall be paid by withdrawal therefrom.

         (h) On or before April 15 of each calendar year, commencing April 15, 1998, the Trustee shall deliver to the Master Servicer and each Rating Agency a certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article X.

         (i) The Master Servicer and the Trustee shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis.

         (j) Neither the Trustee, the Seller, nor the Master Servicer shall permit the acquisition of any assets by either the Issuing REMIC or the Pooling REMIC unless it shall have received an Opinion of Counsel (which such Opinion of Counsel shall not be

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


an expense of the Trustee) to the effect that the inclusion of such assets in either the Issuing REMIC or the Pooling REMIC will not cause either the Issuing REMIC or the Pooling REMIC to fail to qualify as a REMIC at any time that any Securities are outstanding or subject either the Issuing REMIC or the Pooling REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which either the Issuing REMIC or the Pooling REMIC will receive a fee or other compensation for services nor permit either of such REMICs to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (l) Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Subaccount Principal Balances of each Class of Subaccounts and the Security Principal Balances of each Class of Securities (other than the Class R and Class RP Securities) would be reduced to zero is the Distribution Date in July 2027, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

         Section 10.02.  Prohibited Transactions and Activities.

         Neither the Seller, the Master Servicer nor the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans, except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement, nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Custodial Account, the Excess Proceeds Account or the Security Account for gain, nor accept any contributions to the Trust Fund after the Closing Date, nor permit any modifications of a material term of a Mortgage Loan that is not in default or with respect to which default is reasonably foreseeable, unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition, or modification but in no event shall such Opinion of Counsel be an expense of the Trustee) that such sale, disposition, substitution, acquisition, contribution or modification will not (a) affect adversely the status of either the Issuing REMIC or the Pooling REMIC as a REMIC or (b) cause either the Issuing REMIC or the Pooling REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.03.  Master Servicer and Trustee Indemnification.

         (a) The Trustee agrees to indemnify the Trust Fund, the Seller, the Loan Seller and the Master Servicer for any taxes and costs including, without limitation, any

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



reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Seller or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X.

         (b) The Master Servicer agrees to indemnify the Trust Fund, the Seller, the Loan Seller and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Seller or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS



         Section 11.01.  Amendment.

         This Agreement may be amended from time to time by the Seller, the Master Servicer, the Loan Seller and the Trustee without notice to or the consent of any of the Securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to amend this Agreement in any respect subject to the provisions below, (iv) to modify, eliminate, or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualifications of the Issuing REMIC and the Pooling REMIC as REMICs under the Code at all times that any Securities are outstanding, or (v) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, otherwise is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, adversely affect in any material respect the interests of any Securityholder (other than Securityholders who shall consent to such amendment).

         This Agreement may also be amended from time to time by the Seller, the Master Servicer, the Loan Seller and the Trustee with the consent of the Holders of Securities entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Securities; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Security without the consent of the Holder of such Security, (ii) adversely affect in any material respect the interests of the Holders of any Class of Securities in a manner other than as described in (i), without the consent of the Holders of Securities of such Class evidencing at least 66% of the Voting Rights of such Class, or
(iii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Securities then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Securities registered in the name of the Loan Seller or the Master Servicer or any affiliate thereof

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


shall be entitled to Voting Rights with respect to matters described in (i),
(ii) and (iii) of this paragraph.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on the Trust Fund pursuant to the REMIC Provisions or cause either the Pooling REMIC or the Issuing REMIC to fail to qualify as a REMIC at any time that any of the Securities are outstanding.

         Promptly after the execution of any such amendment the Trustee shall furnish a statement describing the amendment to each Securityholder.

         It shall not be necessary for the consent of Securityholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement. The cost of an Opinion of Counsel delivered pursuant to this Section 11.01 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

         The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         Section 11.02.  Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at the expense of the Seller on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03.  Limitation on Rights of Securityholders.

         The death or incapacity of any Securityholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Securityholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Securityholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities, be construed so as to constitute the Securityholders from time to time as partners or members of an association; nor shall any Securityholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Securityholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of an Event of Default, or of a default by the Loan Seller or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Securities entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Securityholder with every other Securityholder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Securityholders. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.  Governing Law.

         This Agreement and the Securities shall be construed in accordance with the laws of the State of New York without reference to any choice of law doctrine (but with reference to Section 5-1401 of the New York General Obligations Law, which by its

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


terms is applicable to this Agreement) the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05.  Notices.

         All demands, notices and direction hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Seller, 901 East Byrd Street, Richmond, Virginia, Attention: R. Walter Jones, IV, or such other address as may hereafter be furnished to the Trustee and the Master Servicer in writing by the Seller, (b) in the case of the Trustee, to the Corporate Trust Office, Attention: FASI/NAMC 2997-2 or such other address as may hereafter be furnished to the Master Servicer and the Seller in writing by the Trustee, (c) in the case of the Master Servicer, North American Mortgage Company, 3883 Airway Drive, AU 750A, Santa Rosa, California, 95403, Attention:
Lynn Pelletier, or such other address as may hereafter be furnished to the Seller and the Trustee in writing and (d) in the case of the Loan Seller, North American Mortgage Company, 3883 Airway Drive, AU 750A, Santa Rosa, California, 95403, Attention: Marilyn Hardin, or such other address as may hereafter be furnished to the Trustee, the Master Servicer and the Seller in writing. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Security Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice.

         Section 11.06.  Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.

         Section 11.07.  Successors and Assigns; Third Party Beneficiary.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Securityholders.

         Section 11.08.  Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

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

         Section 11.09.  Notice to Rating Agencies and Securityholder.

         The Trustee shall use its best efforts to promptly provide notice to each Rating Agency referred to below with respect to each of the following of which it has actual knowledge:


                  1.       Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4.       The repurchase of Mortgage Loans pursuant to Section
                           2.03;

                  5.       The final payment to Securityholders; and

                  6. Any change in the location of the Custodial Account, the Excess Proceeds Account or the Security Account.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  1.       Each report to Securityholders described in Section
                           4.02; and

                  2. Each annual independent public accountants' servicing report described in Section 3.20.

         Any such notice pursuant to this Section 11.09 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) in the case of Standard & Poor's, 25 Broadway, New York, New York 10007, Attention:
Surveillance Department, and (ii) in the case of DCR, 55 E. Monroe Street, 35th Floor, Chicago, Illinois 60603, Attention: MBS Monitoring, or, in each case, such other address as such Rating Agency may designate in writing to the parties thereto.

         IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


                                         FINANCIAL ASSET SECURITIZATION, INC.
                                           as Seller


                                                  By:  /s/ William E. Hardy
                                                       -------------------------
                                                  Name: William E. Hardy
                                                       -------------------------
                                                  Title:Executive Vice President
                                                        ------------------------



                                         NORTH AMERICAN MORTGAGE COMPANY,
                                           as Master Servicer and as Loan Seller


                                                  By: /s/ Marilyn Hardin
                                                      -----------------------
                                                  Name: Marilyn Hardin
                                                        ---------------------
                                                  Title:Senior Vice President
                                                        ---------------------

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Trustee


                                                  By: /s/ Rick Tarnas
                                                      -------------------
                                                  Name: Rick Tarnas
                                                       ------------------
                                                  Title: Vice President
                                                        -----------------

COMMONWEALTH OF VIRGINIA   )
                           ) ss.:
CITY OF RICHMOND           )


         On the 26th day of June, 1997 before me, a notary public in and for said State, personally appeared William E. Hardy, known to me to be a Executive Vice President of Financial Asset Securitization, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                    Wendy Manthorpe
                                                    ---------------
                                                    Notary Public
Commissioned as Wendy Mayhew
[Notarial Seal]

COMMONWEALTH OF California          )
                                    ) ss.:
COUNTY OF SONOMA                    )


         On the 26th day of June, 1997 before me, a notary public in and for said State, personally appeared Marilyn Hardin, known to me to be a Senior Vice President of North American Mortgage Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    Nina Donofrio
                                                    -------------
                                                    Notary Public
[Notarial Seal]

COMMONWEALTH OF VIRGINIA   )
                           ) ss.:
CITY OF RICHMOND           )

         On the 26th day of June, 1997 before me, a notary public in and for said State, personally appeared Richard C. Tarnas, known to me to be a Vice President of The First National Bank of Chicago, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           Wendy R. Manthorpe
                                           ------------------
                                           Notary Public

Commissioned as Wendy Mayhew
[Notarial Seal]

                                   EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CLASS FXA-1 SECURITY REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS FXA-1 SECURITY IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS SECURITY. ACCORDINGLY, THE SECURITY PRINCIPAL BALANCE OF THIS SECURITY MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS SECURITY MAY ASCERTAIN ITS CURRENT SECURITY PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                      FINANCIAL ASSET SECURITIZATION, INC.
             MORTGAGE PARTICIPATION SECURITIES, SERIES 1997-NAMC 2
                              CLASS FXA-1 SECURITY

PASS-THROUGH RATE                      AGGREGATE INITIAL SECURITY
PER ANNUM:  6.85%                      PRINCIPAL BALANCE OF THE CLASS
                                       FXA-1 SECURITIES: $21,587,782

PERCENTAGE INTEREST:  100%
                                       STATED PRINCIPAL BALANCE AS OF
                                       THE CUT-OFF DATE OF THE
                                       MORTGAGE LOANS HELD BY THE
DENOMINATION:  $                       TRUST:  $214,757,763


DATE OF POOLING AND
SERVICING AGREEMENT:
AS OF JUNE 1, 1997                     MASTER SERVICER:  NORTH
                                       AMERICAN MORTGAGE COMPANY

CLOSING DATE:
JUNE 26, 1997                           TRUSTEE:  THE FIRST NATIONAL
                                        BANK OF CHICAGO
FIRST DISTRIBUTION DATE:
JULY 25, 1997

NO.                                     CUSIP NO.

             MORTGAGE PARTICIPATION SECURITIES, SERIES 1997-NAMC 2
                              CLASS FXA-1 SECURITY

         evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of conventional, one- to four-family, fixed rate, first lien Mortgage Loans formed and sold by

                      FINANCIAL ASSET SECURITIZATION, INC.

THIS SECURITY DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FINANCIAL ASSET SECURITIZATION, INC., THE MASTER SERVICER, THE TRUSTEE, THE UNDERWRITER, OR ANY OF THEIR AFFILIATES. NEITHER THIS SECURITY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

                                   CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Security in the Class FXA-1 Securities (the "Class FXA-1 Securities") issued by the trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Financial Asset Securitization, Inc. (hereinafter called "FASI," which term includes any successor entity under the Pooling and Servicing Agreement), North American Mortgage Company, as Loan Seller and Master Servicer, and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans. This Security is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Security, by virtue of the acceptance hereof, assents and by which such Holder is bound.

         Distributions of principal of and interest on this Security (including the final distribution on this Security) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Security is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Security are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Principal and interest on this Security will be paid in accordance with the terms of the Pooling and Servicing Agreement. Principal and interest allocated to this Security on any Distribution Date will be an amount equal to this Security's Percentage Interest of the related Available Distribution Amount to be distributed on this Class of Securities as of such Distribution Date, with a final distribution to be made upon retirement of this Security as set forth in the Pooling and Servicing Agreement.

         This Security is one of a duly authorized issue of Securities designated as Mortgage Participation Securities, Series 1997-NAMC 2 (herein called the "Securities"), and representing a Percentage Interest in the Class of Securities specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Security specified on the face hereof by the aggregate Initial Security Principal Balance of all the Class FXA-1 Securities. The Securities are issued in multiple Classes designated as specifically set forth in the Pooling and Servicing Agreement. The Securities will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Securities on the applicable Distribution Date in the manner set forth in the Pooling and Servicing Agreement. To the extent provided in the Pooling and Servicing Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Securities will be subordinated to the other Classes of Securities and each of the Subordinate Securities will be subordinated to each of the other Subordinate Securities with a lower numerical designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Securities will be allocated pro rata among the outstanding Securities of such Class, as described in the Pooling and Servicing Agreement.

         The Securities are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Custodial Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

         So long as this Security is registered in the name of a Depository or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfers of immediately available funds to the Depository or its nominee. Otherwise, all distributions on this Security under the Pooling and Servicing Agreement will be made by or on behalf of the Trustee either by (i) check mailed to the address of the Holder entitled thereto, as such name and address shall appear on the Security Register or (ii) wire transfer of immediately available funds, upon request to the Trustee in writing by five Business Days prior to the Record Date immediately prior to the related Distribution Date of any Holder of this Security having an aggregate Initial Security Principal Balance of at least $1,000,000. Notwithstanding the above, the final distribution on this Security will be made after due notice by the Trustee or the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this

Security at its principal Corporate Trust Office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of FASI, the Master Servicer, and the Trustee and the rights of the Holders under the Pooling and Servicing Agreement at any time by FASI, the Loan Seller, the Master Servicer, and the Trustee with the consent of the Holders of Securities entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Security shall be conclusive and binding on such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Security. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Securities.

         The Securities are issuable in fully registered form only, without coupons, in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Security by a Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of the same Class in the same aggregate Initial Security Principal Balance will be issued to the designated transferee or transferees.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Security is exchangeable for a new Security of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

         FASI, the Master Servicer, the Trustee and the Security Registrar and any agent of FASI, the Master Servicer, the Trustee or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, and none of FASI, the Master Servicer, the Trustee, the Security Registrar or any such agent shall be affected by notice to the contrary.

         The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon distribution to the Securityholders of all amounts held by or on behalf of the Trustee and required to be distributed to Securityholders pursuant to the Pooling and Servicing Agreement following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, or
(ii) the final payment on, or other liquidation (or any Advance with respect thereto) of, the last Mortgage Loan remaining in the Trust (or the disposition of all REO Property in respect thereof). The Pooling and Servicing Agreement permits, but does not require the Master Servicer to purchase from the Trust all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided for in the Pooling and Servicing Agreement. The exercise of the Master Servicer's right will effect early retirement of the Securities; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Upon the termination of the Trust, payment of all amounts due on the Securities and payment of all administrative expenses associated with the Trust, any remaining amounts attributable to the Mortgage Loans comprising (i) the Pooling REMIC will be distributed pro rata to the holders of the Class RP Securities and (ii) the Issuing REMIC will be distributed pro rata to the holders of the Class R Securities, as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Security Registrar, by manual signature, this Security shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         THIS SECURITY AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         The Trustee has executed this Security on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

         Capitalized terms used herein and not defined herein shall have the meaning given them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Trustee has caused this Security to be duly executed.


Dated:  June 26, 1997                      THE FIRST NATIONAL BANK OF CHICAGO,
                                             NOT IN ITS INDIVIDUAL
                                             CAPACITY, BUT SOLELY AS
                                             TRUSTEE


                                           BY: _______________________________
                                                      AUTHORIZED OFFICER


                        CERTIFICATION OF AUTHENTICATION

         THIS IS THE CLASS FXA-1 SECURITY REFERRED TO IN THE WITHIN- MENTIONED POOLING AND SERVICING AGREEMENT.


                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                             AS SECURITY REGISTRAR


                                           BY: _______________________________
                                                      AUTHORIZED SIGNATORY

                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM-as tenants in common    UNIF GIFT MIN ACT-...........Custodian.........
TEN ENT-as tenants by the                          (Cus)               (Minor)
           entireties           Under Uniform Gifts to Minors
JT TEN-as joint tenants with
          rights of survivor-   Act ............................
          ship and not as Tenants         (State)
          in Common

                   ADDITIONAL ABBREVIATIONS MAY ALSO BE USED
                         THOUGH NOT IN THE ABOVE LIST.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

------------------------------------------------------------------------------

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE  ____________________________________________________________________

-------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

the within Security and does hereby irrevocably constitute and appoint

________________________ (Attorney) to transfer the said Security in the

Security Register of the within-named Trust, with full power of substitution in the premises.

Dated: __________________         _____________________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York
Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ______________________________, for the account of ________________________, account number ________________, or, if mailed by check, to __________________________________. Applicable reports and statements should be mailed to ____________________________. This information is provided by _______________________________, the assignee named above, or

___________________________, as its agent.

                                  EXHIBIT B-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CLASS B-1 SECURITY REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS B-1 SECURITY IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS SECURITY. ACCORDINGLY, THE SECURITY PRINCIPAL BALANCE OF THIS SECURITY MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS SECURITY MAY ASCERTAIN ITS CURRENT SECURITY PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                      FINANCIAL ASSET SECURITIZATION, INC.
             MORTGAGE PARTICIPATION SECURITIES, SERIES 1997-NAMC 2
                        CLASS B-1 PASS-THROUGH SECURITY


                                              AGGREGATE INITIAL SECURITY
PERCENTAGE INTEREST:  100%                    PRINCIPAL BALANCE OF THE CLASS
                                              B-1 SECURITIES:  $7,087,175
DENOMINATION: $
                                              STATED PRINCIPAL BALANCE AS OF
                                              THE CUT-OFF DATE OF THE
DATE OF POOLING AND                           MORTGAGE LOANS HELD BY THE
SERVICING AGREEMENT:                          TRUST:  $218,066,950
AS OF JUNE 1, 1997

CLOSING DATE:
JUNE 26, 1997                                 MASTER SERVICER:
                                              NORTH AMERICAN MORTGAGE
                                              COMPANY

FIRST DISTRIBUTION DATE:                      TRUSTEE: THE FIRST NATIONAL
JULY 25, 1997                                 BANK OF CHICAGO

NO.                                           CUSIP NO.

             MORTGAGE PARTICIPATION SECURITIES, SERIES 1997-NAMC 2
                        CLASS B-1 PASS-THROUGH SECURITY

evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of conventional, one- to four-family, fixed rate, first lien Mortgage Loans formed and sold by

                      FINANCIAL ASSET SECURITIZATION, INC.

THIS SECURITY DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FINANCIAL ASSET SECURITIZATION, INC., THE MASTER SERVICER, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR AFFILIATES. NEITHER THIS SECURITY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:



is the registered owner of the Percentage Interest evidenced by this Security in the Class B-1 Securities (the "Class B-1 Securities") issued by the trust (the "Trust") created pursuant to a pooling and servicing agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Financial Asset Securitization, Inc. (hereinafter called "FASI", which term includes any successor entity under the Pooling and Servicing Agreement), North American Mortgage Company, as Loan Seller and Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans. This Security is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Security, by virtue of the acceptance hereof, assents and by which such Holder is bound.

         Distributions of principal of and interest on this Security will be made out of the Available Distribution, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Security is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Security are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         The initial Pass-Through Rate for this Security will be 7.8833%. Thereafter, the Class B Pass-Through Rate will be a per annum rate equal to the quotient expressed as a percentage of (a) the sum of (1) the product of (x) 8.000% and (y) the excess, if any, of the aggregate Scheduled Principal Balance of the Group I Mortgage Loans, as of the second preceding Due

Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, and after giving effect to any Principal Prepayments distributed on the prior Distribution Date, over the then outstanding aggregate Security Principal Balance of the Class FX Securities and
(ii) the product of (x) 7.750% and (y) the excess, if any of the aggregate Stated Principal Balance of the Group II Mortgage Loans, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, and after giving effect to any Principal Prepayments distributed on the prior Distribution Date, over the then outstanding aggregate Stated Principal Balance of the Class II Securities over
(b) the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.Principal and interest on this Security will be paid in accordance with the terms of the Pooling and Servicing Agreement. Principal and interset allocated to this Security on any Distribution Date will be an amount equal to this Security's Percentage Interest of the Available Distribution Amount to be distributed on this Class of Securities as of such Distribution Date, with a final distribution to be made upon retirement of this Security as set forth in the Pooling and Servicing Agreement.

         This Security is one of a duly authorized issue of Securities designated as Mortgage Participation Securities, Series 1997-NAMC 2 (herein called the "Securities"), and representing a Percentage Interest in the Class of Securities specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Security specified on the face hereof by the aggregate initial principal amount of the Class B-1 Securities. The Securities are issued in multiple Classes designated as specifically set forth in the Pooling and Servicing Agreement. The Securities will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Securities on the applicable Distribution Date in the manner set forth in the Pooling and Servicing Agreement. To the extent provided in the Pooling and Servicing Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Securities will be subordinated to the other Classes of Securities and each Class of the Subordinate Securities will be subordinated to each of the other Classes of Subordinate Securities with a lower numerical designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Securities will be allocated pro rata among the outstanding Securities of such Class, as described in the Pooling and Servicing Agreement.

         The Securities are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Custodial Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

         So long as this Security is registered in the name of a Depository or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfers of immediately available funds to the Depository or its nominee. Otherwise, all distributions on this Security under the Pooling and Servicing Agreement will be made by or on behalf of the Trustee either by (i) check mailed to the address of the Holder entitled thereto, as such name and address shall appear on the Security Register or (ii) wire transfer of immediately available funds, upon request to the Trustee in writing by five business days prior to the Record Date immediately prior to the related Distribution Date of any Holder of this Security having an aggregate Initial Security Principal Balance of at least $1,000,000. Notwithstanding the above, the final distribution on this Security will be made after due notice by the Trustee or the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Security at its principal Corporate Trust Office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of FASI, the Master Servicer, and the Trustee and the rights of the Holders under the Pooling and Servicing Agreement at any time by FASI, the Loan Seller, the Master Servicer and the Trustee with the consent of the Holders of Securities entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Security shall be conclusive and binding on such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Security. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Securities.

         The Securities are issuable in fully-registered form only, without coupons, in denominations as specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Security by a Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration or transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of the same Class in the same aggregate Security Principal Balance will be issued to the designated transferee or transferees.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Security is exchangeable for a new Security of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

         Because this Class B-1 Security is a subordinated security, it will not satisfy the requirements of certain prohibited transaction exemptions. As a result, the purchase or holding of the beneficial interest in this Class B-1 Security by a Plan, a person acting on behalf of a Plan, or a person using the assets of a Plan (each, a "Plan Investor") may constitute a non-exempt prohibited transaction or result in the imposition of excise taxes or penalties. Accordingly, the beneficial interest in this Class B-1 Security may not be transferred to a Plan Investor unless the Plan Investor provides the Trustee with a Benefit Plan Opinion or subject to certain conditions described in the Pooling and Servicing Agreement and representation letter. In the absence of the receipt of such Benefit Plan Opinion or representation letter, each purchaser of the beneficial interest in this Class B-1 Security is deemed, by virtue of its acquisition of the beneficial interest of such Security, to have represented that it is not a Plan Investor.

         FASI, the Master Servicer, the Trustee and the Security Registrar and any agent of FASI, the Master Servicer, the Trustee or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, and none of FASI, the Master Servicer, the Trustee, the Security Registrar or any such agent shall be affected by notice to the contrary.

         The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon distribution to the Securityholders of all amounts held by or on behalf of the Trustee and required to be distributed to Securityholders pursuant to the Pooling and Servicing Agreement following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, or
(ii) the final payment on, or other liquidation (or any Advance with respect thereto) of, the last Mortgage Loan remaining in the Trust (or the disposition of all REO Property in respect thereof). The Pooling and Servicing Agreement permits, but does not require the Master Servicer to purchase from the Trust all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided for in the Pooling and Servicing Agreement. The exercise of the Master Servicer's right will effect early retirement of the Securities; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Upon the termination of the Trust, payment of all amounts due on the Securities and payment of all administrative expenses associated with the Trust, any remaining amounts attributable to the Mortgage Loans comprising (i) the Pooling REMIC will be distributed pro rata to the holders of the Class RP Securities and (ii) the Issuing REMIC will be distributed pro rata to the holders of the Class R Securities, as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Security Registrar, by manual signature, this Security shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         THIS SECURITY AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         The Trustee has executed this Security on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

         Capitalized terms used herein and not defined herein shall have the meaning given them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Trustee has caused this Security to be duly executed.


Dated:  June 26, 1997             THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Trustee


                                  BY: ________________________________________
                                                Authorized Officer






                        CERTIFICATION OF AUTHENTICATION

         This is one of the Class B-1 Securities referred to in the within-mentioned Pooling and Servicing Agreement.


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Trustee


                                  BY: _______________________________________
                                                Authorized Officer

                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM-as tenants in common       UNIF GIFT MIN ACT-.....Custodian.....
TEN ENT-as tenants by the                   (Cus)            (Minor)
           entireties              Under Uniform Gifts to Minors
JT TEN-as joint tenants with
          rights of survivor-      Act ............................
          ship and not as Tenants                    (State)
          in Common

                   ADDITIONAL ABBREVIATIONS MAY ALSO BE USED
                         THOUGH NOT IN THE ABOVE LIST.

                                FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF

ASSIGNEE _______________________________________________________________________

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

the within Security and does hereby irrevocably constitute and appoint

________________________ (Attorney) to transfer the said Security in the

Security Register of the within-named Trust, with full power of substitution in the premises.

Dated: __________________             __________________________________
                                         NOTICE:  The signature to this
                                         assignment must correspond with
                                         the name as written upon the face
                                         of this Security in every
                                         particular without alteration or
                                         enlargement or any change whatever.


------------------------------
SIGNATURE GUARANTEED: The signature
must be guaranteed by a commercial
bank or trust company or by a member
firm of the New York Stock Exchange
or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                           DISTRIBUTION INSTRUCTIONS


    The assignee should include the following for purposes of distribution:

         Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to _______________________, for the account of

___________________, account number _____________, or, if mailed by check, to

_________________________. Applicable reports and statements should be mailed to_____________________. This information is provided by _____________________

__________________________, the assignee named above, or _____________________,

as its agent.

                                  EXHIBIT B-2

THIS SECURITY HAS BEEN DESIGNATED AS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" CREATED BY THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT") REFERRED TO HEREIN PURSUANT TO THE RELATED PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS SECURITY MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN, OR PERSON USING "PLAN ASSETS" OF ANY PLAN TO EFFECT SUCH ACQUISITION (INCLUDING ANY INSURANCE COMPANY UNDER THE CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL OR REPRESENTATION LETTER (UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SATISFACTORY TO THE TRUSTEE, THAT SUCH DISPOSITION WILL NOT VIOLATE THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE.

THIS SECURITY AND THE AGREEMENT MAY BE AMENDED WITHOUT THE CONSENT OF THE HOLDER HEREOF, AND IN A MANNER THAT MAY ADVERSELY AFFECT THE INTERESTS OF THE HOLDER HEREOF, IF NECESSARY TO PREVENT THE DISQUALIFICATION OF THE TRUST FUND AS A REMIC.

ANY RESALE, TRANSFER, OR OTHER DISPOSITION OF THIS SECURITY MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES AN AFFIDAVIT TO THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR THE FEDERAL HOME LOAN MORTGAGE CORPORATION, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) A RURAL ELECTRIC AND TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, AND (E) ANY OTHER PERSON SO DESIGNATED BY THE TRUSTEE BASED ON AN OPINION OF COUNSEL (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D), OR (E) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (2) AN AGENT OF A DISQUALIFIED ORGANIZATION.

NOTWITHSTANDING THE REGISTRATION IN THE SECURITY REGISTER OR ANY TRANSFER, SALE, OR OTHER DISPOSITION OF THIS SECURITY TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A SECURITYHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY. EACH HOLDER OF THIS SECURITY, BY ACCEPTANCE OF THIS SECURITY, SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

IF ANY RESALE, TRANSFER, OR OTHER DISPOSITION OF THIS SECURITY IS MADE TO ANY OF CERTAIN "PASS-THROUGH ENTITIES" DESCRIBED IN SECTION 860E(E)(6) OF THE CODE, AND A DISQUALIFIED ORGANIZATION IS THE RECORD HOLDER OF AN INTEREST IN SUCH ENTITY, THEN A TAX MAY BE IMPOSED ON SUCH ENTITY.

NO TRANSFER OF THE SECURITY MAY BE MADE TO A PERSON THAT IS NOT A UNITED STATES PERSON (AS DEFINED IN THE AGREEMENT).

THE PRINCIPAL OF THIS CLASS R SECURITY IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS SECURITY. ACCORDINGLY, THE SECURITY PRINCIPAL BALANCE OF THIS SECURITY MAY BE LESS THAN THAT SET FORTH BELOW.


                 FINANCIAL ASSET SECURITIZATION, INC. MORTGAGE
                  PARTICIPATION SECURITIES, SERIES 1997-NAMC 2
                                CLASS R SECURITY


PASS-THROUGH RATE                         AGGREGATE INITIAL SECURITY
PER ANNUM: 7.75%                          BALANCE OF THE CLASS R
                                          SECURITIES: $ 25
PERCENTAGE INTEREST:  100%

DENOMINATION:  $


DATE OF POOLING AND                       STATED PRINCIPAL BALANCE AS OF
SERVICING AGREEMENT:                      THE CUT-OFF DATE OF THE
AS OF  JUNE 1, 1997                       MORTGAGE LOANS HELD BY THE
                                          TRUST: $218,066,950
CLOSING DATE:
JUNE 26, 1997

FIRST DISTRIBUTION DATE:                  MASTER SERVICER: NORTH
JULY 25, 1997                             AMERICAN MORTGAGE COMPANY

                                          TRUSTEE: THE FIRST NATIONAL
                                          BANK OF CHICAGO

NO.                                       CUSIP NO.

             MORTGAGE PARTICIPATION SECURITIES, SERIES 1997-NAMC 2
                                CLASS R SECURITY

         evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of conventional, one- to four-family, fixed rate, first lien Mortgage Loans formed and sold by

                      FINANCIAL ASSET SECURITIZATION, INC.

THIS SECURITY DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FINANCIAL ASSET SECURITIZATION, INC., THE MASTER SERVICER, THE TRUSTEE, THE UNDERWRITER, OR ANY OF THEIR AFFILIATES. NEITHER THIS SECURITY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:


is the registered owner of the Percentage Interest evidenced by this Security in the Class R Securities (the "Class R Securities") issued by the trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Financial Asset Securitization, Inc. (hereinafter called "FASI," which term includes any successor entity under the Pooling and Servicing Agreement), North American Mortgage Company, as Loan Seller and Master Servicer, and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans. This Security is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Security, by virtue of the acceptance hereof, assents and by which such Holder is bound.

         Distributions of principal and interest on this Security (including the final distribution on this Security) will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Security is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Security are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Principal and interest on this Security will be paid in accordance with the terms of the Pooling and Servicing Agreement. Principal and interest allocated to this Security on any Distribution Date will be an amount equal to this Security's Percentage Interest of the Available Distribution Amount to be distributed on this Class of Securities as of such Distribution Date, with a final distribution to be made upon retirement of this Security as set forth in the Pooling and Servicing Agreement.

         This Security is one of a duly authorized issue of Securities designated as Mortgage Participation Securities, Series 1997-NAMC 2 (herein called the "Securities"), and representing a Percentage Interest specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Security by the aggregate Initial Security Principal Balance of the Class R Securities. The Securities are issued in multiple Classes designated as specifically set forth in the Pooling and Servicing Agreement. The Securities will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Securities on the applicable Distribution Date in the manner set forth in the Pooling and Servicing Agreement. To the extent provided in the Pooling and Servicing Agreement, with respect to Realized Loses, the Subordinate Securities will be subordinated to the other Classes of Securities and each of the Subordinate Securities will be subordinated to each of the other Subordiante Securities with a lower numerical designation. All Realized Losses and interest shortfalls on the Mortgage Loans will be allocated to any Class of Securities will be allocated pro rata among the outstanding Securities of such Class, as described in the Pooling and Servicing Agreement.

         The Securities are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Custodial Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

         All distributions on this Security under the Pooling and Servicing Agreement will be made by or on behalf of the Trustee either by (i) check mailed to the address of the Holder entitled thereto, as such name and address shall appear on the Security Register or (ii) wire transfer of immediately available funds, upon request to the Trustee in writing by five Business Days prior to the Record Date immediately prior to the related Distribution Date of any Holder of this Security having an aggregate Initial Security Principal Balance of at least $1,000,000. Notwithstanding the above, the final distribution on this Security will be made after due notice by the Trustee or the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Security at its principal Corporate Trust Office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Pooling and Servicing Agreement.

         No transfer of any Class R Security shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"; any of foregoing, a "Plan"), to any Person acting on behalf of a Plan, or to any other person who is using "plan assets" to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), unless the prospective transferee of a Securityholder desiring to transfer its Securities provides to the Trustee a Benefit Plan Opinion (or, in the limited circumstances described in the Agreement, a representation letter) which establishes to the satisfaction of the Trustee or the Security Registrar that such disposition will not violate the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of FASI, the Master Servicer, and the Trustee and the rights of the Holders under the Pooling and Servicing Agreement at any time by FASI, the Loan Seller, the Master Servicer, and the Trustee with the consent of the Holders of Securities entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Security shall be conclusive and binding on such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Security. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Securities.

         The Securities are issuable in fully registered, certificated form only, without coupons, in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Security set forth therein, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration or transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of the same Class in the same aggregate Initial Security Principal Balance will be issued to the designated transferee or transferees.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Security is exchangeable for a new Security of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

         FASI, the Master Servicer, the Trustee and the Security Registrar and any agent of FASI, the Master Servicer, the Trustee or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, and none of FASI, the Master Servicer, the Trustee, the Security Registrar or any such agent shall be affected by notice to the contrary.

         The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon distribution to the Securityholders of all amounts held by or on behalf of the Trustee and required to be distributed to Securityholders pursuant to the Pooling and Servicing Agreement following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, or
(ii) the final payment on, or other liquidation (or any Advance with respect thereto) of, the last Mortgage Loan remaining in the Trust (or the disposition of all REO Property in respect thereof). The Pooling and Servicing Agreement permits, but does not require the Master Servicer to purchase from the Trust all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided for in the Pooling and Servicing Agreement. The exercise of the Master Servicer's right will effect early retirement of the Securities; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Upon the termination of the Trust, payment of all amounts due on the Securities and payment of all administrative expenses associated with the Trust, any remaining amounts attributable to the Mortgage Loans comprising (i) the Pooling REMIC will be distributed pro rata to the holders of the Class RP Securities and (ii) the Issuing REMIC will be distributed pro rata to the holders of the Class R Securities, as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Security Registrar, by manual signature, this Security shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         THIS SECURITY AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         The Trustee has executed this Security on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

         Capitalized terms used herein and not defined herein shall have the meaning given them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Trustee has caused this Security to be duly executed.


Dated:  June 26, 1997               THE FIRST NATIONAL BANK OF CHICAGO,
                                      NOT IN ITS INDIVIDUAL
                                      CAPACITY, BUT SOLELY AS
                                      TRUSTEE


                                    BY: _______________________________
                                              AUTHORIZED OFFICER




                        CERTIFICATION OF AUTHENTICATION

         THIS IS THE CLASS R SECURITY REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                      AS SECURITY REGISTRAR


                                    BY: _______________________________
                                              AUTHORIZED SIGNATORY

                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM-as tenants in common        UNIF GIFT MIN ACT-........Custodian........
TEN ENT-as tenants by the                             (Cus)            (Minor)
           entireties               Under Uniform Gifts to Minors
JT TEN-as joint tenants with
          rights of survivor-       Act ............................
          ship and not as Tenants               (State)
          in Common

                   ADDITIONAL ABBREVIATIONS MAY ALSO BE USED
                         THOUGH NOT IN THE ABOVE LIST.

                                FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE  ______________________________________________________________________

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

the within Security and does hereby irrevocably constitute and appoint

________________________ (Attorney) to transfer the said Security in the

Security Register of the within-named Trust, with full power of substitution in the premises.

Dated: _________________   ___________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York
Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                           DISTRIBUTION INSTRUCTIONS


    The assignee should include the following for purposes of distribution:

         Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ______________________________, for the account of ________________________, account number ________________, or, if mailed by check, to __________________________________. Applicable reports and statements should be mailed to ____________________________. This information is provided by _______________________________, the assignee named above, or

___________________________, as its agent.

                                   EXHIBIT C

                     FORM OF TRUSTEE INITIAL CERTIFICATION

                                     [DATE]


Financial Asset Securitization, Inc.
901 East Byrd Street
Richmond, Virginia 23219

North American Mortgage Corporation
3883 Airway Drive
Santa Rosa, California 95403

Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1997, among Financial Asset Securitization, Inc., as Seller, North American Mortgage Company, as Loan Seller and Master Servicer, and The First National Bank of Chicago, as Trustee, Mortgage Participation Securities, Series 1997-NAMC 2

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that, except as noted on the Schedule of Exceptions attached hereto: (i) all documents required to be included in the Mortgage File are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, and (iii) based on examination by it, and only as to such documents, the information set forth in items (i)-(vi), (xiv) and (xv) of the definition or description of "Mortgage Loan Schedule" is correct.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clause (vi) of Section 2.01 should be included in any Mortgage File. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability, or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness, or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:_______________________________

                                     Name:_____________________________

                                     Title:____________________________

                                   EXHIBIT D

                      FORM OF TRUSTEE FINAL CERTIFICATION

                                     [DATE]

Financial Asset Securitization, Inc.
901 East Byrd Street
Richmond, Virginia 23219

North American Mortgage Corporation
3883 Airway Drive
Santa Rosa, California 95403

Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1997, among Financial Asset Securitization, Inc., as Seller, North American Mortgage Company, as Loan Seller and Master Servicer, and The First National Bank of Chicago, as Trustee, Mortgage Participation Securities, Series 1997-NAMC 1

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in
Section 2.01.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clause (vi) of Section 2.01 should be included in any Mortgage File. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability, or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness, or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________

                                  EXHIBIT F-1

                          FORM OF REQUEST FOR RELEASE
                                 [For Trustee]

Loan Information

         Name of Mortgagor:         ______________________________

         Master Servicer
         Loan No.:                  ______________________________

Trustee

         Name:                      ______________________________

         Address:                   ______________________________

                                    ______________________________

         Trustee
         Mortgage File No.:         ______________________________


Request for Requesting Documents (check one):

1. _______        Mortgage Loan Liquidated.
                           (The Master Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and deposited into the Custodial Account to the extent required pursuant to the Pooling and Servicing Agreement.)

2. _______        Mortgage Loan in Foreclosure.

3. _______        Mortgage Loan Repurchased Pursuant to Section 9.01 of the
                           Pooling and Servicing Agreement.

4. _______        Mortgage Loan Repurchased Pursuant to Article II of the
                  Pooling and Servicing Agreement. (The Master Servicer hereby certifies that the repurchase price has been deposited into the Custodial Account pursuant to the Pooling and Servicing
                  Agreement.)

5. _______        Other (explain).____________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________


         The undersigned Master Servicer hereby acknowledges that it has received from The First National Bank of Chicago, as Trustee for the Holders of Mortgage Participation Securities, Series 1997-NAMC 2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of June 1, 1997 (the "Pooling and Servicing Agreement"), among Financial Asset Securitization, Inc., North American Mortgage Company, and the Trustee.

(  )     Promissory Note dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

(  )     Mortgage recorded on_________________________________as instrument no.
         ____________________ in the County Recorder's Office of the County of
         _________________, State of __________________ in book/reel/docket
         _________________ of official records at page/image _____________.

(  )     Deed of Trust recorded on ___________________ as instrument no.
         ________________ in the County Recorder's Office of the County of
         _________________, State of __________________ in book/reel/docket
         _________________ of official records at page/image ______________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         ___________________ as instrument no. _________ in the County
         Recorder's Office of the County of __________, State of _______________ in book/reel/docket ____________ of official records at page/image
         ____________.

(  )     Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(  )     ---------------------------------------------

(  )     ---------------------------------------------

(  )     ---------------------------------------------

(  )     ---------------------------------------------

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

             (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

             (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

             (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Custodial Account and except as expressly provided in the Agreement.

             (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                           NORTH AMERICAN MORTGAGE
                                            COMPANY

                                           By:____________________________

                                             Name:________________________

                                             Title:_______________________



Date: _____________________, 19___

                                  EXHIBIT F-2

                          FORM OF REQUEST FOR RELEASE
                         [Mortgage Loans Paid in Full]

                    OFFICER'S CERTIFICATE AND TRUST RECEIPT
                       MORTGAGE PARTICIPATION SECURITIES
                               SERIES 1997-NAMC 2


______________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN
OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:  _______________        BORROWER'S NAME:____________________

COUNTY:_____________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE CUSTODIAL ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

DATED: ____________________          ____________________________________

                                    / /      VICE PRESIDENT

                                    / /      ASSISTANT VICE PRESIDENT

                                  EXHIBIT G-1

                     FORM OF INVESTOR REPRESENTATION LETTER

                                     [DATE]


Financial Asset Securitization, Inc.
901 East Byrd Street
Richmond, Virginia 23219

The First National Bank of Chicago
One First National Plaza
Mail Station 0129
Chicago, Illinois 60670-0129


                      Financial Asset Securitization, Inc.
             Mortgage Participation Securities, Series 1997-NAMC 2

Ladies and Gentlemen:

                  __________________________________________ (the "Transferee")
intends to purchase from __________________________________________________ (the
"Transferor") $________________ Initial Security Principal Balance of Mortgage Participation Securities, Series 1997-NAMC 2, Class ___ (the "Securities"), issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1997, among Financial Asset Securitization, Inc., as Seller, North American Mortgage Company, as Loan Seller and as Master Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

                  In connection with such acquisition, the Transferee hereby certifies and agrees:

                  1. The Transferee is acquiring the Securities either (a) for its own account or for accounts for which it exercises sole investment discretion and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Transferee's property shall at all times be and remain within its control, or (b) for resale to "Qualified Institutional Buyers" within the meaning of Rule 144A under the 1933 Act or an "accredited investor" of the type specified in Rule 3a-7(a)(2)(i) of the Investment Company Act of 1940, as amended (the "1940 Act") and in accordance with the provisions of the Agreement.



                                     G-1-1

                  2. The Transferee has received, and has had an opportunity to review, [(a) a copy of the Private Placement Memorandum dated June 30, 1997 relating to the Securities (the "Memorandum"), (b)] a copy of the Agreement and [(b)][(c)] such other information concerning the Securities, the Trust and the Seller as has been requested by the Transferee and is relevant to the Transferee's decision to purchase the Securities. The Transferee has had any questions arising from such review answered by the Seller or the Initial Seller to the satisfaction of the Transferee. If the Transferee did not acquire the Securities from the Transferor in connection with the initial distribution of the Securities and was provided with a copy of the Memorandum related to the original sale (the "Original Sale") of the Securities by the Seller, the Transferee acknowledges that such Memorandum was provided to it by the Transferor, that the Memorandum was prepared by the Seller solely for use in connection with the Original Sale and neither the Seller nor any of its affiliates participated in or facilitated in any way the acquisition of the Securities by the Transferee from the Transferor, and the Transferee agrees that it will look solely to the Transferor and not to the Seller or any of its affiliates with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (i) any error or omission, or alleged error or omission, contained in the Memorandum or (ii) any information, development or event arising after the date of the Memorandum.

                  3. The Transferee is an "accredited investor" of the type specified in Rule 3a-7(a)(2)(i) under the 1940 Act, and has such expertise, knowledge and sophistication in financial and business matters generally, and in financial and business matters related to securities similar to the Securities in particular, as to be capable of evaluating the merits and risks of an investment in the Securities. The Transferee (or any account referred to above) is able to bear the economic risks of such an investment.

                  4. The Transferee will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Securities by the Transferee.

                  5. The Transferee understands that (a) the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), (b) the Seller is not required to so register the Securities, (c) the Securities may be resold only if registered pursuant to the provisions of the 1933 Act, or if an exemption from such registration is available, (d) the Securities may not be resold if such transfer would result in the registration of the Trust as an "investment company" under the 1940 Act, (e) the Agreement contains restrictions regarding the transfer of the Securities, (f) the Securities will bear a legend to the foregoing effect and (g) a stop order may be placed in the Security Register relating to the Securities against the transfer of any Security subject to compliance with the 1933 Act, the rules and regulations thereunder and state securities laws.



                                     G-1-2

                  [6. *The Transferee is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting, directly or indirectly, on behalf of any such plan, and understands that registration of transfer of any Security to any such employee benefit plan, or to any person acting on behalf of such plan, will not be made unless such employee benefit plan delivers a certification of facts and an opinion of its counsel, addressed and satisfactory to the Trustee and the Seller to the effect that such transfer will not (a) cause the assets of the Trust Fund to be treated as "plan assets" within the meaning of Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101, (b) give rise to any fiduciary duty under ERISA on the part of the Seller, the Trustee or the Master Servicer, or (c) be treated as, or result in, a prohibited transaction under Sections 406 or 407 of ERISA or Section 4975 of the Code.]

                  7. The Transferee will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Security, any interest in any Security or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Security, any interest in any Security or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Security, any interest in any Security or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Security under the 1933 Act, that would render the disposition of any Security a violation of Section 5 of the 1933 Act or any state securities law, that would result in the registration of the Trust as an "investment company" under the 1940 Act, or that would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Securities, except in compliance with the provisions of the Agreement. Without limiting the generality of the foregoing sentence, if the Transferee sells any of the Securities, the Transferee will comply with any


    ___________________________
    * In the case of a transfer of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class RP and Class R Securities to an insurance company, the above paragraph 6 shall be deleted and a certification in the form of Exhibit G-5 shall be executed.


                                     G-1-3
         applicable requirements set forth in Section 5.02 of the Agreement, and if the Transferee sells any of the Securities, the Transferee will obtain from any purchaser any representations required pursuant to
         Section 5.02 of the Agreement.

                                        Very truly yours,

                                        _______________________________
                                              (Transferee)

                                        By:____________________________

                                        Name:__________________________

                                        Title:_________________________




                                     G-1-4

                                  EXHIBIT G-2

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                     [DATE]



Financial Asset Securitization, Inc.
901 East Byrd Street
Richmond, Virginia 23219

The First National Bank of Chicago
One First National Plaza
Mail Station 0129
Chicago, Illinois  60670-0129


                      Financial Asset Securitization, Inc.
             Mortgage Participation Securities, Series 1997-NAMC 2

Dear Sirs:

                  In connection with the sale by _____________(the "Transferor") to______________ (the "Purchaser") of $______________ Initial Security Principal Balance of Mortgage Participation Securities, Series 1997-NAMC 2, Class_________ (the "Securities"), issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1997, among Financial Asset Securitization, Inc., as Seller, North American Mortgage Company, as Loan Seller and Master Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee"). The Transferor hereby certifies, represents and warrants to, and covenants with, the Seller and the Trustee that:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Security, any interest in any Security or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Security, any interest in any Security or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Security, any interest in any Security or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Securities under the Securities Act of 1933 (the "Act"), that would render the disposition of any Security a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any


                                     G-2-1

Security. The Transferor has not and will not sell or otherwise transfer any of the Securities, except in compliance with the provisions of the Agreement.

                                Very truly yours,

                                ____________________________
                                (Transferor)



                                By:_________________________

                                Name:_______________________

                                Title:______________________




                                     G-2-2

                                  EXHIBIT G-3

                   FORM OF TRANSFEREE AFFIDAVIT AND AGREEMENT

                                     [DATE]



STATE OF                  )
                          )   ss.:
COUNTY OF                 )


        ___________________, being first duly sworn, deposes, represents and warrants:

         1. That he is [Title of Officer] of [Name of Owner] a [savings institution] [corporation] duly organized and existing under the laws of [the State of ___________] [the United States], (the "Owner"), record or beneficial owner of Financial Asset Securitization, Inc. Mortgage Participation Securities, Series 1997-NAMC 2, [Class R/Class RP] (the "[Class R/Class RP] Securities"), on behalf of which he makes this affidavit and agreement. The [Class R/Class RP] Securities were issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1997, among Financial Asset Securitization, Inc., as Seller, North American Mortgage Company, as Loan Seller and as Master Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee").

         2. That the Owner (i) is and will be a "Permitted Transferee" as of _______________, 199__ and (ii) is acquiring the [Class R/Class RP] Securities for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986 (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated based upon an Opinion of Counsel that the holding of an Ownership Interest in a [Class R/Class RP] Security by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Securities, other than such Person, to incur a


                                     G-3-1
liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a [Class R/Class RP] Security to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         3. That the Owner is aware (i) of the tax that would be imposed on the Trust if a [Class R/Class RP] Security is transferred to a disqualified organization under Section 860E(e) of the Code and that any Owner that is a disqualified organization will be obligated to reimburse the Trust for any such tax; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false and; (iv) that the [Class R/Class RP] Securities may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E- 1(c)(2) and that the transferor of an ownership interest in a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

         4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the [Class R/Class RP] Securities if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

         5. That the Owner is aware that the Trustee will not register the transfer of any [Class R/Class RP] Securities unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

         6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the [Class R/Class RP] Securities will only be owned, directly or indirectly, by Owners that are Permitted Transferees.

         7. That the Owner's taxpayer identification number is __________.

         8. That the Owner has reviewed the restrictions set forth on the face of the [Class R/Class RP] Securities and the provisions of Section 5.02 of the Agreement under which the [Class R/Class RP] Securities were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and


                                     G-3-2
negotiate a mandatory sale by the Trustee in the event that the Owner holds such [Class R/Class RP] Securities in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

         9. That the Owner is not acquiring and will not transfer the [Class R/Class RP] Securities in order to impede the assessment or collection of any tax.

         10. That the Owner anticipates that it will, so long as it holds the [Class R/Class RP] Securities, have sufficient assets to pay any taxes owed by the holder of such [Class R/Class RP] Securities.

         11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the [Class R/Class RP] Securities.

         12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the [Class R/Class RP] Securities remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the [Class R/Class RP] Securities that the Owner intends to pay taxes associated with holding the [Class R/Class RP] Securities as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the [Class R/Class RP] Securities.

         13. That the Owner is not acquiring the [Class R/Class RP] Securities with the intent to transfer the [Class R/Class RP] Securities to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such [Class R/Class RP] Securities, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the [Class R/Class RP] Securities remain outstanding.

         14. That Owner will, in connection with any transfer that it makes of the [Class R/Class RP] Securities, obtain from its transferee the representations required by Section 5.02(d) of the Agreement under which the [Class R/Class RP] Securities were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

         15. That Owner will, in connection with any transfer that it makes of the [Class R/Class RP] Securities, represent and warrant that it is not transferring the [Class R/Class RP] Securities to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the [Class R/Class RP] Securities; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the [Class R/Class RP] Securities remain outstanding; and (iii) is not a "Permitted Transferee."

         16. That the Owner is a United States Person.


                                     G-3-3

         IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [TITLE OF OFFICER], attested by its [Assistant Secretary], this ___ day of _______, 199__.


                                           [NAME OF OWNER]



                                    By:_____________________________
                                       Name:  [NAME OF OFFICER]
                                       Title: [TITLE OF OFFICER]



ATTEST:



_______________________
[Assistant] Secretary


             Personally appeared before me the above-named [NAME OF OFFICER], known or proved to me to be the same person who executed the foregoing instrument and to be a [TITLE OF OFFICER] of the Owner, and acknowledged to me that he or she executed the same as his or her free act and deed and the free act and deed of the Owner.

             Subscribed and sworn before me this _____ day of _______, 1997.


                                    ___________________________
                                    NOTARY PUBLIC

                                    COUNTY OF__________________
                                    STATE OF___________________
                                    My Commission expires the______day of
                                    ____________________, 19___.




                                     G-3-4

                                  EXHIBIT G-4

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]


Financial Asset Securitization, Inc.
901 East Byrd Street
Richmond, Virginia 23219

The First National Bank of Chicago
One First National Plaza
Mail Station 0129
Chicago, Illinois  60670-0129


                      Financial Asset Securitization, Inc.
             Mortgage Participation Securities, Series 1997-NAMC 2

Dear Sirs:

             This letter is delivered to you in connection with the sale by ___________________________ (the "Transferor") to _____________________________
(the "Purchaser") of a ___% Percentage Interest in the Mortgage Participation Securities, Series 1997-NAMC 2, [Class R/Class RP] (the "Securities"), issued pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1997, among Financial Asset Securitization, Inc., as Seller, North American Mortgage Company, as Loan Seller and Master Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Seller and the Trustee that:

             1. No purpose of the Transferor relating to the sale of the Securities by the Transferor to the Purchaser is or will be to impede the assessment or collection of any tax.

             2. The Transferor understands that the Purchaser has delivered to the Trustee and the Master Servicer a transferee affidavit and agreement in the form attached to the Agreement as Exhibit G-3. The Transferor does not know or believe that any representation contained therein is false.

             3. The Transferor has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section


                                     G-4-1

1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Purchaser has historically paid its debts as they have become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Securities may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

             4. The Transferor has no actual knowledge that the proposed Transferee is a Disqualified Organization, an agent of a Disqualified Organization or a Non-United States Person.

                                 Very truly yours,

                                 _________________________
                                 (Transferor)

                                 By:______________________
                                 Name:____________________
                                 Title:___________________




                                     G-4-2

                                  EXHIBIT G-5

                   FORM OF INVESTOR REPRESENTATION LETTER FOR
              INSURANCE COMPANIES/BANK COLLECTIVE INVESTMENT FUNDS

                                     [DATE]



Financial Asset Securitization, Inc.
901 East Byrd Street
Richmond, Virginia 23219

The First National Bank of Chicago
One First National Plaza
Mail Station 0129
Chicago, Illinois 60670-0129


                      Financial Asset Securitization, Inc.
             Mortgage Participation Securities, Series 1997-NAMC 2


Ladies and Gentlemen:

             __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial
Security Principal Balance of Financial Asset Securitization, Inc. Mortgage Participation Securities, Series 1997-NAMC 2, Class ___ (the "Securities"), issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1997, among Financial Asset Securitization, Inc., as Seller, North American Mortgage Company, as Loan Seller and as Master Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Trust Agreement.

             The Transferee hereby certifies, represents and warrants to, and covenants with, the Seller and the Trustee that:

                  1. The Transferee will be neither an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting, directly or indirectly, on behalf of any such plan, and the Transferee will understand that registration of transfer of any Security to any such employee benefit plan, or to any person acting on behalf of such plan, will not be made unless


                                     G-5-1
             such employee benefit plan delivers a certification of facts and an opinion of its counsel, addressed and satisfactory to the Trustee and the Seller to the effect that such transfer will not (a) cause the assets of the Trust Fund to be treated as "plan assets" within the meaning of Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101, (b) give rise to any fiduciary duty under ERISA on the part of the Seller, the Trustee or the Master Servicer, or (c) be treated as, or result in, a prohibited transaction under Sections 406 or 407 of ERISA or Section 4975 of the Code.

                  2. Either (a) the Transferee is an insurance company and (i)
             (A) the source of funds used to purchase the Securities, is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption 95-60 ("PTCE 95- 60") issued by the United States Department of Labor (the "DOL"), (B) there is no employee benefit plan or other retirement arrangement including individual retirement accounts and Keogh plans that is subject to
             Section 406 of ERISA or Section 4975 of the Code (any of the foregoing, a "Plan") with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other plans maintained by the same employer (or "affiliate" thereof, as defined in PTCE 95-60), or by the same employee organization, exceed 10% of the total reserves and liabilities of such general account (as determined under PTCE 95- 60) as of the date of acquisition of the Securities, and (C) the purchase of the Securities is not part of an agreement, arrangement, or understanding designed to benefit a party in interest, or (ii) the source of funds used to purchase the Securities is an "insurance company pooled separate account" (as such term is defined in Prohibited Transaction Class Exemption 90-1 issued by the DOL ("PTCE 90-1")) and that there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 90-1), or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such pooled separate account (as determined under PTCE 90-1) as of the date of acquisition of the Securities or (b) the Transferee is a bank collective investment fund and the source of funds used to purchase the Securities is a "collective investment fund" (as defined in Prohibited Transaction Class Exemption 91-38 issued by the DOL ("PTCE 91-38")) and that there is no Plan, the interests of which together with the interests of any other Plans maintained by the same employer or employee organization in the collective investment fund does not


                                     G-5-2
             exceed 10% of the total of all assets in the collective investment fund (as determined under PTCE 91-38) as of the date of acquisition of the Securities.

                                          Very truly yours,

                                          _________________________
                                          (Transferee)

                                          By:______________________
                                          Name:
                                          Title:







                                     G-5-3

                                   EXHIBIT H

                  FORM OF RULE 144A INVESTMENT REPRESENTATION


            Description of Rule 144A Securities, including numbers:

                      FINANCIAL ASSET SECURITIZATION, INC.
             MORTGAGE PARTICIPATION SECURITIES, SERIES 1997-NAMC 2



             The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

             1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

             2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Seller pursuant to Section 4.02 of the Trust Agreement as follows:

                  a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                  b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                  c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor and the Trustee.

                  d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                  e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
     2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers and understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

             [3].    The Buyer is not an employee benefit plan subject to the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting, directly or indirectly, on behalf of any such plan, and understands that registration of transfer of any Security to any such employee benefit plan, or to any person acting on behalf of such plan, will not be made unless such employee benefit plan delivers a certification of facts and an opinion of its counsel, addressed and satisfactory to the Trustee and the Seller to the effect that such transfer will not (a) cause the assets of the Trust Fund to be treated as "plan assets" within the meaning of Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101, (b) give rise to any fiduciary duty under ERISA on the part of the Seller, the Trustee or the Master Servicer, or (c) be treated as, or result in, a prohibited transaction under Sections 406 or 407 of ERISA or
Section 4975 of the Code.

           [3/4].    This document may be executed in one or more counterparts
and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

             IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


___________________________                 ________________________
 Print Name of Transferor                      Print Name of Buyer

By:________________________                 By:_____________________
   Name:                                       Name:
   Title:                                      Title:

Taxpayer Identification:                    Taxpayer Identification:

No.________________________                 No._____________________

Date:______________________                 Date:___________________

                                                 ANNEX 1 TO EXHIBIT H



            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Buyers Other Than Registered Investment Companies]


         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

         17. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         18. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________2 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution,


_________________________
  2 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                            ANNEX 1 TO EXHIBIT H - 1
                  which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

         ___      Broker-dealer.  The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of
                  1934.

         ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

         ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
                  Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

         ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

         19. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv)


                            ANNEX 1 TO EXHIBIT H - 2
loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         20. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

         21. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         22. Will the Buyer be purchasing the Rule 144A Securities only for the Buyer's own account?

                                Yes____ No____.

         If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         23. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein during the period between the date of this certification and the date the Buyer purchases the Rule 144A Securities. Unless such notice is given, the Buyer's purchase of the Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.



                            ANNEX 1 TO EXHIBIT H - 3

                                  _____________________________
                                  Print Name of Buyer


                                  By:__________________________
                                  Name:
                                  Title:

                                  Date:_______________________



                            ANNEX 1 TO EXHIBIT H - 4

                                                   ANNEX 2 TO EXHIBIT H


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers That Are Registered Investment Companies]


         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

         ____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit,
(iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.


                            ANNEX 2 TO EXHIBIT H - 1

         5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein during the period between the date of this certification and the date the Buyer purchases the Rule 144A Securities. Unless such notice is given, the Buyer's purchase of the Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                       __________________________
                                       Print Name of Buyer


                                       By:_______________________
                                       Name:
                                       Title:

                                       IF AN ADVISER:

                                       __________________________
                                       Print Name of Buyer


                                       Date:_____________________



                            ANNEX 2 TO EXHIBIT H - 2

                            ANNEX 2 TO EXHIBIT H - 1

                                   EXHIBIT I

                             MORTGAGE LOAN SCHEDULE

                             INTENTIONALLY OMITTED

                                   EXHIBIT J

                         SCHEDULE OF DISCOUNT FRACTIONS

                             INTENTIONALLY OMITTED

                                   EXHIBIT K

                     LOAN DATA REQUIREMENTS - MONTHLY DATA

               Financial Asset Securitization, Inc., 1997-NAMC 2

Field               Description
________            ______________________

DEALID              Deal Name (Character)

GROUP               Group Number (1 or 2) (Numeric)

LOAN                Loan Number (Numeric)

BEG_SCHED           Stated Principal Balance as of the Beginning of the Due Period (Numeric)

END_SCHED           Stated Principal Balance as of the End of the Due Period (Numeric)

PMT                 Monthly Payment for the related Due Period (Numeric)

SCHED_I             Interest portion of the Monthly Payment for the related Due Period (Numeric)

SCHED_P             Principal portion of the Monthly Payment for the related Due Period (Numeric)

ADVANC_I            Interest portion of the Advance for the related Due Period determined as of the
                    Determination Date (Numeric)

ADVANC_P            Principal portion of the Advance for the related Due Period determined as of the
                    Determination Date (Numeric)

RATE                Interest Rate used to calculate the Accrued Interest payable in the related Due Period
                    (Numeric)

PREPAY              Prepayments received during the related Prepayment Period (Numeric)

CURTAIL             Curtailments received during the related Prepayment Period (Numeric)

PREP_DAT            Prepayment/Curtailment Date during the related Prepayment Period (19910528)
                    (Character)

PPIS                Prepayment Interest Shortfall (Excess as negative number) (Numeric)

NEXT PAYMENT        Next Payment Due Date as of the Determination Date (19910528) (Character)
DUE DATE

DEL                 Delinquency Code (for following status:  31-60 days, 61-90 days, 91+ days) as of the related Determination Date (Numeric)

STATUS              Status Code (for following status:  foreclosure, bankruptcy, REO) as of the related
                    Determination Date (Numeric)

BOOK                Book Value of REO as of the end of the related Prepayment Period (Numeric)


                                                           EXHIBIT L

                     [FORM OF SPECIAL SERVICING AGREEMENT]

                SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

         This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of __________________, between North American Mortgage Company (the "Company") and ___________ (the "Purchaser").

                             PRELIMINARY STATEMENT

         _____________ is the holder of the entire interest in the Financial Asset Securitization, Inc., Mortgage Participation Securities, Series 1997-NAMC 2, Class _____ (the "Class B Securities"). The Class B Securities were issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 1997 among Financial Asset Securitization Inc., as Seller ("FASI"), the Company, as Master Servicer and The First National Bank of Chicago, as Trustee.

         _______________ intends to resell all of the Class B Securities directly to the Purchaser on or promptly after the date hereof.

         In connection with such sale, the parties hereto have agreed that the Company will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

         In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01.  Defined Terms

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

         Collateral Fund:  The Fund established and maintained pursuant to
Section 3.01 hereof.

         Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment the highest short-term ratings by Standard and Poor's ("S&P") or Duff & Phelps Credit Rating Co. ("DCR"), and together with S&P, (the "Rating Agencies") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by the Rating Agencies, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a short term rating of at least A-1 or equivalent by the Rating Agencies or (z) the depository institution or trust company is one that is acceptable to any of the Rating Agencies and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and
(B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

         Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service or process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

         Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

         Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

         Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

         Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

         Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

         Section 1.02.  Definitions Incorporated by Reference

         All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

         Section 2.01.  Reports and Notices

                  (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                                (i) Within  five  Business  Days after each
         Distribution Date (or included in or with the monthly statements to Securityholders pursuant to the Pooling and Servicing Agreement), the [Company][Trustee], shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                                (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

                  (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i)
(D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

                  (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company for any out of pocket expenses.

      Section 2.02.  Purchaser's Election to Delay Foreclosure Proceedings

                  (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), it may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or
(ii) if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case, the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

                  (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business day to respond to any requested additional information. Any such additional information shall (i) be provided only to the extent it is not confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

                  (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

                  (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

                  (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

                  (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Master Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Master Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchaser the Mortgage Loan from the Trust at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such purchase price, and (y) to the extent of any deficiency, by wire transfer if immediately available funds from the Purchaser to the Company for deposit in the related Asset Proceeds Account; or (ii) the Master Servicer may proceed with the Commencement of Foreclosure.

                  (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Master Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

    Section 2.03.  Purchaser's Election to Commence Foreclosure Proceedings

                  (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be

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evidenced by written notice received by the Company by 5:00 p.m., [New York
City] time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

                  (b) Within two Business Days of making any Election to Foreclosure, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business days of the Election to Foreclose subject to Section 3.01.

                  (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Master Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to proceed with the Commencement of Foreclosure if
(i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company or the Loan Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the Master Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the Master Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such information shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

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

                  (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Master Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) of such Mortgage Loan shall be released to the Purchaser.

         Section 2.04.  Termination

                  (a) With respect to all Mortgage Loans included in the Trust, the Purchaser's right to make any Election of Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Security Principal Balance of the Class B Securities has been reduced to zero, (ii) if the greater of (x) [43]% (or such lower or higher percentage that represents the Master Servicer's actual historical loss experience with respect to the Mortgage Loan in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Securities, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Securities (whether or not such transferee is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust or
(iv) any breach of the terms of this Agreement by the Purchaser.

                  (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a

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



particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                  ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

         Section 3.01.  Collateral Fund

         Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with the Trustee as a segregated account on its books and records an account (the "Collateral Fund"), entitled "North American Mortgage Company, as Master Servicer, for the benefit of registered holders of Financial Asset Securitization, Inc., Mortgage Participation Securities, Series 1997-NAMC 2." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority interest granted hereunder for the benefit of the Securityholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

         Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

         Section 3.02.  Collateral Fund Permitted Investments

         The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

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

         All income and gain realized from any investments as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

         Section 3.03.  Grant of Security Interest

         The Purchaser hereby grants to the Company for the benefit of the Securityholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

         The Purchaser acknowledges the lien on the security interest in the Collateral for the benefit of the Securityholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

         Section 3.04.  Collateral Shortfalls

         In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all

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



Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         Section 4.01.  Amendment

         This Agreement may be amended from time and time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

         Section 4.02.  Counterparts

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 4.03.  Governing Law

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 4.04.  Notices

         All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           North American Mortgage Company
                           3883 Airway Drive
                           Santa Rosa, CA 95403
                           Attention:
                           Phone:
                           Fax:

                  (b)      in the case of the Purchaser,
                           _____________________________
                           _____________________________
                           _____________________________
                           _____________________________

                           Attention:  _______________________

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

         Section 4.05.  Severability of Provisions

         If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 4.06.  Successors and Assigns

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Securityholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

         Section 4.07.  Article and Section Headings

         The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 4.08.  Confidentiality

         The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

         Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

         Section 4.09.  Indemnification

         The Purchaser agrees to indemnify and hold harmless the Company, FASI and each person who controls the Company or FASI, and each of their respective officers, directors, affiliates and agents acting at the Company's or FASI's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company or FASI, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's or FASI's obligations under the Pooling and Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Securities. The Purchaser

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


hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

         IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.



                                   North American Mortgage Company


                                   By:________________________________
                                   Name:_____________________________
                                   Title:______________________________


                                   ----------------------------------

                                   By:________________________________
                                   Name:_____________________________
                                   Title:______________________________


                                      M-14